UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Eaton Corporation plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2023 Annual General Meeting of Shareholders

# Proxy Statement & Notice of Meeting

EATON

Powering Business Worldwide

OUR VISION	To improve the quality of life and the environment through the use of power management technologies and services.

LEADERSHIP ATTRIBUTES

Our culture and what we value are represented in the attributes of all Eaton employees.

■   Ethical: We are ethical. We play by the rules and act with integrity.

■   Passionate: We are passionate. We care deeply about what we do. We set high expectations and we perform.

■   Accountable: We are accountable. We seek responsibility and take ownership. We do what we say.

■   Efficient: We are efficient. We value speed and simplicity.

■   Transparent: We are transparent. We say what we think. We make it okay to disagree.

■   Learner: We learn. We are curious, adaptable and willing to teach what we know.

Notice of Eaton Corporation plc’s Annual General Meeting

MEETING AGENDA:

1.

Electing the 10 director nominees named in the Proxy Statement;

2.

Approving the appointment of Ernst & Young as independent auditor for 2023 and authorizing the Audit Committee of the Board of Directors to set its remuneration;

3.

Approving, on an advisory basis, the Company’s executive compensation;

4.

Approving, on an advisory basis, whether a shareholder vote to approve the compensation of our named executive officers occurs every 1, 2 or 3 years;

5.

Approving a proposal to grant the Board authority to issue shares under Irish law;

6.

Approving a proposal to grant the Board authority to opt-out of pre-emption rights under Irish law;

7.

Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Company shares;

8.

Transacting any other business that may properly come before the meeting.

Proposals 1, 2, 3, 4, 5, and 7 are ordinary resolutions requiring a simple majority of the votes cast at the meeting or by proxy. Proposal 6 is a special resolution requiring the affirmative vote of at least 75% of the votes cast at the meeting or by proxy. Each proposal is more fully described in the accompanying proxy statement.

Also during the meeting, management will present Eaton’s Irish Statutory Accounts for the fiscal year ended December 31, 2022 along with the related directors’ and auditor’s reports.

If you hold your shares through a broker, bank or other nominee in “street name” (instead of as a registered holder) and you wish to vote during the Annual General Meeting, you will need a legal proxy from your broker, bank or other nominee that you must follow for your shares to be voted.

By order of the Board of Directors,

Nigel Crawford
Vice President and Secretary

March 17, 2023

Date: Time: Location:	April 26, 2023 9:00 a.m. local time Eaton House 30 Pembroke Road Dublin 4, Ireland
Record date: February 27, 2023

Online proxy delivery and voting: As permitted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement, the Company’s annual report to shareholders and our Irish Statutory Accounts available to our shareholders electronically via the Internet. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our Annual General Meeting and reduces costs significantly. The Notice Regarding Internet Availability of Proxy Materials (the “Notice”) contains instructions on how you can access the proxy materials and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. The Notice has been mailed to shareholders commencing on March 17, 2023.

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE.

If possible, please vote your shares using the Internet instructions found in the Notice. Alternatively, you may request a printed copy of the proxy materials and mark, sign, date and mail your proxy form in the postage-paid envelope that will be provided. Voting by any of these methods will not limit your right to vote in person at the Annual General Meeting. Under New York Stock Exchange rules, if you hold your shares in “street name” through a brokerage account, your broker will NOT be able to vote your shares on non-routine matters being considered at the Annual General Meeting unless you have given instructions to your broker prior to the meeting on how to vote your shares. Proposals 1, 3 and 4 are not considered routine matters under New York Stock Exchange rules. This means that you must give specific voting instructions to your broker on how to vote your shares so that your vote can be counted.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on April 26, 2023: This proxy statement, the Company’s 2022 Annual Report to Shareholders and our Irish Statutory Accounts for the year ended December 31, 2022 are available at www.proxyvote.com.

Table of Contents

Proxy Summary	1
Proposal 1: Election of Directors	6
Our Nominees	6
How Nominees Are Chosen	12
Director Independence	13
Board Committees	15
Board Meetings and Attendance at Annual General Meeting	17
Board Governance Guidelines	18
Executive Sessions of the Non-Employee Directors	18
Leadership Structure	18
Shareholder Engagement	19
Oversight of Risk Management	19
Oversight of ESG	20
Commitment to Sustainability and ESG	21
Code of Ethics	22
Communicating with the Board	22
Proposal 2: Appointment of Independent Auditor and Authorization of Audit Committee to Set Auditor Remuneration	24
Audit Committee Report	24
Proposal 3: Advisory Approval of the Company’s Executive Compensation	26
Compensation Discussion and Analysis	28
Executive Summary	28
2022 CEO Realized Pay and Our Performance	31
Role of the Compensation and Organization Committee	32
How We Establish and Validate Pay	33
Components of Compensation	36
Health and Welfare, Retirement and Other Benefit Plans	43
Executive Compensation Policies and Guidelines	45
Relationship between Compensation Plans and Risk	47
Compensation and Organization Committee Report	48
Compensation Tables	49
2022 CEO Pay Ratio	63
2022 Pay Versus Performance	64
Proposal 4: Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation	68
2022 Director Compensation	69
Proposal 5: Granting the Board Authority to Issue Shares	72
Proposal 6: Granting the Board Authority to Opt-Out of Pre-emption Rights	73
Proposal 7: Authorization of the Company and Any Subsidiary of the Company to Make Overseas Market Purchases of Company Shares	75
Other Business	77
Share Ownership Tables	77
Other Information	79
Equity Compensation Plans	79
Proxy Solicitation	80
How Proxies will be Voted	80
Voting at The Meeting	80
Admission to the Annual General Meeting	81
Future Shareholder Proposals and Director Nominations	81
Mailings to Shareholders in the Same Household	81

EATON 2023 Proxy Statement and Notice of Meeting

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Proxy Summary

This summary provides an overview of the items that you will find elsewhere in this proxy statement. We encourage you to read the entire proxy statement for more information about these topics before voting.

This proxy statement, Eaton’s annual report for the year ended December 31, 2022 and our Irish Statutory Accounts for the year ended December 31, 2022 will be made available or sent to shareholders commencing on or about March 17, 2023.

Throughout this proxy statement, all references to our Board of Directors or officers for periods prior to November 30, 2012, are references to the Board of Directors or officers of Eaton Corporation, our predecessor. Similarly, all references to the Company for such periods refer to Eaton Corporation.

MEETING AGENDA VOTING MATTERS

This year there are seven proposals on the agenda. Adoption of Proposals 1, 2, 3, 4, 5, and 7 requires the affirmative vote of a majority of the votes cast in person or by proxy. Adoption of Proposal 6 requires the affirmative vote of at least 75% of the votes cast in person or by proxy.

Proposals	Board Voting Recommendations	Page
Proposal 1 To elect the 10 director nominees named in this Proxy Statement	FOR each nominee	6
Proposal 2 To appoint Ernst & Young as independent auditor for the 2023 fiscal year and to authorize the Audit Committee to set the auditor fees	FOR	24
Proposal 3 To approve, on an advisory (non-binding) basis, our named executive officers’ compensation as described in this Proxy Statement	FOR	26
Proposal 4 To approve, on an advisory (non-binding) basis, the appropriate interval (whether 1, 2 or 3 years) for a shareholder vote to approve the compensation of named executive officers	Every Year	68
Proposal 5 To grant the Board authority to issue shares under Irish law	FOR	72
Proposal 6 To grant the Board authority to opt-out of pre-emption rights under Irish law	FOR	73
Proposal 7 To authorize the Company and any subsidiaries of the Company to make overseas market purchases of Company shares	FOR	75

EATON 2023 Proxy Statement and Notice of Meeting	1

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BOARD AND GOVERNANCE FACTS

Eaton’s Code of Ethics and Board of Directors Governance Guidelines help to ensure that we “do business right.” For more information about our governance programs and Board of Directors, see Proposal 1 beginning on page 6.

Board and Governance Information		Board and Governance Information
Number of new Directors added in the last three years	3	Mandatory retirement Age	Yes
Board Meetings Held in 2022 (average Director attendance 97.79%)	4	Proxy access rights for shareholders	Yes
Diverse Board committee chairs	Yes	Holders of 10% of the outstanding stock may call a special meeting of shareholders	Yes
Annual election of all Directors	Yes	Board orientation and Continuing Education Program	Yes
Majority voting for Directors	Yes	Board-level oversight of Environmental, Social & Governance (ESG) matters	Yes
Lead independent Director	Yes	Code of Ethics for Directors, officers and employees	Yes
Independent Directors meet without management present	Yes	Succession planning	Yes
Director stock ownership guidelines	Yes	Sustainability reporting: SASB, TCFD and GRI	Yes

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DIRECTOR NOMINEES

Each director nominee is elected annually by a majority of votes cast. For more information about our nominees, see pages 6 through 11 of this proxy statement.

				Board Committee Memberships
Name	Age(1)	Director Since	Independent	Audit	Compensation & Organization	Executive(2)	Finance	Governance	Innovation & Technology	Other Public Company Boards	Gender(3)	Race / Ethnicity(4)
Craig Arnold Chairman, Eaton Corporation plc and Chief Executive Officer, Eaton Corporation	62	2015								1	Male	Black / African American
Olivier Leonetti Executive Vice President and Chief Financial Officer, Johnson Controls International plc	58	2019								0	Male	White / Caucasian
Silvio Napoli Chief Executive Officer and Executive Chairman of the Board, Schindler Holding Ltd.	57	2019								1	Male	White / Caucasian
Gregory R. Page Retired Chairman and Chief Executive Officer, Cargill	71	2003								3	Male	White / Caucasian
Sandra Pianalto Retired President and Chief Executive Officer of the Federal Reserve Bank of Cleveland	68	2014								2	Female	White / Caucasian
Robert V. Pragada Chief Executive Officer, Jacobs Engineering Group	54	2021								1	Male	Indian / South Asian
Lori J. Ryerkerk Chairman, Chief Executive Officer and President, Celanese Corporation	60	2020								1	Female	White / Caucasian
Gerald B. Smith Chairman and Chief Executive Officer, Smith Graham & Co.	72	2012								1	Male	Black / African American
Dorothy C. Thompson Retired Chief Executive, Drax Group plc	62	2016								1	Female	White / Caucasian
Darryl L. Wilson Founder, Chairman and President of The Wilson Collective	59	2021								1	Male	Black / African American
(1)

Average age of Director nominees (as of Annual General Meeting) is 63.4.

(2)

Mr. Arnold was a member of the Executive Committee for all of 2022 and serves as Committee Chair. The Lead Director and the chairs of each Board Committee serve as members of the Executive Committee. It did not meet in 2022.

(3)

Director gender identification based on such Director’s self-identification from the following: Female, Male, Non-Binary

(4)

Director racial/ethnic identification based on such Director’s self-identification from the following: Asian, Black/ African American, Hispanic/ Latin American, Indian/ South Asian, Middle Eastern/ North African, Native American, Alaska Native, Native Hawaiian, or other Pacific Islander, or White/ Caucasian

							Member	Chair

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LINKING PAY WITH PERFORMANCE

Pay for Performance Culture

Our executive compensation programs reflect the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. The chart below shows the payouts as a percentage of target under our performance-based short- and long-term incentive programs and total return to shareholders over Mr. Arnold’s tenure as CEO, illustrating the strong correlation between pay and the performance we are delivering to our shareholders.

TOTAL SHAREHOLDER RETURN (TSR) AND PERFORMANCE-BASED INCENTIVE PLAN PAYOUTS

(1)

In 2015, we changed the length of our performance-based long-term award periods from four to three years. As a result, two long-term performance periods ended on December 31, 2017. Awards for each period were earned at 25% of target.

(2)

In 2016, we changed the long-term incentive plan performance criteria from Adjusted Earnings per Share growth and Cash Flow Return on Gross Capital (weighted equally) to relative Total Shareholder Return. The first TSR-based award period began on January 1, 2016 and ended on December 31, 2018. More information about our short- and long-term incentive programs can be found on page 37.

(3)

In 2021, we replaced the Cash Flow Return on Gross Capital metric that had been used in our short-term incentive plan since 1993 with an Adjusted Operating Cash Flow metric. This metric and an Adjusted Earnings per Share metric serve as the financial performance measures in our short-term incentive plan.

EATON 2023 Proxy Statement and Notice of Meeting	4

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EXECUTIVE COMPENSATION

We design our executive compensation plans and programs to help us attract, motivate, reward, and retain highly qualified executives who are capable of creating and sustaining value for our shareholders over the long term. We endorse compensation actions that fairly reflect company performance as well as the responsibilities and personal performance of individual executives.

Executive Compensation Program Highlights

Our executive compensation programs are intended to align the interests of our executives with those of our stakeholders and are structured to reflect best practices. Some features of our programs are included in the following chart.

2022 EXECUTIVE COMPENSATION PRACTICES

What We Do:	What We Don’t Do:

Focus on long-term compensation to deliver rewards based on sustained performance over time

Stock ownership requirements for executives (6X base salary for CEO)

Caps in our short- and long-term incentive plans prevent unintended windfalls

Compensation recovery policy (clawbacks)

Use different metrics in short- and long-term incentive plans which focus on absolute and relative performance

No employment contracts with any salaried U.S. employees, including named executive officers

No hedging or pledging of our shares

No dividend or dividend equivalent payments on unearned performance-based grants

No repricing of stock options and no discounted stock options

No tax gross-ups

Say On Pay 2022 Advisory Vote

The Board of Directors is committed to understanding the views of our shareholders by providing an opportunity to endorse our executive compensation through an advisory, non-binding vote. In 2022, our shareholders approved our executives’ compensation by a vote of 93%.

The Committee will continue to review our compensation programs each year in light of the annual “say-on-pay” voting results and feedback we receive from our shareholders.

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Proposal 1:

Election of Directors

Our Board of Directors is currently comprised of 11 members. Each nominee is being nominated for election for a one-year term ending at the 2024 Annual General Meeting. All nominees are currently Eaton directors who were elected by shareholders at the 2022 Annual General Meeting. Deborah L. McCoy has decided to retire from the Board immediately prior to the 2023 Annual General Meeting and will not stand for re-election.

If any of the nominees become unable or decline to serve, the individuals acting as proxies will have the authority to vote for any substitutes who may be nominated in accordance with our Articles of Association. However, we have no reason to believe that this will occur.

OUR NOMINEES

Craig Arnold			Director since 2015 Age 62
Chairman, Eaton Corporation plc and Chief Executive Officer, Eaton Corporation

Craig Arnold is Chairman of the Company and Chief Executive Officer of Eaton Corporation. Mr. Arnold joined Eaton in 2000 as senior vice president and group executive of the Fluid Power Group. He was Vice Chairman and Chief Operating Officer of the Industrial Sector until August 2015 and President and Chief Operating Officer until June 2016. Mr. Arnold currently serves on the boards of Medtronic plc, The Business Roundtable and University Hospitals Health System. He serves as a director of The Greater Cleveland Partnership and United Way of Greater Cleveland. Mr. Arnold is also a member of The Business Council and the advisory board of The Salvation Army of Greater Cleveland.

Director Qualifications: Mr. Arnold’s years of senior management and executive leadership experience at Eaton provide important insight into the Company to the benefit of the Board of Directors. Mr. Arnold has gained detailed knowledge of Eaton’s businesses, customers, end markets, sales and marketing, technology innovation and new product development, supply chains, manufacturing operations, talent development, policies and internal functions through his service in a wide range of management roles within the Industrial Sector, and as President and Chief Operating Officer of the Company. Further, he possesses significant corporate governance knowledge developed by current and past service on the boards of other publicly traded companies, most notably for Medtronic plc, a publicly traded company domiciled in Ireland.

Director Skills and Experience per Company’s Director Skills Matrix:
• Operations and Manufacturing • Innovation and Technology • Cybersecurity	• Risk Management • Human Capital Management • Financial	• Mergers and Acquisition • Global • Regulatory and Government

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Olivier Leonetti			Director since 2019 Age 58
Executive Vice President and Chief Financial Officer, Johnson Controls International plc

Olivier Leonetti is Executive Vice President and Chief Financial Officer of Johnson Controls International plc, a global leader in building technology and connected solutions for fire, HVAC and security equipment for buildings. Prior to joining Johnson Controls in 2020, he served as chief financial officer of Zebra Technologies Corporation, a global provider of enterprise solutions software, services and products from November 2016 through August 2020 and as chief financial officer of Western Digital Corporation, an industry leading provider of storage technologies and solutions, from 2014 to 2016. Mr. Leonetti served as Vice President, Finance – Global Commercial Organization at Amgen, Inc. from 2011 to 2014. From 1997 to 2011, he served in various senior finance positions with increasing responsibility at Dell Inc., including as Vice President, Finance. He is a board member of Junior Achievement of Chicago.

Director Skills and Qualifications: Mr. Leonetti has comprehensive knowledge of financial accounting standards and extensive experience in accounting, tax, treasury, financial planning and investor relations. He has significant experience of importance to the Company, including management of global businesses in various industries, oversight of large corporate transactions, experience with capital markets, global corporate strategy, management of business services and IT functions, and leadership of operational excellence initiatives. Mr. Leonetti’s experience with technological products and information technology is of particular importance to Eaton as our products evolve to meet customer needs.

Director Skills and Experience per Company’s Director Skills Matrix:
• Operations and Manufacturing • Innovation and Technology • Cybersecurity	• Risk Management • Human Capital Management • Financial	• Mergers and Acquisition • Global • Regulatory and Government

Silvio Napoli			Director since 2019 Age 57
Chief Executive Officer and Executive Chairman, Schindler Holding Ltd.

Silvio Napoli is Chief Executive Officer and Executive Chairman of the Board of Directors of Schindler Holding Ltd., one of the world’s leading providers of elevators, escalators and related services. He joined the Schindler Group in 1994. During his time with the company, he served in a number of leadership roles including director of corporate development, president and chief executive officer of Schindler India, president of Asia-Pacific, and as the company’s chief executive officer. He previously worked for The Dow Chemical Company in Europe.

Director Skills and Qualifications: As the Chief Executive Officer and executive chairman of a large global industrial company, Mr. Napoli has extensive executive leadership experience and is very knowledgeable in the management of industrial products and services. In particular, he has considerable experience in the areas of talent development, financial management, manufacturing and product innovation, and risk management. Mr. Napoli also brings a dynamic international business perspective and global corporate strategy experience to the Board, which are of particular benefit in his role as Chair of the Innovation and Technology Committee.

Director Skills and Experience per Company’s Director Skills Matrix:
• Operations and Manufacturing • Innovation and Technology • Cybersecurity	• Risk Management • Human Capital Management • Financial	• Mergers and Acquisition • Global • Regulatory and Government

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Gregory R. Page			Lead Director Director since 2003 Age 71
Retired Chairman and Chief Executive Officer, Cargill

Gregory R. Page is the retired Chairman and Chief Executive Officer of Cargill, an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. He was named Corporate Vice President & Sector President, Financial Markets and Red Meat Group of Cargill in 1998, Corporate Executive Vice President, Financial Markets and Red Meat Group in 1999, and President and Chief Operating Officer in 2000. He became Chairman and Chief Executive Officer in 2007 and was named Executive Chairman in 2013. Mr. Page served as Executive Director from 2015 to 2016, after which he retired from the Cargill Board. He is a director of 3M and Deere & Company and is non-executive chairman and a director of Corteva, Inc. Mr. Page is past Chairman and current board member of Big Brothers Big Sisters of America, past President and a board member of the Northern Star Council of the Boy Scouts of America, and a board member of Alight (fka the American Refugee Committee).

Director Skills and Qualifications: As the retired Chairman and former Chief Executive Officer of one of the largest global corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets, and a thorough familiarity with the key operating processes of a major corporation, including financial systems and processes, global market dynamics, succession management, and sustainable practices. Mr. Page’s experience and expertise enable him to provide valuable insight on financial, operational and strategic matters. His senior leadership experience is of particular benefit to Eaton in his role as Lead Director.

Director Skills and Experience per Company’s Director Skills Matrix:
• Operations and Manufacturing • Innovation and Technology	• Risk Management • Human Capital Management • Financial	• Mergers and Acquisition • Global • Regulatory and Government

Sandra Pianalto			Director since 2014 Age 68
Retired President and Chief Executive Officer of the Federal Reserve Bank of Cleveland

Sandra Pianalto served as President and Chief Executive Officer of the Federal Reserve Bank of Cleveland from February 2003 until her retirement in June 2014. She joined the Bank in 1983 as an economist in the research department and was appointed Assistant Vice President of public affairs in 1984, Vice President and Secretary to the board of directors in 1988, and Vice President and Chief Operating Officer in 1993. Before joining the Bank, Ms. Pianalto was an economist at the Federal Reserve Board of Governors and served on the staff of the Budget Committee of the U.S. House of Representatives. She is currently a director of The J.M. Smucker Company and Prudential Financial, Inc. Ms. Pianalto is an Executive in Residence at the University of Akron. She is a lifetime trustee and past chair of the board of University Hospitals Health System and life director and past chair of the board of United Way of Greater Cleveland.

Director Skills and Qualifications: Ms. Pianalto has extensive experience in monetary policy and financial services and brings to Eaton wide-ranging leadership and operating skills through her former roles with the Federal Reserve Bank of Cleveland. As Chief Executive Officer of the Bank, she developed expertise in economic research, management of financial institutions, and payment services to banks and the U.S. Treasury. Ms. Pianalto’s comprehensive experience qualifies her to provide substantial guidance and oversight to the Board in her role as Chair of the Finance Committee.

Director Skills and Experience per Company’s Director Skills Matrix:
• Operations and Manufacturing • Innovation and Technology • Cybersecurity	• Risk Management • Human Capital Management • Financial	• Mergers and Acquisition • Global • Regulatory and Government

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Robert V. Pragada			Director since 2021 Age 54
Chief Executive Officer, Jacobs Engineering Group, Inc.

Robert V. Pragada is the Chief Executive Officer and Director of Jacobs Engineering Group, a professional and technical solutions company that provides consulting, technical, scientific and project delivery services for the government and private sector. Immediately prior to this role, Mr. Pragada served as the president and chief operating officer of Jacobs Engineering Group, where he had executive oversight of the company’s global operations, which consist of the Aerospace, Technology, and Nuclear, and Buildings, Infrastructure and Advanced Facilities lines of business. Prior to joining Jacobs in 2016, Mr. Pragada served as president and chief executive officer of The Brock Group, Inc. from 2014-2016. He also served in various senior management roles for Jacobs from 2006-2014 and for Kinetic Systems, Inc. from 1998-2006. Mr. Pragada was a naval officer in the United States Navy from 1990-1998. He serves on the boards of Dallas Regional Chamber and the US Naval Academy Foundation.

Director Skills and Qualifications: As the Chief Executive Officer of a Fortune 500 company, Mr. Pragada has strong business, technology, and executive leadership skills. He also brings to Eaton extensive experience in mergers, acquisitions, and large-scale integrations. Mr. Pragada also has significant experience of importance to the Company, including excellent business and cultural transformation capabilities with proven results and deep expertise in organizational management and dynamics.

Director Skills and Experience per Company’s Director Skills Matrix:
• Operations and Manufacturing • Innovation and Technology • Cybersecurity	• Risk Management • Human Capital Management • Financial	• Mergers and Acquisition • Global • Regulatory and Government

Lori J. Ryerkerk			Director since 2020 Age 60
Chairman, Chief Executive Officer and President, Celanese Corporation

Lori J. Ryerkerk is the Chairman, Chief Executive Officer and President and a director of Celanese Corporation, a Fortune 500 global chemical and specialty materials company. Prior to joining Celanese in May 2019, she was the Executive Vice President of Global Manufacturing of Shell Downstream Inc. Ms. Ryerkerk joined Shell in May 2010 as Regional Vice President of Manufacturing in Europe and Africa. In October 2013, she was named Executive Vice President of Global Manufacturing. Before joining Shell, Ms. Ryerkerk was Senior Vice President, Refining, Supply and Terminals at Hess Corporation from 2008 through 2010. Prior to that, she spent 24 years with ExxonMobil and served in a variety of operational and senior leadership roles. Ms. Ryerkerk served on the board of Axalta Coating Systems Limited from 2015 through 2019.

Director Skills and Qualifications: As the Chief Executive Officer and a director of a company with global engineering and manufacturing operations, Ms. Ryerkerk has executive leadership experience in the area of industrial materials and products production. In particular, she has considerable experience in leading global operations and managing complex technologies, engineering and supply chain systems. Ms. Ryerkerk also brings an international business perspective, having previously spent time in roles in Europe and Africa. Her experience with industrial companies and in responding to changing market conditions are of particular benefit to Eaton. Her leadership experience also allows her to provide guidance and oversight in her role as Chair of the Compensation and Organization Committee.

Director Skills and Experience per Company’s Director Skills Matrix:
• Operations and Manufacturing • Innovation and Technology • Cybersecurity	• Risk Management • Human Capital Management • Financial	• Mergers and Acquisition • Global • Regulatory and Government

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Gerald B. Smith			Director since 2012 Age 72
Chairman and Chief Executive Officer, Smith Graham & Co.

Gerald B. Smith was a director of Cooper Industries plc from 2000 until 2012 and served as lead independent director of Cooper Industries plc from 2007 to 2012. Mr. Smith joined the Board effective upon the close of the Cooper acquisition. He is Chairman and Chief Executive Officer of Smith Graham & Co., an investment management firm that he founded in 1990. Prior to launching Smith Graham, he served as Senior Vice President and Director of Fixed Income for Underwood Neuhaus & Company. He was a member of the Board of Trustees and chair of the Investment Oversight Committee for The Charles Schwab Family of Funds from 1990 until 2020. Mr. Smith also serves as a director of ONEOK, Inc., a New York Stock Exchange listed natural gas diversified company, and a director and chair of the Investment Committee of the New York Life Insurance Company. He serves as Chairman of the Texas Southern University Foundation and a director of the Federal Reserve Bank of Dallas, and a member of the Board of Trustees of Rice University’s Baker Institute for Public Policy.

Director Skills and Qualifications: Mr. Smith has expertise in finance, portfolio management and marketing through executive positions in the financial services industry, including being founder, Chairman and Chief Executive Officer of Smith Graham & Co. His experience as a director of companies in the oil and gas and energy services businesses has provided him with valuable insight into markets in which Eaton also participates. Mr. Smith’s past experience as lead independent director of Cooper provides ongoing institutional knowledge of legacy Cooper businesses and has benefited the process of integrating Cooper into Eaton. His experience and expertise provide him valuable insight on financial, operational and strategic matters in his role as Chair of the Audit Committee.

Director Skills and Experience per Company’s Director Skills Matrix:
• Operations and Manufacturing • Innovation and Technology • Cybersecurity	• Risk Management • Human Capital Management • Financial	• Mergers and Acquisition • Global • Regulatory and Government

Dorothy C. Thompson			Director since 2016 Age 62
Retired Chief Executive, Drax Group plc

Dorothy C. Thompson CBE is the retired Chief Executive and director of Drax Group plc, an international electricity and energy company, where she served from 2005 until her retirement in 2017. Before joining Drax, Ms. Thompson managed InterGen NV’s European power business, was assistant group treasurer at Powergen plc and worked at CDC Capital Partners, the private sector arm of the British Government’s aid program. Ms. Thompson serves as an independent non-executive director and chair designate of Rotork plc, a global flow control and instrumentation company. Ms. Thompson was a member of the Court of Directors of the Bank of England, where she also served as Chair of the Audit and Risk Committee and Senior Independent Director. She also served from 2018 through 2021 as the non-executive chair of Tullow Oil plc, the London Stock Exchange listed oil exploration and production company. She was also a director of Johnson Matthey Plc from 2007 through 2016.

Director Skills and Qualifications: As the Chief Executive of Drax, Ms. Thompson gained unique insight into the sourcing, generation and supply of sustainable and renewable energy, positioning her well to contribute invaluable expertise toward Eaton’s mission of accelerating the energy transition. She also brings to the Board vast experience in all aspects of finance as well as an international business perspective. Ms. Thompson’s prior work as Chair of the Audit and Risk Committee of the Bank of England and Chair of Tullow Oil plc provide her with valuable financial and governance insight and experience to the Board and Audit Committee of the Company. Her extensive experience is of particular benefit to Eaton in her role as Chair of the Governance Committee.

Director Skills and Experience per Company’s Director Skills Matrix:
• Operations and Manufacturing • Innovation and Technology • Cybersecurity	• Risk Management • Human Capital Management • Financial	• Mergers and Acquisition • Global • Regulatory and Government

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Darryl L. Wilson			Director since 2021 Age 59
Founder, Chairman and President, The Wilson Collective

Darryl L. Wilson is the founder, chairman and president of The Wilson Collective, a business advisory and investment firm that invests in startup companies and provides resource and advisory services to a broad base of global clients. Prior to his retirement in 2018, Mr. Wilson spent more than 30 years in global leadership roles, with 25 years at General Electric and 5 years with British Petroleum NA. At General Electric he held a number of leadership positions including vice president of commercial, GE Power division, vice president and chief commercial officer of GE Distributed Power, vice president GE Energy Connections, president and chief executive officer of GE Aeroderivative Gas Turbines, president and chief executive officer, GE Consumer and Industrial Asia Pacific and India, president and chief executive officer, GE Consumer Products, Europe, Middle East and Africa and general manager GE Automotive Lighting. He is a director of NextEra Energy, Inc., Genserve, Inc and formerly Chairman of the board of the Federal Reserve Bank of Dallas, Houston branch. He also serves on the boards of The Houston Endowment, Good Reason Houston and the Texas Children’s Hospital.

Director Skills and Qualifications: Mr. Wilson has extensive global leadership experience in operations, commercial management, global manufacturing, digitization and services. He brings product domain expertise in electrical power generation, power management, grid, aeroderivatives, motors, lighting and appliances. As a result of his international assignments, he also brings a global perspective to manufacturing, services and growth. Mr. Wilson brings extensive electrical industry experience to Eaton. He also has significant governance and committee experience and experiences of importance to the Company, including management of various global businesses in various industries.

Director Skills and Experience per Company’s Director Skills Matrix:
• Operations and Manufacturing • Innovation and Technology • Cybersecurity	• Risk Management • Human Capital Management • Financial	• Mergers and Acquisition • Global • Regulatory and Government

The Board of Directors recommends a vote FOR each of the director nominees.

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HOW NOMINEES ARE CHOSEN

Director Nomination Process

The Governance Committee of the Board, composed entirely of directors who meet the independence standards of the Board of Directors and the New York Stock Exchange, is responsible for overseeing the process of nominating individuals to stand for election as directors. The Governance Committee charter is available on our website at www.eaton.com/governance.

The Governance Committee will consider director candidates recommended by our shareholders, consistent with the process used for all candidates. To learn how to submit a shareholder recommendation, see below under “Shareholder Recommendations of Director Candidates.”

The Governance Committee Chair reviews all potential director candidates in consultation with the Chairman, typically with the assistance of a professional search firm retained by the Committee. The Committee decides whether to recommend one or more candidates to the Board of Directors for nomination. Candidates who are ultimately nominated by the Board stand for election by the shareholders at the Annual General Meeting. Between Annual General Meetings, nominees may also be elected by the Board itself.

Director Qualifications and Board Diversity

The Board of Directors recognizes the value of nominating director candidates who bring diverse opinions, perspectives, skills, experiences, and backgrounds to Board deliberations. The Governance Committee uses a rigorous process for identifying and evaluating director nominees. In order to be recommended by the Committee, a candidate must have the following minimum qualifications, as described in the Board of Directors Governance Guidelines: personal ability, integrity, intelligence, relevant business background, independence, experience and expertise in areas of importance to our objectives, and a sensitivity to our corporate responsibilities. In addition, the Committee looks for individuals with specific qualifications so that the Board as a whole has diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. These specific qualifications may vary from year to year, depending upon the composition of the Board at that time. As a result of the Board’s focus on Board composition diversity, the Board is 73% gender and ethnically/racially diverse – 36% gender diverse and 36% racially/ethnically diverse. As another example of the Board’s commitment to diversity, in our most recently completed Director search in 2021, a majority of the candidates presented for consideration were diverse candidates which ultimately resulted in the elections of Messrs. Pragada and Wilson to the Board, strengthening the diversity composition of our Board.

The Governance Committee is responsible for ensuring that director qualifications are met and Board balance and diversity objectives are considered during its review of director candidates. The Committee annually evaluates the extent to which these goals are satisfied as part of its yearly assessment of the skills and experience of each of the current directors using a director skills matrix and a Board evaluation process.

The skills included in the director skills matrix are Cybersecurity, Financial, Global, Human Capital Management, Innovation & Technology, M&A, Operations & Manufacturing, Regulatory / Government, and Risk Management.

Skills and experience in Company’s Director Skills Matrix	Percentage of Director Nominees who possess such skills and experience
Financial, Global, Human Capital Management, Innovation & Technology, M&A, Operations & Manufacturing, Regulatory / Government, and Risk Management	100%
Cybersecurity	90%

The Board evaluation process includes evaluation of the Board as a whole, the Committees and a self-evaluation by the independent directors. The process includes individual evaluation meetings between the Lead Director and each of the independent directors. Separately, the Chairs of each Committee lead an annual Committee evaluation at the October meetings. The Board evaluation process is designed to elicit each director’s thoughts about his or her contributions in light of the needs of the Board and the Company. The evaluation is focused on opportunities for further improvement in effectiveness, indication of preferences in future Board committee rotation, and identification of board matter priorities, including educational and orientation priorities and information. The Board evaluation process is typically conducted between the April and October meetings. At the conclusion of the evaluation process, the Board discusses the results of the evaluations at the October Board meeting and the Lead Director separately provides specific feedback to the individual directors relative to further performance improvement, educational opportunities, and other counsel.

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Upon completion of the skills matrix and the evaluation process, the Governance Committee identifies areas of director knowledge and experience that may benefit the Board in the future and uses that information as part of the director search and nomination efforts, as well as further Board improvements.

The Board of Directors Governance Guidelines are available on our website at www.eaton.com/governance.

Shareholder Recommendations of Director Candidates

The Governance Committee will consider director candidates who are recommended to it in writing by any Eaton shareholder who submits a recommendation in accordance with our Articles of Association for nominating director candidates, including stating the reasons for the recommendation, the full name, age and address of each proposed nominee, a brief biographical history setting forth past and present directorships, past and present positions held, occupations and civic activities, and details of Company shares owned by each proposed nominee. Any shareholder wishing to recommend an individual as a nominee for election at the 2024 Annual General Meeting should send a signed letter of recommendation to the following address: Eaton Corporation plc, Attention: Company Secretary, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2. Recommendation letters must be received no earlier than November 18, 2023, and no later than December 18, 2023. The recommendation letter should be accompanied by a written statement from the proposed nominee consenting to be nominated and, if nominated and elected, to serve as a director.

Any shareholder wishing to recommend an individual as a nominee for election as a director must also describe in a detailed writing any financial agreement, arrangement or understanding between the nominee and any party other than the Company relating to such nominee’s potential service as a director, and details of any compensation or other payment received from any such third party relating to such nominee’s potential service as a director.

Any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees by means of a universal proxy, must provide notice that sets forth the information required by SEC Rule 14a-19. Such notice must be postmarked or transmitted electronically no later than February 25, 2024.

DIRECTOR INDEPENDENCE

The Board of Directors Governance Guidelines provide that all of our non-employee directors should be independent. The listing standards of the New York Stock Exchange state that no director can qualify as independent unless the Board of Directors affirmatively determines that he or she has no material relationship with the Company. Additional, and more stringent, standards of independence are required of Audit Committee members. Our annual proxy statement discloses the Board’s determination as to the independence of the Audit Committee members and of all non-employee directors. For our current non-employee directors and nominees, we describe these determinations here.

As permitted by the New York Stock Exchange listing standards, the Board of Directors has determined that certain categories of relationships between a non-employee director and the Company will be treated as immaterial for purposes of determining a director’s independence. These “categorical” standards are included in the Board of Directors’ independence criteria. The independence criteria for non-employee directors and members of the Audit Committee are available on our website at www.eaton.com/governance.

Because director independence may be influenced by the use of Company aircraft and other Company-paid transportation, the Board has adopted a policy on this subject.

In their review of director and nominee independence, the Board of Directors and its Governance Committee have considered the following circumstances:

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Directors Olivier Leonetti, Silvio Napoli, Robert V. Pragada and Lori J. Ryerkerk serve as executive officers of companies that had purchases and/or sales of property or services with Eaton during 2022. In each case, the amounts of the purchases and sales met the Board’s categorical standard for immateriality; that is, they were less than the greater of $1 million or 2% of the annual consolidated gross revenues of the director’s company. Mr. Leonetti is Executive Vice President and Chief Financial Officer of Johnson Controls International plc, which had purchases of approximately $1,258,000 from Eaton and sales of approximately $461,000 to Eaton during 2022. Mr. Napoli is the Chairman and Chief Executive Officer of Schindler Holding Ltd., which had purchases of approximately $2,425,000 from Eaton and sales of approximately $25,000 to Eaton during 2022. Mr. Pragada is the Chief Executive Officer of Jacobs Engineering Group, Inc., which had purchases of approximately $642,000 from Eaton during 2022. Ms. Ryerkerk is the Chairman, Chief Executive Officer and President of Celanese Corporation, which had purchases of approximately $239,000 from Eaton and sales of approximately $4,205,000 to Eaton during 2022.

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The use of our aircraft and other Company-paid transportation by all non-employee directors is consistent with Board policy.

After reviewing the circumstances described above (which are the only relevant circumstances known to the Board of Directors), the Board has affirmatively determined that none of our non-employee directors has a material relationship with the Company other than in his or her capacity as a director, and that all of our non-employee directors qualify as independent under the Board’s independence criteria and the New York Stock Exchange standards. All members of the Audit, Compensation and Organization, Finance, Governance, and Innovation and Technology Committees qualify as independent under the standards described above.

The Board also has affirmatively determined that each member of the Audit Committee — Olivier Leonetti, Sandra Pianalto, Gerald Smith, Dorothy Thompson and Darryl Wilson — meets not only our Board’s independence criteria but the special independence standards required by the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and the related rules adopted by the Securities and Exchange Commission.

Review of Related Person Transactions

Our Board of Directors has adopted a written policy to identify and evaluate “related person transactions,” that is, transactions between the Company and any of our executive officers, directors, director nominees, 5%-plus security holders or members of their “immediate families,” or organizations where they or their family members serve as officers or employees. The Board policy calls for the disinterested members of the Board’s Governance Committee to conduct an annual review of all such transactions. At the Committee’s direction, a survey is conducted annually of all transactions involving related persons, and the Committee reviews the results in February of each year. The Committee is responsible for determining whether any “related person transaction” (i) poses a significant risk of impairing, or appearing to impair, the judgment or objectivity of the individuals involved; (ii) poses a significant risk of impairing, or appearing to impair, the independence of an outside director or director nominee; or (iii) has terms that are less favorable to us than those generally available in the marketplace. Depending upon the Committee’s assessment of these risks, the Committee will respond appropriately. In addition, as required by the rules of the Securities and Exchange Commission, any transactions that are material to a related person are disclosed in our proxy statement.

As disclosed above, the Governance Committee is charged with reviewing issues involving director independence and all related persons transactions. The Committee and the Board have determined that since the beginning of 2022, the only related person transactions were those described above under the heading “Director Independence” and that none of our executive officers engaged in any such transactions. The Committee also concluded that none of the related person transactions posed risks to the Company in any of the areas described above.

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BOARD COMMITTEES

The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance, Innovation and Technology, and Governance.

Audit Committee		Met 5 times in 2022

Gerald B. Smith (Chair) Olivier Leonetti Sandra Pianalto Dorothy C. Thompson Darryl L. Wilson	The functions of the Audit Committee include assisting the Board in overseeing:
	■ the integrity of our consolidated financial statements and our systems of internal accounting and financial controls; ■ the independence, qualifications and performance of our independent auditor;	■ the performance of our internal auditors; ■ the cybersecurity program as part of the risk oversight function; and ■ our compliance with legal and regulatory requirements.

The Committee also has sole authority to appoint, compensate and terminate the independent auditor, and pre-approves all auditing services and permitted non-audit services that the audit firm may perform for the Company. The Committee is also responsible for negotiating the audit fees. In order to ensure continuing auditor independence, the Committee periodically considers whether there should be a rotation of the independent audit firm. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Committee and its Chair are directly involved in the selection of the audit firm’s new lead engagement partner. Among its other responsibilities, the Committee meets regularly in separate Executive Sessions with our independent auditor and senior leaders of Eaton Corporation, including the Chief Financial Officer, Executive Vice President and Chief Legal Officer, Senior Vice President-Internal Audit, Senior Vice President and Chief Information Officer, and Senior Vice President-Global Ethics and Compliance; approves the Committee’s report to be included in our annual proxy statement; assures that performance evaluations of the Audit Committee are conducted annually; and establishes procedures for the proper handling of complaints concerning accounting or auditing matters.

Each Committee member meets the independence requirements, and all Committee members collectively meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission. In addition, Committee members are prohibited from serving on more than two other public company audit committees. The Board of Directors has determined that each member of the Audit Committee is financially literate, that Messrs. Leonetti and Smith and Mses. Pianalto and Thompson each qualify as an audit committee financial expert (as defined in Securities and Exchange Commission rules) and that all members of the Audit Committee have accounting or related financial management expertise.

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Compensation and Organization Committee	Met 4 times in 2022

Lori J. Ryerkerk (Chair) Deborah L. McCoy Silvio Napoli Gregory R. Page Robert V. Pragada	The functions of the Compensation and Organization Committee include:
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reviewing proposed organization or responsibility changes at the senior officer level;

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evaluating the performance of the Company’s Chairman and Eaton Corporation’s Chief Executive Officer with input from all non-employee directors;

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reviewing the performance evaluations of the other senior officers;

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reviewing succession planning;

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reviewing our practices for recruiting and developing a diverse talent pool;

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determining the annual salaries and short- and long-term incentive opportunities for our senior officers;

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establishing performance objectives under our short- and long-term incentive compensation plans and assessing performance against these objectives;

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annually determining the aggregate amount of awards to be made under our short-term incentive compensation plans and adjusting those amounts as it deems appropriate within the terms of those plans;

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annually determining the individual awards to be made to our senior officers under our short- and long-term incentive compensation plans;

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overseeing our stock plans;

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reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive;

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reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees; and

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issuing an annual report for our proxy statement regarding executive compensation.

Additional information on the Committee’s processes and procedures is contained in the Compensation Discussion and Analysis portion of this proxy statement beginning on page 28.

Executive Committee	Did not meet in 2022

Craig Arnold (Chair) Silvio Napoli Sandra Pianalto Gregory R. Page Lori J. Ryerkerk Gerald B. Smith Dorothy C. Thompson	The functions of the Executive Committee include:
■ acting on matters requiring Board action during the intervals between Board meetings; and	■ carrying out any function of the Board except for filling Board or Committee vacancies.
Mr. Arnold serves as Committee Chair. The Lead Director and the chairs of each Board Committee serve as members of the Executive Committee.

Finance Committee	Met 2 times in 2022

Sandra Pianalto (Chair) Olivier Leonetti Silvio Napoli Robert V. Pragada Lori J. Ryerkerk	The functions of the Finance Committee include:
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the periodic review of our financial condition and the recommendation of financial policies to the Board;

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analyzing Company policy regarding its debt-to-equity relationship;

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reviewing and making recommendations to the Board regarding our dividend policy;

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reviewing our cash flow, proposals for long-and short-term debt financing and the financial risk management program;

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meeting with and reviewing the performance of the management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans; and

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reviewing the key assumptions used to calculate annual pension expense.

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Governance Committee	Met 4 times in 2022

Dorothy C. Thompson (Chair) Deborah L. McCoy Gregory R. Page Gerald B. Smith Darryl L. Wilson	The responsibilities of the Governance Committee include:
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recommending to the Board improvements in our corporate governance processes and any changes in the Board Governance Guidelines;

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advising the Board on changes in the size and composition of the Board;

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annually submitting to the Board candidates for members and chairs of each standing Board committee;

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in consultation with the Chief Executive Officer of Eaton Corporation, identifying and recommending to the Board candidates for Board membership;

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reviewing and recommending to the Board the nomination of directors for re-election;

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overseeing the orientation of new directors and the ongoing education of the Board;

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recommending to the Board compensation of non-employee directors;

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administering the Board’s policy on director retirements and resignations; and

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establishing guidelines and procedures to be used by the directors to evaluate the Board’s performance.

Other responsibilities include providing oversight on significant public policy issues with respect to our relationships with shareholders, employees, customers, competitors, suppliers and the communities in which we operate, including such areas as ethics, compliance, environmental, health and safety issues, community relations, government relations, charitable contributions and shareholder relations.

Innovation & Technology Committee	Met 2 times in 2022

Silvio Napoli (Chair) Olivier Leonetti Sandra Pianalto Robert V. Pragada Lori J. Ryerkerk	The responsibilities of the Innovation & Technology Committee include:
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reviewing technology trends that could have a material impact on the Company;

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monitoring and reviewing the Company’s innovation and technology strategy;

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reviewing the Company’s innovation related investments, engineering tools and organizational priorities;

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evaluating and reviewing the Company’s capital allocation process relative to its capacity to carry out the work deemed necessary;

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reviewing the Company’s engineering organizational structure and key members of the engineering leadership team;

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reviewing significant potential acquisitions, partnerships or other corporate development opportunities intended to support the Company’s innovation and technology investment strategy; and

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evaluating the Company’s competitiveness from a technology standpoint.

Committee Charters and Guidelines

The Board committee charters are available on our website at www.eaton.com/governance.

In addition to the Board of Directors Governance Guidelines, certain other policies relating to corporate governance matters are adopted from time to time by Board committees, or by the Board itself upon recommendation of the committees.

BOARD MEETINGS AND ATTENDANCE AT ANNUAL GENERAL MEETING

The Board of Directors held four meetings in 2022. Each of the directors attended at least 83.3% of the meetings of the Board and the committees on which he or she served. The average rate of attendance for all directors was 97.8%.

The policy of the Board of Directors is that all directors, absent exigent circumstances, should attend the Annual General Meetings. Eleven out of twelve of the directors on the Board at that time attended the 2022 Annual General Meeting.

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BOARD GOVERNANCE GUIDELINES

The Board revised the Board of Directors Governance Guidelines most recently in October 2022, as recommended by the Governance Committee of the Board. The revised Governance Guidelines are available on our website at www.eaton.com/governance.

EXECUTIVE SESSIONS OF THE NON-EMPLOYEE DIRECTORS

The Board’s policy is that the non-employee directors, all of whom qualify as “independent” under the criteria of the Board of Directors and the New York Stock Exchange, meet in Executive Session at each regular Board meeting, without the Chairman or other members of management present, to discuss topics they deem appropriate. As described more fully in “Leadership Structure” below, the Lead Director chairs these Executive Sessions.

At each meeting of the Audit, Compensation and Organization, Finance, Governance, and Innovation and Technology Committees, the Committee members (all of whom qualify as independent) hold an Executive Session, without any members of our management present, to discuss topics they deem appropriate.

LEADERSHIP STRUCTURE

Our governance structure follows a successful leadership model under which the Chief Executive Officer of Eaton Corporation also serves as Chairman of the Board of the Company. Recognizing that different leadership models may work well for other companies at different times depending upon individual circumstances, we believe that our Company has been well served by the combined Chief Executive Officer and Chairman leadership structure and that this approach has continued to be highly effective with the presence of an independent Lead Director. We believe we have benefited greatly from having a Chairman who sets the tone and direction for the Company while also having the primary responsibility as Chief Executive Officer for managing Eaton’s day-to-day operations, and allowing the Board to carry out its strategic, governance, oversight and decision-making responsibilities with the equal involvement of each director.

Our Board is currently composed of independent directors, except for our Chairman, Mr. Arnold. Of our nine non-employee director nominees, five are currently serving or have served as a chief executive officer and/or chair of a publicly traded company. The Audit, Compensation and Organization, Finance, Governance, and Innovation and Technology Committees are chaired by independent directors. Our Chairman has benefited from the extensive leadership experience represented on our Board of Directors.

The Board evaluates the leadership structure annually, and it will continue to do so as circumstances change. In its most recent annual evaluation, the Board concluded that the current leadership structure — under which the Chief Executive Officer of Eaton Corporation serves as Chairman of the Board of the Company, our Board committees are chaired by independent directors, and a Lead Director assumes specific responsibilities on behalf of the independent directors — remains the optimal board leadership structure for our Company and our shareholders at the present time.

Lead Director

Gregory R. Page, who has served on Eaton’s Board since 2003, was elected Lead Director by our independent directors in 2022. His background is detailed on page 8. The Lead Director has specific responsibilities, including chairing meetings of the Board at which the Chairman is not present (including Executive Sessions of the Board), approving the agenda and schedule for Board meetings on behalf of the independent directors, approving information sent to the Board, serving as liaison between the Chairman and the independent directors, and being available for consultation and direct communications with shareholders and other Company stakeholders. The Lead Director has the authority to call meetings of the independent directors and to retain outside advisors who report directly to the Board of Directors. The Lead Director’s performance is assessed annually by the Board in a process led by the Chair of the Governance Committee, and the position of Lead Director is elected annually by our independent directors.

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SHAREHOLDER ENGAGEMENT

We regularly seek the perspectives of our shareholders on issues important to them, including to identify and address potential concerns related to our long-term financial viability. Additionally, we engage with many of our largest shareholders regarding ESG topics. We pursue ongoing engagement with our shareholders through:

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annual shareholders meetings;

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annual and quarterly reporting;

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analyst conferences and reports;

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investor relations page on Eaton.com where shareholders can submit questions or retrieve financial information from Eaton archives;

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meetings between investors, senior leadership and members of the Board; and

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quarterly earnings calls

For additional information related to our stakeholder engagement, please visit our website at www.eaton.com.

OVERSIGHT OF RISK MANAGEMENT

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management, while our management is responsible for the day-to-day management of the material risks facing the Company. The Board has chosen to retain overall responsibility for risk assessment and oversight at the Board level in light of the interrelated nature of the elements of risk, rather than delegating this responsibility to a Board committee.

The Board is also responsible for oversight of Eaton’s Enterprise Risk Management program (“ERM”), which identifies, assesses and mitigates our top risks. As part of our ERM program, we seek input from our businesses, regions and corporate functions and regularly update the Board on such risks.

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Board Responsibilities

The Board is responsible for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan. The Board receives updates from senior management and periodically from outside advisors regarding significant risks facing the Company. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.

Audit Committee

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Reviews risks related to internal controls, disclosure, financial reporting and legal and compliance matters.

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Reviews risks related to cybersecurity.

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Meets regularly in closed-door sessions with our internal and external auditors and our senior leaders, including the senior members of the Finance function, the Executive Vice President and Chief Legal Officer, and the Senior Vice President-Global Ethics and Compliance.

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Senior leadership regularly briefs the Audit Committee on cyber/information security risks.

Compensation & Organization Committee

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Reviews risks related to succession planning for the Company’s senior officers.

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Reviews risks associated with the Company’s compensation programs to ensure that incentive compensation arrangements for senior executives do not encourage inappropriate risk taking, as discussed further below under “Relationship Between Compensation Plans and Risk” on page 47.

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Reviews matters under the social pillar of ESG, which may include matters such as employee engagement, culture, training and development, inclusion and diversity and pay equity.

Governance Committee

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Reviews risks related to corporate governance, such as director independence and related person transactions.

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Reviews risks associated with the environment, health and safety.

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Reviews other significant public policy issues, such as ethics and compliance, public and community affairs, shareholder relations, and matters related to the Company’s environmental and governance pillars of ESG.

Finance Committee • Reviews risks related to our financial condition and financial policies. • Reviews risks related to our policy with respect to our debt-to-equity relationship.

Innovation & Technology Committee

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Reviews risks related to emerging technologies and digital trends, and how these translate into new products and services developments of the Company.

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Oversees the Company’s enterprise-wide technology and digital innovation strategy.

Management Responsibilities

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Management continually monitors the material risks facing the Company, including strategic risk, financial risk, operational risk, and legal and compliance risk.

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Ensures that information with respect to any material risks is provided to the Board of Directors.

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Implements appropriate risk management strategies.

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Integrates risk management into our decision-making process.

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Attends committee meetings and reports on matters that may not be otherwise addressed.

OVERSIGHT OF ESG

ESG is central to our business strategy. By capitalizing on the global growth trends of electrification and digitalization, we are accelerating the planet’s transition to renewable energy, helping to solve the world’s most urgent power management challenges, and doing what’s best for our stakeholders and all of society.  Our Board has ultimate oversight of ESG. The Board’s oversight of ESG includes review of environmental, community affairs, corporate governance, health and safety, diversity and inclusion, culture and human capital management matters. As noted above, the Governance Committee reviews matters related to the Company’s environmental and governance pillars of ESG and the Compensation and Organization Committee reviews matters related to the social pillar of ESG.

With the support and oversight of our Board of Directors, our Sustainability Executive Council, which is chaired by our Chairman and also includes our Chief Operating Officers, Chief Financial Officer, Chief Legal Officer, Chief Sustainability Officer and Chief Human Resources Officer, is responsible for developing and executing on our ESG strategy.

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COMMITMENT TO SUSTAINABILITY AND ESG

At Eaton, sustainability is at the core of not only our revenue growth strategy, but our mission – to improve the quality of life and protect the environment for people everywhere. We are guided by our commitment to do business right, to operate sustainably and to help our customers manage power – today and well into the future. Our ambitious 2030 sustainability goals outline our long-term strategy to ensure a healthy planet that supports all our stakeholders – including employees, customers, shareholders, suppliers, and our communities.

We have been transparent about our commitment to sustainability since our inaugural sustainability report in 2006 and have continued to report our progress annually. We align our Sustainability Report to the guidelines of the Sustainability Accounting Standards Board (SASB) and the Task Force for Climate-Related Financial Disclosures (TCFD) and in reference to the Global Reporting Initiative (GRI). In 2022, we released our second standalone TCFD report for governance, strategy, risk management, and metrics and targets related to our climate risks and opportunities.

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Our efforts are aligned with the world’s leading sustainability experts, which is why we became a participant of the United Nations Global Compact, a move that conveys our commitment to doing business responsibly and advancing broader societal goals. We maintain our commitment to Business Ambition for 1.5°C, a United Nations backed campaign which aligns with our goal to reach science-based targets and carbon neutrality in our operations by 2030. This also makes us a member of the United Nations-backed Race to Zero campaign for climate action. We joined this initiative by setting science-based emissions reduction targets consistent with keeping global warming to 1.5°C above pre-industrial levels.

Further, we have reported energy and emissions data to the Carbon Disclosure Project (CDP), an international nonprofit environmental reporting organization, since 2006. In 2022, we again received an A- from CDP on our Climate Change Score, which ranks us among the leaders in our peer group.

Additionally, in relation to our human capital management efforts, and as part of our continued commitment to transparency about our progress in our inclusion and diversity efforts, in 2022, we published a Global Inclusion and Diversity Transparency Report, which includes our inclusion and diversity metrics. We have long believed an inclusive and diverse workplace is a better one. Today, we remain deeply committed to putting diverse perspectives to work and becoming a model of inclusion and diversity in our industry.

To learn more about our sustainability and ESG efforts, please visit our website at www.eaton.com, where our current Sustainability Report, TCFD Report, CDP responses, and Global Inclusion and Diversity Transparency Report can be found. Please note that the information on or accessible through our website is not part of, nor incorporated by reference into, this proxy statement.

CODE OF ETHICS

We have a Code of Ethics that was approved by the Board of Directors. We provide training globally for all employees on our Code of Ethics. We require that all directors, officers and employees of the Company, and our subsidiaries and affiliates abide by our Code of Ethics, which is available on our website at www.eaton.com/governance. In addition, we will disclose on our website any waiver of or amendment to our Code of Ethics requiring disclosure under applicable rules.

COMMUNICATING WITH THE BOARD

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board, individual directors or the non-employee directors as a group. Shareholders and other interested parties may send such communications by mail or courier delivery addressed as follows:

Company Secretary
Eaton Corporation plc
Eaton House
30 Pembroke Road
Dublin 4, Ireland
D04 Y0C2

Email messages to the directors may be sent to Board@eaton.com.

Generally, the Company Secretary forwards all such communications to the Lead Director. The Lead Director determines whether the communications should be forwarded to other members of the Board and forwards them accordingly. For communications addressed to a particular member of the Board, the Chair of a particular Board committee or the non-employee directors as a group, the Company Secretary forwards those communications directly to those individuals.

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Alternatively, correspondence may be sent to:

Lead Director
Eaton Corporation plc
Eaton House
30 Pembroke Road
Dublin 4, Ireland
D04 Y0C2

The Company Secretary maintains a log of all correspondence addressed to the Board and, except as noted below, forwards all communications to the interested directors. For example, correspondence on a financial topic would be sent to the Chair of the Finance or Audit Committees, and correspondence on governance topics to the Lead Director or Chair of the Governance Committee.

The Company Secretary makes periodic reports to the Governance Committee regarding correspondence from shareholders and other interested parties.

Derivative shareholder communications and demands for inspection of company records should be sent to the Company Secretary who will promptly disseminate such communications to the entire Board. The Board will consult with the Chief Legal Officer or his designee to determine appropriate action.

The Directors have requested that communications that do not directly relate to their duties and responsibilities as our directors be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam,” advertisements, mass mailings, form letters and email campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will be screened for omission. Any omitted or deleted communications will be made available to any Director upon request.

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Proposal 2:

Appointment of Independent Auditor and Authorization of Audit Committee to Set Auditor Remuneration

Shareholders are being asked to approve the appointment of our independent auditor and to authorize the Audit Committee of our Board of Directors to set the auditor’s remuneration. Appointment of the independent auditor and authorization of the Audit Committee to set its remuneration require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Ernst & Young as our independent auditor to audit our accounts for the fiscal year ending December 31, 2023 and authorize the Audit Committee of the Board to set the auditor’s remuneration.

A representative of Ernst & Young will be present at the Annual General Meeting to answer any questions concerning the independent auditor’s areas of responsibility and will have an opportunity to make a statement if he or she desires to do so.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for assisting the Board in overseeing: (1) the integrity of the Company’s consolidated financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company’s independent auditor, (3) the performance of the Company’s internal auditors, and (4) the Company’s compliance with legal and regulatory requirements. The Committee’s specific responsibilities, as described in its charter, include the sole authority to appoint, terminate and compensate the Company’s independent auditor, and to pre-approve all audit services and other permitted non-audit services to be provided to the Company by the independent auditor. The Committee is currently comprised of five directors, all of whom are independent under the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the Board of Directors’ own independence criteria.

The Board of Directors amended the Committee’s charter most recently on October 27, 2021. A copy of the charter is available on the Company’s website at www.eaton.com/governance.

The Audit Committee has retained Ernst & Young as Eaton’s independent auditor for 2023. Ernst & Young has been the independent auditor for the Company or its predecessor since 1923. The members of the Audit Committee and the Board believe that due to Ernst & Young’s deep knowledge of the Company and of the industries in which we operate, it is in the best interests of the Company and its shareholders to continue retention of Ernst & Young to serve as Eaton’s independent auditor.

In carrying out its responsibilities, the Audit Committee has reviewed, and has discussed with the Company’s management and independent auditor, the Company’s 2022 audited consolidated financial statements and the assessment of the Company’s internal control over financial reporting.

The Committee has also discussed with Ernst & Young the matters required to be discussed by applicable auditing standards.

The Committee has received the written disclosures from Ernst & Young regarding their independence from the Company that are required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, has discussed with Ernst & Young their independence and has considered whether their provision of non-audit services to the Company is compatible with their independence.

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For 2022 and 2021, Ernst & Young’s fees to the Company and certain of its subsidiaries were as follows:

	2022	2021
Audit Fees	$20.5 million	$18.6 million
Includes Sarbanes-Oxley Section 404 attest services
Audit-Related Fees	$1.2 million	$1.3 million
Includes business acquisitions and divestitures
Tax Fees	$1.6 million	$2.1 million
Tax compliance services	$0.7 million	$0.7 million
Tax advisory services	$0.9 million	$1.4 million
All Other Fees	$0	$0

The Audit Committee approved all of the services shown in the above categories in accordance with the Audit Committee’s pre-approval process. The Audit Committee did not approve any of the services shown in the above categories through the use of the “de minimis” exception permitted by Securities and Exchange Commission rules.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditor: specific services are pre-approved from time to time by the Committee or by the Committee Chair on its behalf. As to any services approved by the Committee Chair, the approval is reported to the Committee at the following meeting of the Committee.

Based upon the Committee’s reviews and discussions referred to above, and in reliance upon them, the Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2022 be included in the Company’s annual report on Form 10-K, and the Board has approved their inclusion.

Respectfully submitted to the Company’s shareholders by the Audit Committee of the Board of Directors.

Gerald B. Smith, Chair
Olivier Leonetti
Sandra Pianalto
Dorothy C. Thompson
Darryl L. Wilson

The Board of Directors recommends a vote FOR this proposal to approve the appointment of the independent auditor and to authorize the Audit Committee to set auditor remuneration.

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Proposal 3:

Advisory Approval of the Company’s Executive Compensation

We are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Although this is an advisory vote, and therefore not binding on our Board of Directors, the Board and the Compensation and Organization Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

This say-on-pay vote is required under U.S. law, and we consider it to be a matter of good corporate governance. This vote takes place annually and the next advisory vote to approve the Company’s executive compensation will occur at the 2024 Annual General Meeting, subject to the results of the advisory vote on the frequency of the approval of our executive compensation as described in Proposal 4.

As we explain in the Compensation Discussion and Analysis that follows, our executive compensation programs are designed to attract, motivate, reward, and retain our named executive officers, who are critical to the success of our Company. Our programs reward our named executive officers for achieving specific annual, long-term and strategic goals, and also for increasing shareholder value.

NAMED EXECUTIVE OFFICERS’ COMPENSATION PROGRAM HIGHLIGHTS

As part of our pay for performance culture, our executive compensation plans include the following:	Other features of these programs include:
•

On average, at target approximately 79% of our named executive officers’ compensation is performance based.

•

Our plans deliver awards below target, or none at all, when Company performance does not meet threshold levels.

•

Our executive incentive programs are intended to deliver awards at target when our performance aligns with our peer group median performance and awards of up to 200% of target when our performance is at or above the top quartile of our peer group.

•

Our share ownership requirements range from one times base salary for our general managers to six times base salary for the Company’s Chairman and CEO of Eaton Corporation.

•

Our incentive plan payouts are capped to prevent unintended windfalls.

•

Our compensation clawback policy allows us to recover incentive compensation in case of employee misconduct that causes the need for a material restatement of financial results.

•

We do not enter into employment contracts with any of our salaried U.S. employees, including the named executive officers.

The Compensation and Organization Committee continually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. All Committee members are independent directors committed to applying sound governance practices to compensation decisions.

We strongly encourage you to review the Compensation Discussion and Analysis that follows. It contains information about the extensive processes the Committee follows, and the factors it considers, when establishing performance and pay targets and approving actual payments from our short- and long-term performance-based incentive plans. The Committee’s process includes reviewing a variety of reports and analyses such as market survey data, compensation tally sheets, compensation at peer companies, and reports from proxy advisory firms. The Compensation Discussion and Analysis also describes the structure of our compensation programs and the 2022 compensation of our named executive officers.

We believe that our executive compensation design and strategy is a critical factor in motivating our executives to seek innovative solutions that contribute to Eaton’s continued success. We are therefore asking shareholders to approve the following advisory resolution at the 2023 Annual General Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual General Meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors recommends a vote FOR advisory approval of executive compensation.

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Executive Compensation Table of Contents

COMPENSATION DISCUSSION AND ANALYSIS	28
EXECUTIVE SUMMARY	28
2022 CEO REALIZED PAY AND OUR PERFORMANCE	31
ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE	32
HOW WE ESTABLISH AND VALIDATE PAY	33
COMPONENTS OF COMPENSATION	36
HEALTH AND WELFARE, RETIREMENT AND OTHER BENEFIT PLANS	43
EXECUTIVE COMPENSATION POLICIES AND GUIDELINES	45
RELATIONSHIP BETWEEN COMPENSATION PLANS AND RISK	47
COMPENSATION AND ORGANIZATION COMMITTEE REPORT	48
COMPENSATION TABLES	49
2022 CEO PAY RATIO	63
2022 PAY VERSUS PERFORMANCE	64

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Compensation Discussion and Analysis

In this Compensation Discussion and Analysis (CD&A), we discuss our pay for performance philosophy, our pay-setting process, the components of our executive compensation program, and the compensation of our named executive officers for 2022. We also explain our performance metrics in detail and review our executive compensation policies.

Please note that the use of “we,” “us” or “our” throughout this CD&A refers to the Company, its subsidiaries or its management. In addition, the use of “Chairman and Chief Executive Officer” or “CEO” throughout this CD&A refers to Craig Arnold, Chairman of the Company and Chief Executive Officer of Eaton Corporation.

EXECUTIVE SUMMARY

This section provides a summary of the performance metrics and actual results for the incentive plans in which our named executive officers and other executives participated for the year ending December 31, 2022. For 2022, our named executive officers are:

Name	Title
Craig Arnold	Chairman of the Company and Chief Executive Officer
Thomas Okray	Executive Vice President and Chief Financial Officer
Heath Monesmith	President and Chief Operating Officer – Electrical Sector
Paulo Ruiz	President and Chief Operating Officer – Industrial Sector
Brian Brickhouse	President – Americas Region, Electrical Sector
Uday Yadav(1)	Former President and Chief Operating Officer – Electrical Sector
(1) Mr. Yadav’s employment with the Company ended April 22, 2022.

Executive Compensation Philosophy

We design our executive compensation plans and programs to help attract, motivate, reward, and retain highly qualified executives who are capable of creating and sustaining value for our shareholders over the long term. We endorse compensation actions that fairly reflect Company performance as well as the responsibilities and personal performance of individual executives.

Our executive compensation programs are intended to align the interests of our executives with those of our stakeholders and are structured to reflect best practices. On average, at target approximately 79% of our named executive officers’ compensation is performance-based and tied to our short- and long-term incentive programs. Key features of these programs include:

■

Caps on payouts under our short- and long-term incentive plans;

■

Shareholder-approved equity plans;

■

A clawback policy;

■

A policy that prohibits hedging or pledging of our shares;

■

Share ownership and holding requirements;

■

No tax gross-ups;

■

No employment contracts; and

■

Double-trigger equity vesting upon a change in control.

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Pay for Performance Culture

Our executive compensation programs reflect the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. The chart below shows the payouts as a percentage of target under our performance-based short- and long-term incentive programs and total return to shareholders over Mr. Arnold’s tenure as CEO, illustrating the strong correlation between pay and the performance we are delivering to our shareholders. More information about our short- and long-term incentive programs begins on page 37. This illustration of actual payouts as a percentage of target for completed award periods supplements the information provided in the Pay Versus Performance disclosure that begins on page 64 which includes valuations for completed and in-flight award periods.

Total Shareholder Return (TSR) and Performance-Based Incentive Plan Payouts

(1)

In 2015, we changed the length of our performance-based long-term award periods from four to three years. As a result, two long-term performance periods ended on December 31, 2017. Awards for each period were earned at 25% of target.

(2)

In 2016, we changed the long-term incentive plan performance criteria from Adjusted Earnings per Share growth and Cash Flow Return on Gross Capital (weighted equally) to relative Total Shareholder Return. The first TSR-based award period began on January 1, 2016 and ended on December 31, 2018.

(3)

In 2021, we replaced the Cash Flow Return on Gross Capital metric that had been used in our short-term incentive plan since 1993 with an Adjusted Operating Cash Flow (OCF) metric. This metric and an Adjusted Earnings per Share metric serve as the financial performance measures for our short-term incentive plan.

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Summary of 2022 Performance-Based Incentive Plan Payouts

Short-Term Incentives

The corporate performance factor under our short-term incentive plan was 83%. In February 2022, the Committee established Adjusted Earnings Per Share (EPS) and Adjusted Operating Cash Flow (OCF) goals for 2022. Adjusted EPS excludes from net income per share acquisition and divestiture charges, restructuring charges, and intangibles amortization expense. Adjusted OCF equals the sum of operating cash flow as reported and U.S. qualified pension contributions. The 2022 target Adjusted EPS and Adjusted OCF objectives were $7.45 and $3,100 million, respectively. Actual Adjusted EPS and Adjusted OCF were $7.57 and $2,533 million, respectively, which generated a calculated payout of 58% of target. The company missed its $2,600 million threshold Adjusted OCF goal by $67 million, or 2.6%, mostly due to strategic inventory investments made to address industry-wide supply chain challenges combined with surging orders and record backlog. For the reasons described under 2022 Short-Term Incentives on page 37, the Committee chose to pay out the Adjusted OCF portion of our Executive Incentive Compensation Plan ("EIC") at the minimum threshold goal level which, when combined with our record Adjusted EPS performance, results in a below-target 83% corporate performance factor.

2022 EXECUTIVE INCENTIVE COMPENSATION PLAN GOALS AND RESULTS

Long-Term Incentives

2020-2022 ESIP: Our 2020-2022 long-term, performance-based Executive Strategic Incentive Plan (“ESIP”) was fully based on the rank of our Total Shareholder Return (TSR) relative to a group of peers for the three-year award period. Our 2020-2022 ESIP was earned at 178% of target. The results for the 2020-2022 award period are summarized below.

	Threshold	Target		Maximum
			Actual Results
Relative Ranking	TSR is positive but ranks the lowest among the peers	50th Percentile	88.8[t]h Percentile	100th Percentile
Adjustment Factor	25%	100%	178%	200%

2020-2022 ESIP opportunities took the form of Performance Share Units (PSUs) and were settled in Eaton ordinary shares. Dividend equivalents were paid in cash based on the earned number of PSUs and the aggregate dividend paid to our shareholders over the award period. Additional information about the 2020-2022 ESIP awards can be found on page 40.

Review of 2022 Advisory Vote on Executive Compensation

The Board of Directors is committed to understanding the views of our shareholders by providing an opportunity to endorse our executive compensation through an advisory, non-binding vote. In 2022, our shareholders approved our executives’ compensation by a vote of 93%.

The Committee considered these voting results, shareholder feedback, and a comprehensive assessment of Eaton’s executive compensation programs and did not make substantive changes to our executive compensation plans or programs in response to last year’s say-on-pay vote in light of the support we received from shareholders in 2022. The Committee will continue to review our compensation programs each year in light of the annual say-on-pay voting results and shareholder feedback.

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2022 CEO REALIZED PAY AND OUR PERFORMANCE

Our compensation programs for Mr. Arnold and the other named executive officers are heavily weighted toward performance-based opportunities that are at-risk and subject to our performance.

The table below illustrates the relationship between Mr. Arnold’s target award opportunity and the amounts he realized based on our performance against the metrics established for the short- and long-term incentive plans that ended on December 31, 2022 and the appreciation of our share price. Short- and long-term incentive plan metrics are intended to drive results that create value for our shareholders. This table supplements, but is not a substitute for, the information contained in the Summary Compensation Table on page 50 and the Pay Versus Performance disclosure on page 64. Each pay component shown below is discussed in more detail in the CD&A that follows.

COMPENSATION REALIZED BY OUR CHIEF EXECUTIVE OFFICER IN 2022

Compensation Component	Period Earned	Description	Target	Amount Earned
Annual Compensation
Base Salary	2022	We generally target the market median when establishing base salaries. Mr. Arnold did not receive a base salary increase in 2022.	n/a	$1,400,000
Short-Term Incentive	2022	Mr. Arnold’s target was 160% of base salary. His actual award of 87% of his individual target is consistent with awards delivered to other executives. For more information on this payment, please see “2022 Short-Term Incentive Awards”.	$2,240,000	$1,952,160
Total Annual Cash				$3,352,160
Realized Value from Long-Term Incentives
Stock Option Exercises	2019-2022	The gains upon exercise of stock options were based on the increase in our stock price over the period in which Mr. Arnold held the options. Additional details, including the number of shares exercised, are reported in the “Option Exercises and Stock Vested in 2022” table on page 54.	n/a	$93,094
Performance & Restricted Share Unit Vesting	2019-2022	This represents the vesting of RSUs that were granted in 2019, 2020, and 2021 and PSUs for the 2019-2021 ESIP award period that vested in 2022. This is reported in the “Option Exercises and Stock Vested in 2022” table on page 54.	n/a	$21,867,588
Total Long-Term				$21,960,682
All Other Compensation		Includes the items disclosed as “Other Compensation” in the Summary Compensation Table.	n/a	$211,465
TOTAL REALIZED COMPENSATION				$25,524,307

The long-term incentive opportunities listed below were earned during a performance period that ended on December 31, 2022 but did not vest until February 22, 2023. The amount realized upon the vesting of these awards will be reported in our 2024 proxy statement. Therefore, these amounts are not included in the table above.

2020-2022 ESIP	2020-2022

Executives earned 178% of the target number of performance share units that were granted in 2020. Dividend equivalents were paid in cash based on the earned number of share units and the aggregate dividend paid to shareholders over the award period.

			$4,875,000 expressed as 50,050 PSUs	89,089 earned PSUs

The realized pay table differs from the Summary Compensation Table and Pay Versus Performance Table in a number of ways, including:

■

The Summary Compensation Table includes the grant date fair value of equity compensation (calculated in accordance with accounting rules) granted during the year, which may or may not ever be earned. The Pay Versus Performance Table reports changes in values of unvested equity that may or may not ever be earned, as measured at each year-end or at vesting, as applicable (in each case calculated in accordance with accounting rules). In contrast, this realized pay table reports only the elements of compensation actually received and/or realized by Mr. Arnold for performance periods that ended on December 31, 2022. Specifically, the values for equity awards in the realized pay table show the gross compensation (before applicable taxes) that Mr. Arnold received in 2022 upon the exercise of stock options and the vesting of RSUs and PSUs (as shown in the “Option Exercises and Stock Vested in 2022” table on page 54), regardless of when the shares were granted.

■

The realized pay table does not reflect compensation that is based upon pension value increases although these amounts are included in the Summary Compensation Table. The Committee reviews compensation that is based upon the change in pension values as part of the Tally Sheet review discussed on page 34 in the context of a competitive overall benefit design and not as an element of its annual compensation decisions.

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ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE

Membership and Responsibilities

The Compensation and Organization Committee of the Board of Directors in 2022 consisted of 5 independent non-employee directors and is supported by our human resources department. As discussed below, the Committee also may retain one or more independent compensation consultants to assist it.

The Committee is responsible for handling a variety of organizational and compensation matters pertaining to Eaton’s leadership, including those shown in the table below. The Committee’s charter is available on our website at http://www.eaton.com/governance.

Compensation Tasks	Organizational Tasks
•

Reviews, approves, and oversees all of our executive compensation plans, including our stock plans;

•

Establishes performance objectives under our short- and long-term incentive compensation plans;

•

Determines the attainment of those performance objectives and the awards to be made to our senior officers under our short- and long-term incentive compensation plans;

•

Determines the compensation for our senior officers, including salary and short- and long-term incentive opportunities;

•

Reviews compensation practices relating to key employees to confirm that these practices remain equitable and competitive; and

•

Reviews new benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees.

•

Evaluates the performance of the CEO, with input from all non-employee directors;

•

Reviews the performance capabilities of the other senior officers based on input from the CEO;

•

Reviews succession planning for officer positions including the position of the CEO;

•

Reviews proposed organization or responsibility changes at the senior officer level; and

•

Reviews our practices for the recruitment and development of a diverse talent pool.

Use of Consultants

The Committee retained Meridian Compensation Partners as its independent executive compensation consultant to support the Committee’s oversight and management of our executive compensation programs. The consultant’s duties include helping the Committee validate our executive compensation plans and programs through periodic comprehensive studies. The consultant performed a variety of work for the Committee, including assessing Eaton’s executive compensation programs relative to market trends and best-in-class governance practices, providing independent feedback on our analytical work, and assisting the Committee in its review and discussion of material agenda items and its decision-making about our executive compensation programs and individual compensation opportunities. The consultant also coordinated and supported the annual performance appraisal for Mr. Arnold. The Committee used this appraisal as one of several factors in determining his payout under our short-term incentive plan for 2022 and also considered it in determining whether to adjust his base salary or his short- and long-term incentive targets for the next year.

The Committee’s written policies require the Company to obtain its review and approval before awarding any material consulting assignment to a firm that the Committee already has engaged. This policy ensures that the Committee’s consultants are well positioned to provide independent and impartial advice on executive compensation and governance matters.

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HOW WE ESTABLISH AND VALIDATE PAY

This section explains the Committee’s process for establishing and validating our pay targets. As shown in the table and described in detail below, this process involves several important analyses:

Analysis	Data Source	Purpose	How It’s Used	When It’s Conducted
Market Analysis	Aon and Willis Towers Watson executive compensation databases	Setting pay for our executives	Setting base pay and short- and long-term incentive targets for the next year/award cycle	November — February
Performance Assessments	Executive feedback	Evaluating individual performance based on input from the CEO	Determining the short-term incentive award payments for the award period that recently ended and in determining merit increases and adjusting individual award opportunities for the next award cycle	November — February
Tally Sheets	Internal compensation and benefits data	Evaluating total remuneration and internal pay equity of our executives

Evaluating the total remuneration and projected payments to the named executive officers under various termination scenarios. This helps to determine if each executive’s compensation package is appropriately aligned with that of internal peers and whether any adjustment to our compensation plans or programs, or an individual’s pay package, is necessary.

February
Peer Pay and Performance Analysis	Publicly available financial and compensation information as reported by the companies that we have identified as peers for compensation and strategic planning purposes	Evaluating pay and performance to validate individual compensation plans that were established in February

Comparing pay and performance results with that of the peer group to determine the efficacy of the “Total Compensation Analysis and Planning Process”.

This study also provides insight into how competitors establish their pay for performance profile.

July
Executive Compensation Program Audit	External market data compiled by the Committee’s independent consultant	Comprehensive review of all executive compensation, benefit, and perquisite programs and design features	This report compares our programs to prevalent practices in the external market to ensure alignment with the market and best in class governance practices	October

Total Compensation Analysis and Planning Process (November – February)

We target total compensation to be within the median range of compensation paid by similarly sized industrial companies. We continually monitor and assess the competitive retention and recruiting pressures in the industries and markets where we compete for executive talent. As a result, the Committee periodically has exercised its judgment to set target compensation levels of certain executives above the market median to foster retention.

Several analyses play a role in the Committee’s Total Compensation Analysis and Annual Planning Process:

Market Analysis — In the fourth quarter of each year, our human resources department conducts a market analysis. First, we align our executives’ positions with comparable positions as reported in surveys published by two national consulting firms, Aon and Willis Towers Watson. We also review the compensation data that is publicly reported by the companies that comprise our compensation peer group described on page 34. Then, in February, we prepare a comprehensive report for the Committee, which also is reviewed by its independent consultant, that compares our executives’ compensation to the compensation peer group median and the average of the surveys’ median compensation data. This helps the Committee determine how each executive officer’s compensation compares to current market practices.

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In preparing our comparison for 2022, we used the survey results for “industrial” companies (as categorized by the survey vendors), whether publicly or privately held, with revenues between $10 billion and $50 billion. The group contains between 100 and 150 companies with revenues ranging from approximately one-half to two times our revenue. We believe this comparator group adequately represents the market in which we compete for talent. The companies participating in each survey vary, and we are not able to determine which of the companies reported data for each position and each component of pay.

Analysis of Internal Pay Equity and our Current Pay Levels — Internal equity among similarly situated positions is an important consideration in establishing individual pay targets. We maintain internal equity by establishing approximately the same target incentive opportunities for similarly situated positions. When determining what positions are similarly situated, we consider the following aspects of each position: its essential functions, the ability of the position holder to influence our overall results, any educational requirements, where the position stands in our leadership ranks, and job demands such as frequent travel and the responsibility to respond to business matters at any time and under any circumstances.

Tally Sheets — In addition to the market analysis, each February we provide the Committee with a comprehensive compensation Tally Sheet for each named executive officer. These Tally Sheets, which also are reviewed by the Committee’s independent consultant, help the Committee evaluate total remuneration and internal pay equity. The Committee reviews them before making decisions about the compensation of the named executive officers for the next year. Each Tally Sheet includes all components of the executive’s current compensation, including base salary, short-term incentive compensation, equity incentive compensation, retirement savings programs, health and welfare programs, and the cost of personal executive benefits. The Committee also reviews potential payments under various termination scenarios.

Performance Assessments — Assessments of executive performance are another key part of the Committee’s Total Compensation Analysis and Planning Process. Mr. Arnold meets individually with his direct reports, including the named executive officers, to discuss the performance assessments for their respective direct reports and to formulate initial recommendations for an appropriate total compensation plan for each executive. No member of management, including Mr. Arnold, makes recommendations regarding his or her own pay. The Committee meets with its independent consultant in Executive Session to review Mr. Arnold’s performance assessment, the comprehensive market data for his position, and his Tally Sheet to establish his total compensation plan.

Evaluating Pay

In July of each year, the Committee evaluates pay relative to external market data to validate the individual compensation opportunities that were established in February, and also considers whether we are setting appropriate performance criteria. This process involves collecting and reviewing peer group information and third-party survey data and analyzing it as described below.

PEER GROUP ANALYSIS

Peer Group Selection — The Committee uses proxy compensation data reported by a compensation peer group together with the survey data described under “market analysis” to set each named executive officer’s base salary, short- and long-term incentive targets. The Committee uses a compensation peer group in order to have additional data points to consider when setting pay and evaluating compensation programs. With input from Meridian, the Committee chose the companies in the compensation peer group based on specific characteristics such as, but not limited to: trailing twelve months revenue; market cap and revenue in the range of one-third to three-times those of Eaton’s; number of employees; financial performance; industry; total non-U.S. revenue; number of reporting segments; and whether the company includes Eaton in its own peer group. In addition, the peer industry mix of the compensation peer group is focused on diversified industrial companies that are operationally and strategically similar to Eaton and represents a sample of companies with whom we compete for talent. The 23 companies that comprise Eaton’s compensation peer group used for benchmarking executive pay in 2022 are listed below. Eaton’s revenue and market cap are approximately aligned with the median revenue and market cap of the compensation peer group.

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2022 Compensation Peer Group
3M Company	ABB Ltd.	Aptiv, plc
Carrier Global Corporation	Caterpillar Inc.	Cummins Inc.
Deere & Company	Dover Corporation	Emerson Electric Company
Honeywell International Inc.	Illinois Tool Works Inc.	International Paper Company
Johnson Controls International plc	Lear Corporation	Northrop Grumman Corporation
Otis Worldwide Corporation	PACCAR Inc.	Parker-Hannifin Corporation
Rockwell Automation, Inc.	Stanley Black & Decker, Inc.	TE Connectivity Ltd.
Trane Technologies plc	Whirlpool Corporation

The compensation peer group does not replace Eaton’s strategic peer group that is used by the Board in setting the Company’s strategic plan. The publicly traded companies in the strategic peer group continue to serve as the relative peer group for purposes of comparing total shareholder return as it relates to Eaton’s long-term performance-based incentive plan. The strategic peers were chosen based on their industry segment, among other considerations, so that the overall revenue of each segment would approximate Eaton’s revenues for each segment (Electrical, Aerospace, Vehicle) versus overall revenue for the entire enterprise. The revenue of many companies in the strategic peer group is smaller than Eaton’s and given that there is a correlation between the revenue size of a company and the pay it delivers, the Committee determined that the strategic peer group would not serve as an appropriate peer group for purposes of setting pay.

Peer Pay Analysis — Each year we provide the Committee with an analysis that includes the compensation reported by each publicly traded peer in its annual proxy statement and market survey data for positions that are equivalent to positions held by our named executive officers. The Committee uses this analysis in reviewing and establishing our stretch incentive plan goals and in answering whether our compensation targets and payouts are appropriately aligned to market comparators given our performance. In 2022, this review of survey and peer proxy data confirmed that Eaton’s compensation opportunities were aligned with the external data points.

Executive Compensation Program Audit — Each October, the Committee’s independent consultant prepares a report that compares Eaton’s executive compensation programs to prevalent practices in the external market. This review includes, but is not limited to, the design of our short- and long-term incentive plans, deferral plan design, severance and change of control practices, executive benefits and perquisites, stock ownership requirements, and clawback policies. The Committee uses this report to determine whether any changes are needed to any of our executive compensation programs to better align with market and governance practices. In 2022, the Committee did not make any changes to our executive compensation plans or programs as a result of this report.

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COMPONENTS OF COMPENSATION

In this section, we describe the main components of our compensation, including the plan design and metrics we use in our performance-based incentive plans. The charts below illustrate the mix of pay at target for our CEO and the average of the other named executive officers. Items reported as All Other Compensation and the Change in Pension Values in the Summary Compensation Table are not included in the following charts. The Committee reviews compensation that is reported as All Other Compensation and compensation based upon the change in pension values as part of the Tally Sheet review discussed on page 34 in the context of a competitive overall benefit design and not as an element of its annual compensation decisions.

OVERVIEW OF OUR PRIMARY COMPENSATION COMPONENTS

Component	Description	Form/Timing of Payout
Base salary	Levels reflect job responsibilities and market competition	Paid in cash throughout the year
Short-term incentive

Executive Incentive Compensation Plan (EIC) – Cash incentive tied to the following performance metrics:

Adjusted Earnings Per Share (EPS) and Adjusted Operating Cash Flow (OCF) goals as well as business unit and individual performance criteria which include environmental, social and governance measures

Paid in cash after the year has ended and performance has been measured Executives can choose to defer payments under our Deferred Incentive Compensation Plan II
Long-term incentives	Executive Strategic Incentive Program (ESIP) – Long-term performance-based incentive tied to the following performance metric:	Awards are distributed in Eaton ordinary shares after the 3-year award period has ended and performance has been measured
50% Performance- Based Long-Term Incentive (ESIP)	Relative Total Shareholder Return ESIP opportunities are denominated in performance share units (PSUs) and settled in Eaton ordinary shares Value realization depends on our stock performance
25% RSUs 25% stock options	Restricted Share Units (RSUs) and stock options – Long-term incentives that vest over time based on continued service to our company Value realization depends on our stock performance	Vesting in approximately equal annual installments over 3 years
Other performance and retention grants	Retention restricted share units – Granted on rare occasions to foster engagement and retention May be tied to achievement of performance objectives Value realization depends on our stock performance	Vesting periods range from 3 to 10 years

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Base Salary

We pay a competitive base salary to our executive officers in recognition of their job responsibilities. In general, the Committee sets base salaries at approximately the market median as described under “Total Compensation Analysis and Planning Process” on page 33. On occasion, the Committee may set an executive’s base salary above the reported market median to foster retention and/or recognize superior performance. Executives must demonstrate consistently effective individual performance in order to be eligible for a base salary increase. In making salary adjustments, the Committee considers the executive’s base salary and total compensation relative to the market median and other factors such as individual performance against business plans, initiative, leadership, experience, knowledge, and success in building organizational capability.

2022 BASE SALARY

During the February 2022 Total Compensation Analysis and Planning Process, the Committee reviewed each executive’s base salary relative to the market data as described under “Total Compensation Analysis and Planning Process,” as well as the executive’s individual performance over the prior year. After discussing these items, the Committee determined it was appropriate to deliver merit increases on March 1, 2022, to Messrs. Okray, Monesmith, Ruiz, Brickhouse, and Yadav. The Committee did not adjust Mr. Arnold’s base salary because it found it to be appropriately aligned to the survey and peer median.

On July 5, 2022, Mr. Monesmith and Mr. Ruiz were promoted to President and Chief Operating Officer – Electrical Sector and President and Chief Operating Officer – Industrial Sector, respectively. The Committee considered median market data and internal parity in determining their salaries. The increases shown below include the 3.5% merit increase each received in March 2022 and the 6.91% promotional increase delivered to Mr. Monesmith and the 6.06% promotional increase delivered to Mr. Ruiz in July.

Executive	Increase %	New Base Salary
C. Arnold	0.00%	$1,400,000
T. Okray	3.50%	$853,875
H. Monesmith	10.65%	$725,000
P. Ruiz	9.78%	$685,000
B. Brickhouse	3.00%	$659,715
U. Yadav	3.50%	$828,742

Short-Term Performance-Based Compensation

We establish a competitive annual cash incentive opportunity for each named executive officer which is intended to align with the market median short-term incentive target (expressed as a percentage of base salary) as determined in our annual market analysis. The Committee determines target opportunities for each executive in February during its Total Compensation Analysis and Planning Process.

Metrics, Goals and Results — In February 2022, the Committee established Adjusted EPS and Adjusted OCF goals based on its review of market analyses, our annual profit plan as approved by the Board of Directors, external research reports, and analyses of peer group data. The Committee also considered Adjusted EPS growth rate guidance for us and our strategic peers as a key starting point for setting aggressive performance objectives for our short-term incentive plan. The Adjusted EPS metric measures earnings growth, while the Adjusted OCF metric is a direct measure of the operating efficiencies we need to be successful such as but not limited to the company’s ability to produce cash that is available to drive shareholder value through acquisitions, dividends, share buybacks, repayment of debt, and other strategic initiatives. In addition, both metrics are widely used among our peers. We and the Committee also believe these are appropriate metrics because of their link to shareholder value creation. The Committee believes that the target level Adjusted EPS and Adjusted OCF goals established at the beginning of 2022 were demanding but attainable.

The following table shows the 2022 goals and our actual results for the year. Adjusted EPS (which excludes from net income acquisition and divestiture charges, restructuring charges and intangibles amortization expense) and Adjusted OCF (which for purposes of the EIC Plan equals operating cash flow as reported plus U.S. qualified pension contributions) results were $7.57 and $2,533 million, respectively. The results generated a calculated payout of 58% of target, but the Committee determined it was appropriate to adjust the formula driven payout to 83% of target to remove the negative impact on operating cash flows of strategically high inventory levels designed to address unanticipated macro-economic

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conditions that caused unprecedented supply chain disruption, elevated order intake and backlog. The company missed its $2,600 million minimum threshold Adjusted OCF goal by $67 million, or 2.6%, mostly due to these strategic inventory investments. When determining whether it would be appropriate to increase the payout for the Adjusted OCF metric, the Committee considered factors such as the company’s total shareholder return, 2022 record earnings, and that the inventory investment was similar to that of our peers. In addition, the Committee discussed its prior use of discretion to reduce the formula driven EIC payout factors in 6 of the last 7 years in the range of 6 to 52 percentage points (which equated to 8% to 30% reductions in payouts). The reductions impacted all plan participants (approximately 2,800 employees) and were made to guard against windfalls generated by events that were not influenced by management. The inventory and supply chain issues in 2022 were also largely beyond management’s control but management prudently chose to increase inventory to protect surging orders, resulting in a miss on the Adjusted OCF threshold goal. Although removing the impact of the strategic inventory adjustment would have generated a payout greater than 80% of the Adjusted OCF target, after considering the aforementioned factors, the Committee agreed that it was appropriate to deliver and cap the payout for the Adjusted OCF measure at the threshold level of 50%. The 50% payout for Adjusted OCF (weighted 50%) and 115% payout on the Adjusted EPS metric (weighted 50%) result in a total payout of 83% of target.

2022 EXECUTIVE INCENTIVE COMPENSATION PLAN GOALS AND RESULTS

2022 SHORT-TERM INCENTIVE AWARDS

In February 2022, in addition to establishing EIC Plan performance objectives, the Committee also established an individual target award opportunity for each executive that reflected the market median target annual incentive opportunity as determined in our annual market analysis as described on page 33.

Environmental, Social and Governance measures in categories such as ethics, sustainability, and diversity and inclusion, have been embedded in our short-term incentive plan for more than ten years. These measures are factored into the following growth, operational excellence and building organizational capacity goals that the Committee considered in determining the final payout.

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The Company’s 83% payout factor as described above.

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Individual performance factors that are based on the achievement of the following performance criteria:

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Financial Goals: Achieving the Company’s annual financial plan, as well as the annual financial plan for the executive’s business unit.

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Growth Goals: Building our brand; outgrowing the markets in which we operate; introducing new products and services.

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Operational Excellence: Workplace safety and emissions reduction; advancements in quality; supply chain improvement; and operational efficiency/productivity.

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Building Organizational Capacity: Reinforcing our ethical standards; attracting and developing talent; developing a diverse and inclusive organization; promoting a learning culture.

The following table illustrates each named executive officer’s 2022 award opportunity and his actual EIC award relative to that opportunity. Messrs. Arnold’s, Okray’s, Monesmith’s, Ruiz’s and Yadav’s awards are subject to the corporate and individual performance factors described above. Prior to his promotion to Chief Operating Officer – Industrial Sector, Mr. Ruiz led a business group and the portion of his award attributable to that time period is also subject to a business unit factor. Mr. Brickhouse leads a reporting segment and his award is subject to corporate, business unit, and individual performance factors. The awards shown below are rounded to the nearest whole dollar. Each named executive officer’s short-term incentive award is appropriately reported in the Summary Compensation Table.

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Executive	EIC Target as a % of Salary	EIC Target $		Adjusted EPS and Adjusted OCF Results		Business Unit/Individual Performance Factor		Award	Award as % of Target
C. Arnold	160%	$2,240,000	x	83%	x	105%	=	$1,952,160	87%
T. Okray	100%	$853,875	x	83%	x	105%	=	$744,152	87%
H. Monesmith	100%	$701,568	x	83%	x	100%	=	$582,301	83%
P. Ruiz	83%	$550,444	x	83%	x	99.5%	=	$454,858	83%
B. Brickhouse	85%	$560,758	x	83%	x	102%	=	$474,598	85%
U. Yadav(1)	100%	$276,247	x	83%	x	100%	=	$229,285	83%
(1) Mr. Yadav’s award was prorated based on the number of months he was actively employed during the award period.

Long-Term Incentive Compensation

The Committee establishes a target long-term incentive opportunity for each executive that is intended to align with the market median values as determined in our annual market analysis. We provide long-term incentive compensation to our executive officers in two components that generally are weighted as follows:

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50% in Performance Share Units: Relative TSR serves as the performance criteria for the performance-based ESIP periods which are three years in length. ESIP opportunities are denominated in performance share units and the number of share units earned by executives will depend on the rank of our total return to shareholders against that of a TSR Peer Group. The value realized by executives will depend on share price appreciation or depreciation over the award period; thereby providing a direct link to shareholder value creation.

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50% in Time Based Equity Awards: The named executive officers receive approximately an equal mix of stock options and RSUs which also provide a link to external performance. Time-based equity vests over a minimum of a three-year period and is subject to continued employment with us over the vesting period.

We believe that this “portfolio approach” to structuring long-term incentives provides an appropriate balance that focuses executives on both an external and internal measure of our success. In limited circumstances, the Committee provides retention restricted share unit grants to foster engagement and retention. The Committee’s independent compensation consultant has confirmed that this approach is appropriate to delivering long-term compensation and is consistent with market practices. No named executive officers received retention grants in 2022.

Equity Grant Practices — We typically grant equity-based awards in February. Consistent with market practices, the Committee also provides new hire grants at the time of hire that are intended to replace the value of long-term incentives that a newly hired executive forfeits when he or she leaves the prior employer to join our company. In addition, in limited circumstances the Committee may provide a grant in the event of a significant promotion. In August 2022, the Committee approved a grant of restricted share units for Mr. Ruiz in consideration of the significant increase in scope and responsibilities that accompanied his promotion to President and Chief Operating Officer - Industrial Sector. This additional grant also helped foster market alignment and internal equity among our senior leaders. Mr. Ruiz's grant is subject to the same terms and performance criteria as the equity awards granted in February 2022. The Committee has the authority to fix the date and all terms and conditions of equity grants to executive officers and other employees under our various stock plans, all of which have been approved by our shareholders. Our equity program adheres to the following best practices:

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Equity-based awards generally vest over, or upon the conclusion of, at least a three-year period and vesting is contingent upon continued service with us over the vesting period (except in the case of an employee’s death, disability, or retirement).

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No more than 5% of the total number of shares authorized for delivery under the Plan may vest within less than one year after the grant date (except for awards granted to non-employee directors, in the event of a change of control of the Company, in the event of a divestment of a business or upon an employee’s death, disability, or retirement).

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We set the strike price for all of our stock options at the fair market value of our shares on the date of the grant. Our current shareholder-approved stock plans define “fair market value” as the “closing price” as quoted on the New York Stock Exchange on the date of the grant.

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PERFORMANCE-BASED LONG-TERM INCENTIVES FOR THE PERIOD ENDING DECEMBER 31, 2022

2020-2022 ESIP Performance Criteria: The Committee adopted relative TSR as the performance criteria for the 2020-2022 ESIP period. The Committee began using a relative TSR metric in 2016 to foster a stronger sense of relative peer performance and to alleviate the increasingly difficult market calibration issues that we faced in prior years when the plan was tied to earnings per share growth and cash flow return on gross capital metrics. We and the Committee believe a short-term plan with earnings growth and operating cash flow metrics (via the Adjusted EPS and Adjusted OCF goals) complemented by a TSR-driven long-term plan is an effective combination that will enhance shareholder value.

The 2020-2022 ESIP was designed such that our TSR rank among a TSR Peer Group would determine an adjustment factor which could range from 0% to 200%. Ranking in between the threshold, target and maximum performance levels results in linear interpolation of the percentage earned.

Additionally, if our TSR was positive but ranked the lowest among the peer group, the maximum payout that could be earned was 25% of target. If our TSR was the highest when compared to that of the peer companies, but was negative, then the maximum payout that could be earned was 100% of target. Consistent with our historical practice, awards under this plan design were capped at 200% of target.

The TSR Peer Group for the 2020-2022 award period was comprised of twenty companies (excluding Eaton), fourteen of which are direct peers in either the Electrical, Aerospace or Vehicle segments and six of which are indirect but relevant peers. The revenue of the directly competitive peers in each segment expressed as a percentage of total peer group revenue roughly equated to the percentage of revenue each such segment represented of total Eaton revenue at the beginning of the award period (with the indirect peers added to the direct Electrical peers). During 2020, two of our TSR peers, Ingersoll-Rand plc and United Technologies Corporation changed due to spinoff and mergers. Ingersoll-Rand plc now operates as Trane Technologies plc after spinning-off its industrial business at the end of February 2020 and United Technologies Corporation now operates as Raytheon Technologies Corporation after spinning off its Otis and Carrier businesses and merging with Raytheon Company in April 2020. These companies in their new form are no longer strategic TSR peers. Furthermore, their TSR performance was skewed by the share distributions and conversions resulting from the spinoff and mergers. When the Committee approved the goals for the 2020-2022 award period, they reserved the right to exclude from the TSR ranking for the full award period any companies who merge or who are acquired. In light of the foregoing, the Committee has exercised their right to remove these companies from the TSR Peer group.

2020-2022 ESIP Awards — Awards for the 2020-2022 award period were determined based on our TSR ranking among the TSR Peer Group. For ESIP TSR calculation purposes, our stock price at the beginning of the award period was $90.49, (adjusted to reflect dividend reinvestments over the period) and our stock price at the end of the award period was $160.07. This resulted in TSR of 76.88%. As described above, per the rights granted under our plan, the Committee determined it was appropriate to exclude from the TSR ranking for the full period those companies who merged during the period. Prior to excluding Trane Technologies plc and Raytheon Technologies Corporation from the results, Eaton had an absolute ranking of three of twenty-one and a percentile ranking at the 90th percentile which would have generated a payout of 180% of target. Following the removal of these two companies and re-ranking of the remaining peers, Eaton had an absolute ranking of three out of nineteen, and a percentile ranking at the 88.8th percentile. This percentile ranking resulted in a performance adjustment factor of 178% of target (rounded up to a whole percentage from 177.60%). The results are shown in the following tables.

	Threshold	Target		Maximum
			Actual Results
Relative Ranking	TSR is positive but ranks the lowest among the peers	50th Percentile	88.8th Percentile	100th Percentile
Adjustment Factor	25%	100%	178%	200%

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Company Name	TSR	Absolute Ranking Prior to Peer Removal	Adjusted Ranking Following Peer Removal(1)	Adjustment Factor (Linear Interpolation From 0% to 200%, Rounded to Whole Percent)
Deere & Company	164.91%	1	1	200%
Hubbell, Inc.	78.80%	2	2	189%
Eaton Corporation	76.88%	3	3	178%
Schneider Electric SE	58.19%	4	4	167%
Cummins Inc.	56.08%	5	5	155%
Parker-Hannifin Corporation	50.80%	6	6	144%
ABB Ltd.	48.96%	7	7	133%
Siemens Aktiengesellschaft	38.04%	8	8	122%
Rockwell Automation	36.09%	9	9	111%
Emerson Electric Co.	35.97%	10	10	100%
Illinois Tool Works, Inc.	32.43%	12	11	89%
Honeywell International Inc.	28.01%	13	12	78%
Dover Corporation	23.30%	14	13	67%
Legrand SA	13.28%	16	14	55%
BorgWarner Inc.	12.74%	17	15	44%
Allison Transmission Holdings Inc.	-1.87%	18	16	33%
Moog, Inc.	-1.90%	19	17	22%
American Axle	-4.33%	20	18	11%
Woodward, Inc.	-19.39%	21	19	0%
(1) The following are removed due to mergers and spin-offs as described above. TSR and Rank prior to removal is as follows:
Trane Technologies plc	35.06%	11
Raytheon Technologies Corporation	17.37%	15

Final awards were determined by multiplying the target number of performance share units by the calculated performance factor of 178% and rounding up to the nearest whole share. The earned number of performance share units vested on February 22, 2023 and will be reported in the Options Exercised and Stock Vested Table in our proxy statement for our 2024 Annual General Meeting. Dividend equivalents were also paid in cash based on the aggregate dividend paid over the period ($9.20) and the final number of earned share units.

Awards earned by our named executive officers for the 2020-2022 ESIP Period are shown below.

Executive	2020-2022 Target	Target Units	Earned Share Units (based on 178% payout)	Value of Award at Vesting (based on $171.785 on 2/22/2023)	Accumulated Dividends (based on $9.20 per share)	Total Award + Dividend Equivalents
C. Arnold	$4,875,000	50,050	89,089	$15,304,154	$819,619	$16,123,773
T. Okray(1)	-	-	-	-	-	-
H. Monesmith	$800,000	8,215	14,623	$2,512,012	$134,532	$2,646,544
P. Ruiz	$525,000	5,390	9,595	$1,648,277	$88,267	$1,736,544
B. Brickhouse	$600,000	6,160	10,965	$1,883,623	$100,878	$1,984,501
U. Yadav(2)	$816,667	8,384	14,924	$2,563,719	$137,301	$2,701,020
(1)

Per the terms of his offer, Mr. Okray’s participation begins with the 2021-2023 ESIP award period.

(2)

Mr. Yadav’s award was prorated based on the number of months he was actively employed during the award period.

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Long-Term Incentives Granted in 2022

Establishment of Performance Criteria for the 2022-2024 ESIP — Awards for the 2022-2024 ESIP award period will be determined based on our TSR relative to that of the TSR Peer Group as described on the following page. The structure of our 2022-2024 ESIP is identical to that of the 2020-2022 ESIP described on page 40. That is, TSR is calculated by taking the total of share price appreciation and dividends (assuming immediate reinvestment of dividends) over the three-year period compared to our share price at the beginning of the period. Our TSR rank among the TSR Peer Group will determine an adjustment factor which can range from 0% to 200%, such that executives will earn an award if our TSR ranks as follows:

	Threshold	Target	Maximum
Relative Ranking	TSR is positive but ranks the lowest among the peer group	50th Percentile	100th Percentile
Adjustment Factor	25%	100%	200%

Additionally, if our TSR is positive but ranked the lowest among the peer group, the maximum payout that can be earned is 25% of target. If our TSR is the highest when compared to that of the TSR Peer Group, but is negative, then the maximum payout that can be earned is 100% of target. The payout between threshold and maximum will be interpolated based on the rank of our TSR among the peer companies.

With the sale of our Lighting and Hydraulics businesses in 2020 and 2021, respectively, and the recent acquisitions within our Electrical and Aerospace businesses, our revenue mix has changed. Therefore, we established a new TSR peer group for our 2022-2024 award period that includes sixteen companies, eleven of which are direct peers in either the Electrical, Aerospace or Vehicle segments and five of which are diversified but relevant peers. The revenue of the directly competitive peers in each segment expressed as a percentage of total peer group revenue roughly equates to the percentage of revenue each such segment represented of total Eaton revenue (with the indirect peers added to the direct Electrical peers). The companies included in the TSR Peer Group are:

Direct Peers: ABB, Ltd., Allison Transmission Holdings, Inc., BorgWarner, Inc., Hubbell Inc., Legrand S.A., Moog Inc., Rockwell Automation, Inc., Schneider Electric SE, Siemens AG, Woodward, Inc., and Safran

Diversified Peers: Dover Corporation, Emerson Electric Co, Honeywell International Inc., Illinois Tool Works Inc., and Parker-Hannifin Corporation

Performance Share Units Granted for the 2022-2024 ESIP — In February 2022, the Committee established total long-term incentive opportunities, expressed as a cash value, for each executive. Targets are intended to align with the market median long-term incentive value as determined during our annual market analysis described on page 33. Half of the total long-term incentive target was converted to a number of performance share units based on the 30-day average closing price of our ordinary shares at the beginning of the award period. At the end of the award period, the number of performance share units will be adjusted up or down based on achievement of our TSR rank relative to that of the peers as previously described. The adjusted number of share units, if any, will be distributed to participants in the form of our ordinary shares. An accumulated dividend equivalent covering the performance period will be paid in cash based on the number of share units actually earned.

RSUs Granted in 2022 — In February 2022, the Committee approved RSU grants that represented approximately 25% of each named executive officer’s target total long-term incentive opportunity in effect at that time. Effective August 4, 2022, the Committee approved a grant of restricted share units for Mr. Ruiz in consideration of the significant increase in scope and responsibilities that accompany his promotion to President and Chief Operating Officer – Industrial Sector. This additional grant also helped to foster market alignment and internal equity among our senior leaders. These RSUs vest in approximately equal installments over three years, subject to continued employment with us. We pay dividend equivalents on the earned number of RSUs at the time the shares vest.

Stock Options Granted in 2022 — The Committee approved Stock option grants which make up the remaining 25% of each named executive officer’s total target long-term incentive opportunity. The stock options granted in 2022 will vest in substantially equal annual installments over three years, subject to the executive’s continued employment with us, and have a strike price equal to the closing price of our ordinary shares on the date of the grant.

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Long-Term Incentive Grants — Each named executive officer’s target long-term incentive opportunity and mix of grant types is shown below. The target amounts shown below differ from the amounts reported in the Summary Compensation Table, which reports the grant date fair value determined in accordance with ASC Topic 718.

Executive	ESIP Target ($)	RSU Target ($)	Stock Option Target ($)	Target Total Long-Term Incentive ($)
C. Arnold	$5,250,000	$2,625,000	$2,625,000	$10,500,000
T. Okray	$1,175,000	$587,500	$587,500	$2,350,000
H. Monesmith	$900,000	$450,000	$450,000	$1,800,000
P. Ruiz	$525,000	$612,500	$262,500	$1,400,000
B. Brickhouse	$700,000	$350,000	$350,000	$1,400,000
U. Yadav	$1,200,000	$600,000	$600,000	$2,400,000

HEALTH AND WELFARE, RETIREMENT AND OTHER BENEFIT PLANS

Health and Welfare Benefits and Retirement Income Plans

We provide our executive officers with the same health and welfare and retirement income benefit programs that we provide to our other salaried employees in the United States, with certain exceptions described below. Our named executive officers may choose to participate in our 401(k) plan and receive Company matching contributions, which are reported as “Other Compensation” in the Summary Compensation Table. We provide 401(k) matching contributions that comply with Internal Revenue Code limits.

In place of typical Company-paid group term life insurance, we provide certain named executive officers and approximately 200 other employees who were hired prior to January 1, 2016 with Company-paid life insurance coverage under two separate policies. The aggregate coverage provided by these two policies of approximately one times base salary is consistent with the level of coverage provided through our group term life policy to other non-union and U.S. salaried employees. The majority of the executives’ life insurance (base salary minus $50,000) is covered under an executive-owned individual whole-life policy, with the remaining $50,000 of insurance covered under our group term life policy. The value of the Company-paid premium for the whole life policy is imputed as income to each covered executive. At the time of its inception, we decided to provide this executive life insurance arrangement to allow each executive to have a paid-up policy at retirement that would mirror Company-provided post-retirement group term life insurance, but with less post-retirement tax complexity for both the executive and the Company. Employees hired after January 1, 2016, including named executive officers, receive a benefit of one-times base salary through our group term life policy.

Other Retirement and Compensation Arrangements

The 2022 Pension Benefits table beginning on page 54 reports retirement benefits for Mr. Arnold and the other named executive officers who participate in our defined benefit pension plans. Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized plans under which payment will be made for any benefits that may exceed those limits. If these nonqualified benefits accrued before 2005, executives may choose a lump sum payment or an annuity (unless otherwise determined by the Committee), except that if there is a change of control of the Company, they will be paid at the time of the event (unless otherwise determined by the Board of Directors) in a lump sum. These benefits that accrued after January 1, 2005 will be paid in the form of a single sum at retirement.

In response to market practices and to enhance our ability to attract and retain key executives, the Board of Directors also adopted plans that provide supplemental annual retirement income to certain executives whom we hire mid-career, because they do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income or nonqualified restoration plans. These supplemental plans deliver a benefit if the executive either retires at age 55 or older with at least 10 years of service, or at age 65 or older regardless of the years of service. No new participants have been added to this plan since 2011.

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The tax-qualified pension plans that we maintain for our U.S. salaried and non-union employees define the term compensation to include base salary, overtime pay, pay premiums and awards under any short-term variable pay or incentive compensation plans (including amounts deferred for receipt at a later date). We use this same definition for calculating pension benefits under the nonqualified executive retirement income arrangements described in the preceding paragraph. These qualified and nonqualified retirement income plans are the only compensation or benefit plans or programs that we provide to executive officers that consider base salary and earned annual incentive awards in the calculation of the executives’ account balances. Long-term incentives, including cash and amounts realized upon the exercise of stock options and/or vesting of other equity-based awards are not factored into these calculations.

PENSION FREEZE ENACTED DECEMBER 31, 2020

Eaton regularly considers cost savings opportunities in all aspects of how we operate to ensure we remain competitive. Since 2001, we have periodically reviewed our pension plan to determine how we compare to companies like ours, particularly diversified industrial companies. Our survey found that many large companies, including over half of our peers had already frozen or announced they were freezing their pension plans. Effective December 31, 2020, we froze our qualified pension plans for US non-union employees, including our named executive officers. This freeze affects participants in our Pension Plan for Eaton Corporation Employees. In the first quarter of 2021, we froze, with the same effect and timing, the related nonqualified DB Restoration and Limited Service Supplemental Plans. These plans are referenced on page 54.

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For those in our “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”), the freeze will take effect as of December 31, 2025 meaning no additional pay and service credits will be earned beginning on January 1, 2026.

■

For those in our “Eaton Personal Pension Account” under the cash balance formula (the “EPPA benefit formula”), the freeze took effect as of December 31, 2020, but we will not end cash balance pay credits until December 31, 2025. Instead of putting the pay credit in employees’ cash balance pension accounts, we will duplicate it as a contribution to the Eaton Savings Plan (Eaton’s 401(k)) and Eaton Supplemental Retirement Plan over the five-year transition period. Pay credits for compensation greater than the amount of annual compensation that may be taken into account in calculating contributions to a qualified savings plan are credited to the participant’s notional account in the Eaton Supplemental Retirement Plan.

At the end of the five-year period, beginning January 1, 2026, participants in these plans will then be eligible to receive the same contribution into the Eaton Savings Plan and Eaton Supplemental Retirement Plan, as applicable, as employees hired April 1, 2013 and following, which is currently a 4% Eaton Retirement Contribution. Any employee hired on or after April 1, 2013 and all U.S. employees of Cooper immediately prior to our acquisition of Cooper receive an additional employer contribution under the Eaton Savings Plan and Eaton Supplemental Retirement Plan, as applicable in lieu of earning a benefit under the aforementioned pension plans.

Deferral Plans

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our short-term and cash-settled long-term incentive plans. Our deferral plans do not allow executives to defer the receipt of their share-based awards. We offer these deferral arrangements so that our executives have a competitive opportunity to accumulate additional retirement assets and a means to meet our share ownership requirements.

Personal Benefits

We provide our executive officers with limited personal benefits such as reimbursement for financial and estate planning and tax preparation. Personal benefits are treated as taxable income to the executive.

Employment Contracts, Change of Control Agreements and Severance Benefits

We do not provide our executive officers with employment contracts; however, we do enter into Change of Control Agreements with each executive officer that provide benefits if an executive’s employment is terminated or materially changed for certain reasons following a change of control. In April 2022, we entered into new Change of Control Agreements with each Named Executive Officer and other eligible officers. The new agreements supersede and replace the prior Change of Control agreements. Like the prior agreements, the new agreements contain double-trigger severance provisions and restrictive covenants and do not provide tax gross ups. The new agreements remove certain fringe benefits and expand the definition of Cause to include (i) pleading guilty or nolo contendere to, or being convicted of, any felony or any crime involving moral turpitude, dishonesty, fraud or unethical business conduct; (ii) a material violation of the Code of Ethics or other

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applicable policies or procedures; and (iii) willful misconduct which is materially detrimental to the financial condition or business reputation of the company.

We believe that these Change of Control agreements are in the best interest of our shareholders because they help ensure that we will have the continued dedication and focus of key executives in the event of a change of control of the Company. Details of our Change of Control Agreements may be found in the narrative discussion accompanying the Potential Payments Upon Termination beginning on page 58.

As previously stated, we have not entered into employment contracts with any of our named executive officers. As such, no named executive officers have contractual arrangements that prescribe severance benefits in the event an executive's employment is involuntarily terminated by the Company for reason other than Cause. Instead, the Committee has the sole discretion to decide what, if any, severance benefits will be offered to the executive. In the case of an involuntary termination for reason other than Cause, we would expect the Committee to consider providing severance benefits of up to two-times the sum of annual base salary plus target annual incentive, as described in the Involuntary Termination - Not for Cause scenario on page 60 depending on the circumstances leading to the executive's termination. The Committee believes that it is in the best interest of the Company and our shareholders to ensure that a departing executive is treated fairly and in a manner that will help us to secure appropriate confidentiality, non-competition, non-solicitation, non-disparagement and general release agreements. It is not our practice to provide severance in the case of a termination for “Cause”, voluntary resignation, retirement (including when our officers reach the mandatory retirement age of 65), death, or disability.

Limited Tax Protection for Relocation and Foreign Assignments

We and the Committee believe that tax protection is appropriate in very limited circumstances to avoid the potential for the value of a benefit to be reduced as a result of tax requirements that are beyond an executive’s control. Specifically, we provide tax protection for our employees under our relocation and foreign assignment policies so that they are able to make decisions to accept new assignments without concern that relocating would be a disadvantage from a tax standpoint.

Use of Our Aircraft

We own, operate, and maintain Company aircraft to enhance the ability of our executive officers and other corporate and business leaders to conduct business in an effective manner. This principle guides how the aircraft are used. Our stringent aircraft use policy ensures that the primary use of this mode of transportation is to satisfy business needs and that all aircraft use is accounted for at all times and in accordance with applicable laws. The policy also allows Mr. Arnold to use our aircraft for personal travel as needed to ensure his personal security and enhance his productivity. Our aircraft policy does not permit other executives to use Company-owned aircraft for personal use without the advance approval of the Chief Executive Officer. No named executive officers receive tax protection on the imputed income for personal use of Company-owned aircraft.

EXECUTIVE COMPENSATION POLICIES AND GUIDELINES

Share Ownership Requirements

We expect all of our executive officers and certain other high-level key executives to hold a number of our shares with a value equal to a pre-determined multiple of their base salary. These multiples, as shown below, represent the minimum guidelines and are consistent with trends we have seen in the competitive market. The following shares are considered when measuring each executive's ownership compared to the multiple: Eaton stock owned outright, unvested Eaton restricted share awards or units, Eaton stock credited to the executive’s Eaton Savings Plan (ESP) account, and Eaton stock credited to the executive’s deferred compensation account. In addition, each executive is required to own a minimum of 20% of the required shares outright, that includes shares owned directly and shares held in the ESP. Stock options and performance share units are not counted toward these requirements.

Executives are expected to hold shares that vest and shares acquired upon the exercise of stock options until these requirements are met. In addition, executives are expected to reach these guidelines within five years of appointment to a new position and are expected to satisfy them for the duration of their employment with the Company.

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The Committee reviews each executive officer’s share ownership relative to these levels each February. As of the date this proxy was filed, each of the named executive officers has exceeded his ownership and holding requirements or is making adequate progress to meet the requirements within the five-year time frame.

Position	Minimum Requirement
Chairman and Chief Executive Officer	6 times base salary
Executive Vice President, Chief Financial Officer	4 times base salary
President and Chief Operating Officer Electrical or Industrial Sector	4 times base salary
Other Officers	2-3 times base salary
General Managers and other ESIP participants	1 times base salary

Anti-Hedging and Pledging

No Hedging Transactions – Our insider trading policy prohibits all of our officers, including our named executive officers, and directors from engaging in the following types of hedging transactions involving our common stock: (1) any transaction involving the establishment of a short position in Eaton securities; (2) buying or selling puts or calls or other derivatives on Eaton’s securities, or (3) otherwise entering into any hedging arrangements involving Eaton securities.

No Pledging – Our insider trading policy prohibits our employees, including our named executive officers, and directors from holding our common stock in a margin account or pledging it as collateral for a loan.

Clawback Policy

The Board of Directors has adopted a formal policy stating that, if an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any periods as to which a performance-based award was paid or credited to the executive during the 12-month period following the first public issuance of the incorrect financial statement, such award shall be subject to reduction, cancellation or reimbursement to the Company at the Board’s discretion. The clawback policy covers any executive who participates in our ESIP or any successor plans. Our incentive compensation plans, stock plans and deferral plans all include the provisions of this policy. This policy may be found on our website at http://www.eaton.com/governance. This policy is being revised to comply with the final clawback rules established by the SEC in October 2022 and proposed by the NYSE in February 2023.

Tax and Accounting Considerations

We carefully monitor and comply with any changes in the laws, regulations, accounting standards and related interpretive guidance that impact our executive compensation plans and programs. Tax and accounting considerations have never played a central role in the process of determining the compensation or benefit plans and programs that are provided to our executives. Instead, the Committee consistently has structured our executive compensation program in a manner intended to ensure that it is competitive in the marketplace for executive talent and provides incentives and rewards that focus our executives on reaching desired internal and external performance levels. Once the appropriate programs and plans are identified, we administer and account for them in accordance with applicable requirements.

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RELATIONSHIP BETWEEN COMPENSATION PLANS AND RISK

Compensation and Organization Committee Annual Risk Assessment

Each year, the Committee and management conduct a comprehensive review of our executive and broad-based compensation programs to determine whether any of our compensation programs, either individually or in the aggregate, would encourage employees to undertake excessive risks that are reasonably likely to have a material adverse impact on the Company.

After reviewing an inventory of our 2022 broad-based variable pay and sales commission plans, which included the number of participants in each plan, the participants’ levels within the organization, the target and maximum payment potential, performance criteria under each plan, and the type of plan (for example, management-by-objective and goal sharing), the Committee concluded that none of the broad-based programs would likely give rise to a material risk.

The Committee also applied a risk assessment to the short- and long-term incentive plans that are described in this CD&A. This analysis included, but was not limited to, (a) whether performance goals were balanced and potential payments were reasonable based on potential achievement of those goals at the threshold, target and maximum levels; (b) whether there is a balance between short- and long-term incentive opportunities and that pay is not overly weighted toward annual incentive opportunities; and, (c) how our performance objectives and target award opportunities compared to the objectives and target awards underlying our peers’ incentive programs. The Committee concluded that these short- and long-term incentive plans are not likely to give rise to a material risk.

Our Executive Compensation Strategies and Programs Are Structured to Reduce Risk

The Committee and management also concluded that our executive compensation strategy and programs are structured in the best interest of the Company and its stakeholders and do not create a material risk due to a variety of mitigating factors, such as:

•
An emphasis on long-term compensation that utilizes a balanced portfolio of compensation elements and delivers rewards based on sustained performance over time;
•
The Committee’s sole power to set performance objectives for our incentive plans. In our short-term plan, this includes Adjusted OCF and Adjusted EPS objectives and qualitative objectives that include Environmental, Social and Governance goals. We believe these items contribute to increased shareholder value;
•
Our long-term performance plan (ESIP) focuses on relative TSR. This creates a focus on driving sustained performance over multiple award periods that mitigates the potential for executives to take excessive risks to drive one-time, short-term performance spikes in any one period;
•
The use of equity awards to foster retention and align our executives’ interests with those of our shareholders;
•
Capping the potential payouts under the short- and long-term incentive plans to eliminate the potential for windfalls;
•
A clawback policy that allows us to recover compensation in the case of a material restatement of financial results and/or employee misconduct;
•
Share ownership and holding requirements; and
•
A broad array of benefit programs that offer employees and executives an opportunity to build meaningful retirement assets throughout their careers.

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COMPENSATION AND ORGANIZATION COMMITTEE REPORT

The Compensation and Organization Committee of the Board of Directors has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Compensation and Organization Committee recommends to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND ORGANIZATION COMMITTEE

Lori J. Ryerkerk, Chair
Debra L. McCoy
Silvio Napoli
Gregory R. Page
Robert V. Pragada

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Compensation Tables

2022 SUMMARY COMPENSATION TABLE

This table shows the total compensation of the Company’s Chairman and Chief Executive Officer of Eaton Corporation, the Chief Financial Officer of Eaton Corporation, and our three other most highly compensated executive officers in 2022. Mr. Yadav left the Company on April 22, 2022. If he had been serving as an executive officer on December 31, 2022, he would have been one of our three other most highly compensated executive officers and is therefore included in this and the following tables.

NARRATIVE EXPLANATION OF SUMMARY COMPENSATION TABLE COLUMN INFORMATION:

Column	Explanation
Salary	Consists of base salary, which accounted for, on average, approximately 22% of the total compensation of the named executive officers in 2022.
Bonus	“Bonus” payments are defined under the disclosure rules as discretionary payments that are not based on any pre-established performance criteria.
Stock and Option Awards

These two columns show the grant date fair value of equity awards granted to the named executive officers.

• Stock Awards — Consists of the grant date fair value of awards delivered to each named executive officer in the year reported. The value of RSUs is based on our New York Stock Exchange closing price on the date of the grant. The value of ESIP PSUs is based on a Monte Carlo simulation.

• Option Awards — Reports the grant date fair value of stock options awarded in each respective year. The grant date fair value of stock options is based on a Black-Scholes option pricing model.
Non-Equity Incentive Plan Compensation	Reports the amount earned under the EIC plan. The incentive payments reported for 2022 in this column were approved by the Committee at its February 22, 2023 meeting and, to the extent not deferred by the executive, will be paid on March 31, 2023.
Changes in Pension Value and Nonqualified Deferred Compensation Earnings

Contains two distinct components.

• “Changes in Pension Value” represents the total change in the actuarial present value of each named executive officer’s accumulated benefit under all of our defined benefit pension plans (both tax qualified and nonqualified) from the measurement date used for financial reporting purposes. The change in this column from year-to-year reflects items such as: changes in compensation as defined under the pension plan in which the executive participates, an additional year of service, and changes in the discount and interest rates used to determine the actuarial present value of the accumulated benefit reported in each respective year.

• “Nonqualified Deferred Compensation Earnings” include earnings on deferred compensation that exceed 120% of a specified rate of interest for long-term debt instruments established by the Internal Revenue Service, when applicable. Under the disclosure rules, earnings on deferred compensation are considered to be “above-market” if the rate or formula used to calculate the interest under the plan in which the executive participates exceeded a rate of interest established by the Internal Revenue Service. No named executive officers had “above-market” earnings on deferred compensation.

All Other Compensation	Consists of compensation that does not fit within any of the foregoing definitions of compensation. This compensation includes items such as personal benefits, our contributions to defined contribution plans and the value of insurance premiums paid by us.

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2022 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Changes In Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total Compensation
C. Arnold Chairman and Chief Executive Officer	2022	$1,400,000	$588,000	$8,058,926	$2,443,490	$1,364,160	-	$211,465	$14,066,041
	2021	$1,391,667	-	$9,172,627	$2,677,140	$2,800,000	$3,163,742	$162,431	$19,367,607
	2020	$1,116,346	$1,080,000	$8,514,256	$2,517,413	-	$4,082,258	$163,474	$17,473,747
T. Okray Executive Vice President and Chief Financial Officer	2022	$849,063	$224,142	$1,804,348	$547,050	$520,010	-	$164,618	$4,109,231
	2021	$787,500	$2,394,285	$5,497,357	$969,004	$1,031,250	-	$516,607	$11,196,003

H. Monesmith President & COO - Industrial Sector	2022	$697,746	$175,392	$1,382,723	$419,405	$406,909	-	$117,307	$3,199,482
	2021	$651,000	-	$1,651,949	$482,784	$819,000	$81	$78,216	$3,683,030
	2020	$581,538	$315,000	$1,397,740	$413,098	-	-	$89,323	$2,796,699
P. Ruiz President & COO – Electrical Sector	2022	$661,784	$137,005	$1,195,759	$244,349	$317,853	-	$78,325	$2,635,075
B. Brickhouse President – Americas Region, Electrical Sector	2022	$656,513	$142,951	$1,075,810	$326,407	$331,647	-	$43,602	$2,576,930
	2021	$635,417	-	$1,284,922	$374,928	$555,994	$695,107	$45,845	$3,592,213
	2020	$563,077	$259,250	$1,047,908	$309,824	-	$999,946	$39,941	$3,219,946
U. Yadav Former President & COO - Electrical Sector	2022	$252,982	$69,062	$1,843,091	$559,815	$160,223	$398,388	$3,464,568	$6,748,129
	2021	$796,830	-	$2,202,163	$643,284	$1,000,896	$1,085,954	$171,828	$5,900,955
	2020	$687,695	$388,698	$1,833,840	$542,774	-	$1,517,506	$56,968	$5,027,481
(1)	In 2022, 2021, and 2020, $190,000 of Mr. Arnold’s salary was attributable to his service as a member of Eaton’s Board of Directors per Irish regulations.
(2)	As described on page 37, the Committee determined it was appropriate to increase the 2022 EIC payout from 58% to 83% of target. The amounts reported for 2022 represent the portion of the earned EIC award in excess of the formula-driven payout of 58%.
The amount reported for Mr. Okray for 2021 reflects sign-on bonuses he received to replace the annual and long-term incentive opportunities that he forfeited from his former employer when he joined our company.
For 2020, the Committee exercised discretion to create a bonus pool to reward our executives and the other annual incentive plan participants for the company’s results and the effort put forth in response to the unprecedented global pandemic.
(3)	These two columns show the grant date fair value of equity awards, computed in accordance with ASC 718, granted to the named executive officers. The value of stock options is based on the Black-Scholes option pricing model. The assumptions used in connection with these valuations are further described in Note 13 to the Consolidated Financial Statements of our 2022 annual report. The actual amounts realized by individual named executive officers likely will vary based on a number of factors, including the market performance of our shares, continued employment through the vesting date, and timing of option exercises. The RSUs and stock options vest in substantially equal installments over a three-year period beginning with the first anniversary of the grant date. The PSUs are subject to performance criteria and may or may not vest at the end of the three-year performance period. Dividend equivalents are paid in cash when the RSUs and PSUs vest based on the aggregate dividend paid to our shareholders during the restricted period.
(4)	Non-Equity Incentive Plan Compensation reported in this column includes payments earned under the EIC Plan. For 2022, the amounts shown represents the formula driven awards earned at 58% of target as described on page 37. The material features of this incentive plan are described in the Compensation Discussion and Analysis.
(5)	In 2022, no named executive officers received above-market earnings on his or her nonqualified deferred compensation. The aggregate change in the actuarial present value of the accumulated benefit under all defined benefit pension plans for each named executive officer is noted below. Mr. Monesmith participated in the Cooper Pension Plan, which was merged with the Pension Plan for Eaton Corporation Employees in 2018. He receives no other benefit under the Pension Plan for Eaton Corporation Employees. Mr. Okray and Mr. Ruiz do not receive a benefit under the Pension Plan for Eaton Corporation Employees, either. Instead, Mr. Okray. Mr. Monesmith, and Mr. Ruiz receive an additional employer-contribution under our defined contribution plan as discussed below and on page 43.

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	Qualified	Nonqualified	Total
C. Arnold	($281,285)	($5,562,665)	($5,843,950)
T. Okray	-	-	-
H. Monesmith	($565)	-	($565)
P. Ruiz	-	-	-
B. Brickhouse	($329,210)	($783,057)	($1,112,267)
U. Yadav	$18,786	$379,602	$398,388

(6) “All Other Compensation” includes:

•	Reimbursement of financial, tax and estate planning;
•	Amounts attributable to relocation;
•	Personal Use of Company Aircraft: The amount reported in the following table is the executive’s use of our airplanes for personal travel. In 2022 Messrs.: Arnold, Okray, and Monesmith each had family members accompany him on our aircraft. There is no incremental cost to the company for family members to accompany executives on trips; however, we are disclosing this perquisite in accordance with SEC rules. We do not reimburse named executive officers for tax costs related to personal or family member use of our aircraft;
•	Life Insurance: We provide approximately 200 U.S. salaried employees, including named executive officers, who were hired prior to January 1, 2016 with the opportunity to acquire individual whole-life insurance as described on page 43. U.S. salaried employees hired after this date are eligible for life insurance benefits through our group term life insurance plan. In either case, the company-provided benefit is approximately one-times annual base salary. The annual premium paid by us during 2022 for each of the named executive officers is shown in the chart below. Each participant is responsible for paying individual income taxes due with respect to our insurance program;
•	Contributions to the Eaton Savings Plan and Eaton Supplemental Retirement Plan: The amount of our contributions to the named executive officers’ accounts under the 401(k) Eaton Savings Plan (the “ESP”) and Eaton Supplemental Retirement Plan is reported below. The ESP permits an employee to contribute a portion of his or her salary to the ESP, subject to limits imposed under the Internal Revenue Code. Mr. Okray, Mr. Monesmith, and Mr. Ruiz, like all other employees hired on or after April 1, 2013, receive an additional 4% of base salary employer contribution under the ESP in lieu of a benefit under our defined benefit pension plans. As described under “Pension Freeze Enacted December 31, 2020” on page 44, participants in the Eaton Personal Pension Account, including Mr. Yadav, receive credits to the ESP or Eaton Supplemental Retirement Plan, as applicable, in lieu of putting the pay credits in employees’ cash balance pension accounts; and,
•	In the case of Mr. Yadav, separation costs including severance pay and payment of accrued, unused vacation. The Committee determined it was appropriate to provide Mr. Yadav with the severance pay and benefits described under “Involuntary Termination – Not for Cause” on page 60. In making this determination, the Committee considered a number of factors, such as the reason and circumstances for the termination. The Committee believes that it is in the best interest of the Company and our shareholders to ensure that a departing executive is treated fairly and in a manner that will help us to secure appropriate confidentiality, non-competition, non-solicitation, non-disparagement and general release agreements.
•	The amounts of these items reported as “All Other Compensation” are:

	Financial Planning	Relocation	Personal Use of Aircraft	Company Paid Life	Employer Contributions to Defined Contribution Plans	Separation Payments	Total Other
C. Arnold	$21,486	-	$148,512	$32,317	$9,150	-	$211,465
T. Okray	$15,435	$12,000	$51,948	$1,171	$84,064	-	$164,618
H. Monesmith	$12,675	-	$30,576	$4,236	$69,820	-	$117,307
P. Ruiz	$18,679	-	-	$914	$58,732	-	$78,325
B. Brickhouse	$19,249	-	-	$15,203	$9,150	-	$43,602
U. Yadav	-	-	$15,600	$9,097	$107,900	$3,331,971	$3,464,568

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GRANTS OF PLAN-BASED AWARDS IN 2022

The following table summarizes the potential awards payable to named executive officers with respect to the short-term and long-term incentive award opportunities granted in 2022.

	Estimated Future Payout under Non-Equity Incentive Plan Awards				Estimated Future Payout under Equity Incentive Plan Awards			Stock Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock & Option Awards
C. Arnold	2/22/2022(1)	$560,000	$2,240,000	$6,720,000
	2/22/2022(2)				8,140	32,560	65,120				$5,588,273
	2/22/2022(3)								67,000	$151.76	$2,443,490
	2/22/2022(3)							16,280			$2,470,653
T. Okray	2/22/2022(1)	$213,469	$853,875	$2,561,625
	2/22/2022(2)				1,823	7,290	14,580				$1,251,183
	2/22/2022(3)								15,000	$151.76	$547,050
	2/22/2022(3)							3,645			$553,165
H. Monesmith	2/22/2022(1)	$175,392	$701,568	$2,104,704
	2/22/2022(2)				1,396	5,585	11,170				$958,554
	2/22/2022(3)								11,500	$151.76	$419,405
	2/22/2022(3)							2,795			$424,169
P. Ruiz	2/22/2022(1)	$137,611	$550,444	$2,014,615
	2/22/2022(2)				815	3,260	6,520				$559,514
	2/22/2022(3)								6,700	$151.76	$244,349
	2/22/2022(3)							1,630			$247,369
	8/4/2022(4)							2,615			$388,876
B. Brickhouse	2/22/2022(1)	$140,189	$560,758	$2,523,410
	2/22/2022(2)				1,086	4,345	8,690				$745,732
	2/22/2022(3)								8,950	$151.76	$326,407
	2/22/2022(3)							2,175			$330,078
U. Yadav	2/22/2022(1)	$69,062	$276,247	$828,741
	2/22/2022(2)				1,861	7,445	14,890				$1,277,785
	2/22/2022(3)								15,350	$151.76	$559,815
	2/22/2022(3)							3,725			$565,306
(1)

EIC PLAN. These amounts represent potential payments that were established for 2022 under our EIC Plan, as described on page 37.

(2)

ESIP AWARD. This represents the potential payments that were established in 2022 for the 2022-2024 ESIP Award Period as described on page 40. ESIP opportunities take the form of PSUs and at the end of the award period, the target number of PSUs will be adjusted based on the Company’s TSR rank among a group of peers. The final number of PSUs cannot exceed two times the target number of share units. Dividend equivalents will be paid based on the earned number of PSUs and the aggregate dividend paid to our investors over the three-year award period. Earned awards, if any, will be distributed in the first quarter of 2025 and the value realized will vary based on our TSR performance and our share price when the shares vest. The value of PSUs shown in this table are computed in accordance with ASC 718.

(3)

STOCK OPTIONS and RSUs. These amounts represent stock options and RSUs granted on February 22, 2022. The value of RSUs shown in this table are computed in accordance with ASC 718. The value of stock options is based on a Black-Scholes option pricing model. The assumptions used in connection with the valuations of the grants in this table are further described in Note 13 to Consolidated Financial Statements of our 2022 annual report. The actual amounts realized by individual named executive officers will vary based on a number of factors, including the market performance of our shares and timing of option exercises.

(4)

Mr. Ruiz received an additional grant of 2,615 RSUs on August 4, 2022 as a result of his promotion to President and Chief Operating Officer – Industrial Sector. The RSUs vest in substantially equal annual installments over a three-year period beginning with the first anniversary of the grant date, subject to his continued employment with us.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022

The following table summarizes the outstanding equity awards held by the named executive officers at December 31, 2022. The closing price of our ordinary shares on the last trading day in 2022 ($156.95) was used to determine the market value of the unvested RSAs and RSUs shown in the “Market Value of Shares or Units of Stock That Have Not Vested ($)” column.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
C. Arnold	2/22/2022	-	67,000		$151.76	2/22/2032	2/22/2022	16,280	$2,555,146	32,560	$5,110,292
	2/23/2021	34,402	69,848		$130.86	2/23/2031	2/23/2021	13,648	$2,142,054	40,735	$6,393,358
	2/25/2020	106,986	55,114		$98.21	2/25/2030	2/25/2020	8,509	$1,335,488	50,050	$7,855,348
	2/26/2019	176,308	-		$80.49	2/26/2029
	2/27/2018	116,330	-		$81.96	2/27/2028
T. Okray	2/22/2022	-	15,000		$151.76	2/22/2032	2/22/2022	3,645	$572,083	7,290	$1,144,166
	4/1/2021	8,085	16,415		$139.49	4/1/2031	4/1/2021	3,210	$503,810	9,575	$1,502,796
	2/1/2021	3,897	7,913		$121.54	2/1/2031	2/1/2021	18,190	$2,854,921
H. Monesmith	2/22/2022	-	11,500		$151.76	2/22/2032	2/22/2022	2,795	$438,675	5,585	$876,566
	2/23/2021	6,204	12,596		$130.86	2/23/2031	2/23/2021	2,459	$385,940	7,335	$1,151,228
	2/25/2020	17,556	9,044		$98.21	2/25/2030	2/25/2020	1,398	$219,416	8,215	$1,289,344
	2/26/2019	24,700	-		$80.49	2/26/2029
	2/27/2018	17,400	-		$81.96	2/27/2028
	2/21/2017	17,200	-		$71.89	2/21/2027
P. Ruiz	2/22/2022	-	6,700		$151.76	2/22/2032	8/4/2022	2,615	$410,424
	2/23/2021	3,613	7,337		$130.86	2/23/2031	2/22/2022	1,630	$255,829	3,260	$511,657
	2/25/2020	5,775	5,950		$98.21	2/25/2030	2/23/2021	1,434	$225,066	4,280	$671,746
	5/1/2019	6,299	-		$81.91	5/1/2029	2/25/2020	917	$143,923	5,390	$845,961
B. Brickhouse	2/22/2022	-	8,950		$151.76	2/22/2032	2/22/2022	2,175	$341,366	4,345	$681,948
	2/23/2021	4,818	9,782		$130.86	2/23/2031	2/23/2021	1,913	$300,245	5,705	$895,400
	2/25/2020	13,167	6,783		$98.21	2/25/2030	2/25/2020	1,048	$164,484	6,160	$966,812
U. Yadav	2/22/2022	-	15,350		$151.76	2/22/2032	2/22/2022	3,725	$584,639	827	$129,798
	2/23/2021	8,266	16,784		$130.86	2/23/2031	2/23/2021	3,277	$514,325	4,347	$682,262
	2/25/2020	-	11,883		$98.21	2/25/2030	2/25/2020	1,833	$287,689	8,384	$1,315,869
							2/25/2014(3)	6,840	$1,073,538
							2/26/2013(3)	5,035	$790,243
(1)

Unless otherwise noted, stock option awards and RSUs vest in approximately equal installments on the first, second and third anniversary of the date of the grant, subject to the executive’s continued employment with us, such that approximately one-third of the unexercisable option awards and one-third of the unvested stock awards granted in 2022 vest on the anniversary of the date of the grant in each 2023, 2024, and 2025 and approximately one-half of the unexercisable option awards and one-half of the unvested stock awards granted in 2021 vest on each February 23, 2023 and 2024. The remaining unexercisable option awards and unvested stock awards granted in 2020 vest on February 25, 2023.

(2)

Unless otherwise noted, represents potential payments that were established in 2022, 2021, and 2020 for the 2022-2024, 2021-2023, and 2020-2022 ESIP Award Periods. The number of earned PSUs will be determined at the end of each three-year award period based on the Company’s achievement of the performance criteria that was established for each award period. The earned number of PSUs for each ESIP grant can range from 0 to 200%. The value realized upon the vesting of PSUs will be determined based on the closing price of our ordinary shares on the vesting date. The 2020-2022 ESIP opportunities included in this column were earned at 178% of target and shares vested on February 22, 2023.

(3)

Unvested restricted stock awards cliff vest on the tenth anniversary of the date of the grant.

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OPTION EXERCISES AND STOCK VESTED IN 2022

The following table provides information about exercises of stock options and vesting of performance and restricted shares during the year ended December 31, 2022. The values for exercised stock options reflect the difference between the aggregate option exercise price and the market price of the applicable number of our ordinary shares on the date of exercise. The values for any performance and restricted shares that vested during 2022 reflect the per share closing price of our ordinary shares on the vesting date multiplied by the number of shares that vested.

	Option Awards:		Stock Awards:
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
C. Arnold	1,242	$93,094	143,474	$21,867,588
T. Okray	-	-	10,539	$1,657,527
H. Monesmith	-	-	20,418	$3,111,541
P. Ruiz	-	-	6,299	$934,721
B. Brickhouse	29,900	$2,236,357	16,246	$2,475,817
U. Yadav	35,817	$2,052,446	36,488	$5,564,209
(1) Amounts realized upon the exercise of options or on the vesting of other equity awards are not eligible for deferral under any of our deferred compensation plans.

2022 PENSION BENEFITS

We maintain three basic types of retirement income plans for our U.S. salaried employees. The table that follows shows the estimated present value of the benefits payable under each of our retirement income plans.

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a tax-qualified defined benefit pension plan (referred to as the Pension Plan for Eaton Corporation Employees in the Pension Benefits table) that has two separate benefit formulas: a final average pay formula and a cash balance formula;

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two nonqualified defined benefit restoration plans (collectively referred to as the DB Restoration Plan in the Pension Benefits table); and

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a plan that allows us to supplement the pension benefits earned under our qualified pension plan and nonqualified DB Restoration Plan to certain elected officers and executives who are recruited by us mid-career (referred to as the Limited Service Supplemental Plan in the Pension Benefits table).

Tax-Qualified Retirement Income Plans — Effective January 1, 2002, employees who were then earning benefits under the “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”) under the Pension Plan for Eaton Corporation Employees (the “Pension Plan”) were given the option to either: (a) continue earning benefits under the AFAC benefit formula, or (b) convert the value of their accrued benefit to an “opening balance” and commence earning benefits in an “Eaton Personal Pension Account” under the cash balance formula (the “EPPA benefit formula”). Salaried employees hired on or after January 1, 2002, but before April 1, 2013, automatically earn benefits under the EPPA benefit formula upon becoming eligible for participation in the Pension Plan. Any employee hired on or after April 1, 2013 and all U.S. employees of Cooper immediately prior to our acquisition of Cooper will receive an additional employer contribution under the Eaton Savings Plan or Eaton Supplemental Retirement Plan, as applicable, in lieu of earning a benefit under the Pension Plan. Employees of Cooper who were eligible for a benefit from the Cooper Pension Plan, which was merged with the Pension Plan on December 31, 2018, will receive no further benefit under the Pension Plan but will receive the additional Eaton Savings Plan contribution.

Under the AFAC benefit formula, annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level plus 1.5% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee’s years of credited service. In addition, the employee receives a supplement equal to 1/2% of average final annual compensation up to the applicable Social Security integration level payable until the Social Security Normal Retirement Age. An employee’s average final annual compensation is the average annual amount of his or her eligible compensation (generally consisting of salary plus short-term incentive compensation) for service during the five consecutive years within the last 10 years of employment for which the employee’s total compensation was the greatest. Years of credited service includes the number of years of

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employment between age 21 and retirement, subject to a maximum of 44 years. Corporate policies require the named executive officers to retire at age 65.

Under the EPPA benefit formula, a participant’s single sum retirement benefit is accumulated throughout his or her career with us. This single sum amount is represented as a notional account balance to which credits are regularly added. The credits are equal to a percentage of eligible compensation (generally consisting of salary and short-term incentive compensation) plus interest at a specified rate and, where applicable, cost-of-living credits on certain opening balances. The percentage of eligible compensation credited to the participant’s notional account balance varies over his or her career based on the sum of the participant’s age and service with us. For any period when that sum is less than 50, 5.0% of eligible compensation is credited. For any period when the sum is between 50 and 59 (inclusive), 6.0% of eligible compensation is credited. When the sum is between 60 and 69 (inclusive), 7.0% of eligible compensation is credited. When the sum is 70 or greater, 8.0% of eligible compensation is credited. Except as noted below, upon termination of employment, the notional account balance is available as a single sum or may be converted to one of several annuity forms. Under the standard post-retirement surviving spouse option for the AFAC and EPPA benefit formulas, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. For example, the benefit for an employee electing that option at age 65 whose spouse is five years younger would be approximately 11.5% less than the amount of the participant’s annual benefit.

Nonqualified Defined Benefit Retirement Plans — Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. This includes a limitation on the amount of annual compensation that may be taken into account in calculating a participant’s benefit under a qualified retirement plan. As permitted under the Internal Revenue Code, the Board of Directors has authorized the payment from our general funds of any benefits calculated under the provisions of the Pension Plan that may exceed those limits. This applies to all participants, including the named executive officers.

Limited Eaton Service Supplemental Retirement Income Plan — The Board of Directors adopted a plan that provides supplemental annual retirement income to elected officers and certain executives who do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income plans, provided that they either retire at age 55 or older and have at least 10 years of service with us or retire at age 65 or older regardless of the years of service. The amount of the annual supplement generally is equal to the amount by which a percentage of the executive’s average final annual compensation exceeds his or her earned retirement income. This includes amounts receivable under the retirement plans described above. The percentage of average final annual compensation used for this purpose depends upon an executive’s age and years of service at retirement. The percentage ranges from 25% (for retirements at age 55 with less than 15 years of service) to 50% (for retirements at age 62 or older with 15 years or more of service). Benefits accrued and vested before January 1, 2005 under either the nonqualified or the limited service plans generally are paid in one of the forms available under the Pension Plan as elected by the participant. Benefits earned after 2004 are paid as a single lump sum. With respect to all benefits, regardless of when accrued, the present value of the benefit will be paid in a single installment upon a change of control of the Company. No new participants have been added to this plan since 2011.

Pension Freeze Enacted December 31, 2020 —- As discussed on page 44, effective December 31, 2020, we froze our qualified pension plans for US non-union employees, including our named executive officers. This freeze affects participants in our Pension Plan for Eaton Corporation Employees. In the first quarter of 2021 we froze, with the same effect and timing, the related nonqualified DB Restoration and Limited Service Supplemental Plans. These plans are referenced above.

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For those in our “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”), the freeze will take effect as of December 31, 2025 meaning no additional pay and service credits will be earned beginning on January 1, 2026.

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For those in our “Eaton Personal Pension Account” under the cash balance formula (the “EPPA benefit formula”), the freeze took effect as of December 31, 2020, but we will not end cash balance pay credits until December 31, 2025. Instead of putting the pay credit in employees’ cash balance pension accounts, we will duplicate it as a contribution to the Eaton Savings Plan (Eaton’s 401(k)) over the five-year transition period. Pay credits for compensation greater than the amount of annual compensation that may be taken into account in calculating contributions to a qualified savings plan are credited to a participant’s notional account in the Eaton Supplemental Retirement Plan.

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At the end of the five-year period, beginning January 1, 2026, these employees will then be eligible to receive the same contribution into the Eaton Savings Plan and into the Eaton Supplemental Retirement Plan as employees hired April 1, 2013 and following, which is currently a 4% Eaton Retirement Contribution.

2022 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
C. Arnold	Pension Plan for Eaton Corporation Employees	22.25	$1,124,034	-
	DB Restoration Plan	22.25	$12,711,419	-
	Limited Service Supplemental Plan	22.25	$7,101,192	-
T. Okray(1)	Pension Plan for Eaton Corporation Employees	-	-	-
	DB Restoration Plan	-	-	-
	Limited Service Supplemental Plan	-	-	-
H. Monesmith(2)	Pension Plan for Eaton Corporation Employees	-	$5,884	-
	DB Restoration Plan	-	-	-
	Limited Service Supplemental Plan	-	-	-
P. Ruiz(1)	Pension Plan for Eaton Corporation Employees	-	-	-
	DB Restoration Plan	-	-	-
	Limited Service Supplemental Plan	-	-	-
B. Brickhouse(3)	Pension Plan for Eaton Corporation Employees	37.50	$1,197,538	-
	DB Restoration Plan	37.50	$3,507,885	-
	Limited Service Supplemental Plan	-	-	-
U. Yadav	Pension Plan for Eaton Corporation Employees	28.00	$466,928	$448,585
	DB Restoration Plan	28.00	-	$781,629
	Limited Service Supplemental Plan	28.00	$3,761	$8,882,731
(1)

Mr. Okray and Mr. Ruiz do not receive a benefit under the Pension Plan for Eaton Corporation Employees or the Limited Service Supplemental Plan.

(2)

Mr. Monesmith participated in the Cooper Pension Plan and receives no further benefit under the Pension Plan for Eaton Corporation Employees or the Limited Service Supplemental Plan.

(3)

Mr. Brickhouse does not receive a benefit under the Limited Service Supplemental Plan.

2022 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth the contributions, earnings, withdrawals/distributions, and aggregate balances for the named executive officers under the following plans:

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the Deferred Incentive Compensation Plan (the “DIC Plan);

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the Deferred Incentive Compensation Plan II (the “DIC Plan II”);

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the Incentive Compensation Deferral Plan II (the “IC Deferral Plan II”); and,

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the Eaton Supplmental Retirement Plan.

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our short- and long-term cash incentive plans. We offer these plans to provide our executives with an opportunity to accumulate additional retirement assets, as a means for acquiring shares in order to meet our share ownership requirements, and as an additional form of employment retention. These plans include:

DIC Plans — Short-term incentive compensation earned prior to December 31, 2004 was eligible for deferral under the DIC Plan. On February 10, 2010, the Committee approved the termination of the DIC Plan with respect to all participant accounts except for certain accounts that contain deferrals for the years 1986 through 1989. The accounts that were not terminated earn fixed interest based on market rates and individual mortality assumptions in effect at the time of the deferrals. None of the named executive officers have accounts that contain deferrals for the years 1986 through 1989.

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Short-term incentive compensation earned after December 31, 2004 is eligible to be deferred under the DIC Plan II. Incentive compensation earned in 2005 through December 31, 2007 that was deferred under the DIC Plan II was credited with earnings that accrued on a phantom share basis, as if the deferred amounts were invested in our ordinary shares, with earned dividends reinvested in shares. Under the DIC Plan II, prior to the beginning of each calendar year, participants must elect the method and timing of payment with respect to the incentive compensation to be earned in the year that is subject to the deferral election. The creation of the DIC Plan II and the exclusion of deferrals under the prior plan were implemented to satisfy the requirements of Internal Revenue Code Section 409A under the American Jobs Creation Act of 2004 (409A). Beginning with deferrals of short-term incentive compensation earned during 2008 and after for payment following retirement, each executive will have a choice of deferring up to 100% of his or her annual incentive compensation into either or both of (a) an account tracked on a phantom share basis and paid out in our ordinary shares or (b) an account that earns interest equal to that paid on 10-year Treasury Notes plus 300 basis points. Executives also may defer compensation under the DIC Plan II on a short-term basis for payment within 5 years or less.

IC Deferral Plan — Similarly, cash settled long-term incentive compensation earned after December 31, 2004 is eligible for deferral under the IC Deferral Plan II. Under the IC Deferral Plan II, prior to the beginning of any award period for which an award may be earned, or later if permitted by us in the case of performance-based compensation (as defined in the final regulations under 409A), participants are required to elect the method and timing of payment with respect to the incentive compensation to be earned during that award period, and that is subject to the deferral election. When an executive elected to defer a long-term incentive award under the IC Deferral Plan II for payment at or following his or her retirement, earnings on a minimum of 50% of the deferred amount must be tracked on a phantom share basis. The remainder of the amount deferred to retirement earns interest equivalents equal to that paid on 10-year Treasury Notes plus 300 basis points. At retirement, the portion of the executive’s account that is deferred into phantom shares is paid in our ordinary shares.

Incentive compensation deferred pursuant to our deferral plans is unsecured, subject to the claims of our creditors and is exposed to the risk of our non-payment.

A grantor trust that we previously established, the assets of which are subject to the claims of our creditors, will be used to pay those obligations related to deferred incentive compensation earned by our executives prior to 2005. The transaction to acquire Cooper Industries plc required Eaton to fund the vested liabilities in the trust in the amount of $7.8 million. No comparable trust arrangements currently are in place with respect to incentive compensation deferred after 2004.

Eaton Supplemental Retirement Plan — This plan allows company credits to a nonqualified notional retirement account. Participants can direct these company credits into investment funds which are the same investment funds offered under our qualified Eaton Savings Plan. Participants in the EPPA of the Pension Plan for Eaton Employees, employees hired on or after April 1, 2013, and all U.S. employees of Cooper Industries, plc immediately prior to our acquisition of Cooper who have compensation greater than the annual amount that may be taken into account in calculating contributions to the qualified Eaton Savings Plan receive pay credits in the Eaton Supplemental Retirement Plan. The plan may also provide other benefits at the discretion of the Committee.

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2022 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
C. Arnold(2)	DIC Plan II	$2,240,000	-	$444,065	-	$7,738,777
	Eaton Supplemental Retirement Plan	-	-	-	-	-
	Total	$2,240,000	-	$444,065	-	$7,738,777
T. Okray	DIC Plan II	-	-	-	-	-
	Eaton Supplemental Retirement Plan	-	$63,013	($73,862)	-	$443,256
	Total	-	$63,013	($73,862)	-	$443,256
H. Monesmith(3)	DIC Plan II	-	-	$14,581	-	$253,943
	Eaton Supplemental Retirement Plan	-	$48,470	($80,239)	-	$426,374
	Total	-	$48,470	($65,658)	-	$680,317
P. Ruiz(4)	DIC Plan II	-	-	-	-	-
	Eaton Supplemental Retirement Plan	-	$38,422	($15,737)	-	$97,246
	Total	-	$38,422	($15,737)	-	$97,246
B. Brickhouse(5)	DIC Plan II	-	-	-	-	-
	Eaton Supplemental Retirement Plan	-	-	-	-	-
	Total	-	-	-	-	-
U. Yadav(6)	DIC Plan II	-	-	-	-	-
	Eaton Supplemental Retirement Plan	-	$75,910	($19,645)	$131,419	-
	Total	-	$75,910	($19,645)	$131,419	-
(1)

When applicable, the amounts reported in the “Aggregate Earnings in Last Fiscal Year” column are also reported in the ‘Changes in Pension Value and Nonqualified Deferred Compensation Earnings’ column of the Summary Compensation Table, to the extent such earnings exceed 120% of the applicable federal rate as determined under the Internal Revenue Code. No named executive officers received “above-market” earnings on his nonqualified deferred compensation.

(2)

Mr. Arnold’s executive contributions in the last fiscal year reflect his 2021 earned EIC award which was reported in the “Non-Equity Incentive Plan Compensation” column of the 2021 Summary Compensation Table. Mr. Arnold’s aggregate balance includes $4,574,340 that was previously reported as compensation in the “Summary Compensation Table” for the years 2018, 2019, and 2020. Mr. Arnold participates in the AFAC benefit formula of the Pension Plan for Eaton Corporation Employees and does not receive pay credits in the Eaton Supplemental Retirement Plan.

(3)

Mr. Monesmith’s aggregate balance in the DIC Plan II includes amounts he earned and elected to defer before he became a named executive officer.

(4)

Mr. Ruiz has not elected to participate in the DIC Plan II.

(5)

Mr. Brickhouse has not elected to participate in the DIC Plan II. He participates in the AFAC benefit formula of the Pension Plan for Eaton Corporation and does not receive pay credits in the Eaton Supplemental Retirement Plan.

(6)

Mr. Yadav’s employment ended in 2022, and he received a distribution in accordance with the terms of Plan.

2022 POTENTIAL PAYMENTS UPON TERMINATION

A named executive officer may experience a termination of employment under several possible situations. In each of these circumstances, certain plans, agreements, arrangements or practices would provide compensation to the executive in varying amounts. We do not provide employment contracts to our executives and do not have plans or arrangements (other than the Change of Control Agreements previously discussed) that would require any payment to a named executive officer in the event of a termination of his or her employment.

Instead, the Compensation and Organization Committee of our Board of Directors exercises the sole discretion to decide what, if any, additional severance payments or benefits will be offered to an executive in the case of a termination of employment. In exercising this discretion, the Committee takes a number of factors into consideration, including the reasons for termination. The Committee believes that it is in the best interest of the Company and our shareholders to ensure that a departing executive is treated fairly and in a manner that will help us to secure appropriate confidentiality, non-competition, non-solicitation, non-disparagement and general release agreements. Moreover, providing fair and reasonable employment termination compensation is consistent with our overall compensation philosophy.

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For each of the termination of employment scenarios described in this section, the estimated potential payments and benefits that might be received by each named executive officer are displayed in the table that immediately follows that description.

Background and Basic Assumptions

In this section, we discuss termination of employment scenarios that include: (a) Voluntary Resignation or a Termination for Cause; (b) Normal and Early Retirement; (c) Involuntary Termination — Not for Cause; (d) Change of Control; and (e) Death or Disability. The following key principles and assumptions apply to these disclosures:

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Under each of the scenarios, we have assumed that each of the named executive officer’s employment terminated on December 31, 2022. Mr. Yadav is not included in these scenarios because his employment terminated prior to the end of the year.

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Each officer’s eligibility for the amounts reported as severance payments and benefit arrangements are based on his compensation and years of service as of December 31, 2022.

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An executive whose employment terminates on December 31, 2022 would be eligible for a full award under the short-term incentive plan for the year ending December 31, 2022 and a full award under a long-term incentive plan for any long-term performance-based award period ending December 31, 2022 if such an award had been payable. We would calculate and pay any such earned awards in accordance with the normal operation of the plans. Therefore, we have not included these awards in the following scenarios because they do not represent a severance or other payment that is triggered by employment termination.

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We maintain a Severance Benefit Plan under which each of our U.S. salaried, non-union employees, including the named executive officers, is eligible for benefits. We generally pay benefits under this plan only in the case of an involuntary termination of employment other than for Cause. We calculate the benefits under this plan based on the length of service with us from the most recent date of hire. The maximum severance payment under this plan equals one year of base salary and continuation of health and welfare benefits for six months. However, the severance payment that we would expect to provide to a named executive officer under the scenarios described on the following pages would be made in lieu of any benefit under the Severance Benefit Plan.

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To the extent the Committee would decide that a terminated executive is eligible for pro-rated participation in one or more of the open award periods under our long-term incentive plans, the estimated pro-rated awards shown in the following scenarios reflect (a) credit for the total number of months of service with us from the start of an eligible award period through the executive’s termination date as a percentage of the total number of months in the award period multiplied by (b) the officer’s target award for each open award period. Although we show the aggregate amount of these estimated payments for the named executive officers as a lump sum amount, our practice would be to make the pro-rated payments to executives at the end of each of the award periods once actual performance under the plan is known, except in the case of a termination in connection with a change of control.

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Under the terms of our standard form of equity grant agreements for grants awarded on or after May 1, 2015, acceleration only occurs in the event of a change of control if the acquiring company does not assume or replace the grants or if the executive is terminated in connection with the change in control. For equity awards granted prior to May 1, 2015, vesting of all the executives’ outstanding unvested equity grants would be accelerated in the event of a change of control.

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Except under very unusual circumstances, the Committee would not provide any increases, payment acceleration or other enhancements to the benefits previously earned or credited under our benefit plans or programs in connection with any of the termination scenarios. These plans and programs would include (a) all retirement income plans (including defined benefit, defined contribution and nonqualified retirement income plans), (b) health and welfare plans (including post-retirement medical and life insurance coverage), (c) any vested and accrued vacation and (d) any amounts credited to the executives’ accounts under our nonqualified deferred compensation plans. Payments of earned and vested amounts under these plans and programs are not included in the scenarios described below.

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In these termination scenarios, we expect that the Committee would provide the executive (or, in the case of death, the estate or surviving spouse, if any) with continued reimbursement for the cost of income tax return preparation and estate and financial planning services for the year of and year following termination of employment. These reimbursements to the executives would be reported as imputed income and would be subject to ordinary income tax treatment. The estimated expense reimbursements shown in the scenarios below represent the approximate cost of this benefit based on the amount of each named executive officer’s most recent reimbursement.

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Voluntary Resignation or Termination for Cause

An executive is not entitled to receive any additional forms of compensation or benefits, other than any accrued and vested vacation, deferral account balances and vested qualified and nonqualified retirement income, if he or she voluntarily resigns when he or she is not yet eligible for retirement or if his or her employment is terminated by us for Cause.

Normal and Early Retirement

Each named executive officer is subject to mandatory retirement at age 65 and is eligible to elect voluntary retirement after having attained age 55 with ten or more years of service. Consistent with the policy applied to non-executive employees who were hired on or before December 31, 2001, in the event we involuntarily terminate an officer after the officer attained age 50 with ten or more years of service, he or she also would be treated as a retiree under the programs described below. As of December 31, 2022, Mr. Okray, Mr. Monesmith, and Mr. Ruiz did not meet the age and service requirements to be treated as a retiree under these programs. This retirement scenario includes:

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pro-rated eligibility in the open award periods under our performance-based long-term incentive program (ESIP);

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vesting of unvested time-based equity awards according to the vesting schedule set forth in each grant agreement. For illustrative purposes, these awards are valued based on the closing price of our shares on the last trading day of 2022 ($156.95), regardless of when they vest; and

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reimbursement for the costs of income tax return preparation and estate and financial planning assistance for the year of and year following retirement.

	Severance	Pro-Rated ESIP	Equity Vesting Into Retirement	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	-	$6,329,864	$11,440,148	-	$42,972	-	$17,812,984
B. Brickhouse	-	$874,757	$1,506,191	-	$38,498	-	$2,419,446

Involuntary Termination — Not for Cause

In the event of an involuntary termination (not for cause), the Committee typically would provide a named executive officer with the following items.

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severance pay of up to two times the total of his or her base salary and target incentive award under our short-term incentive plan;

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pro-rated eligibility in any open award periods under the performance-based long-term incentive plans in which the officer had participated for at least half of the award period as of the termination date;

■

In the case of a no-fault termination such as a reduction in force, the Committee may choose to allow the continued vesting or accelerate the vesting of restricted share units that are scheduled to vest within the twelve-month period following the termination date;

■

continuation of health and welfare benefits for six months;

■

executive outplacement benefits; and

■

an officer who is involuntarily terminated after having reached eligibility for early retirement generally would receive the ESIP and equity treatment described under “Normal and Early Retirement.”

	Severance	Pro-Rated ESIP	Equity Vesting	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	$7,280,000	$6,329,864	$11,440,148	$26,169	$42,972	$18,000	$25,137,153
T. Okray	$3,415,500	$1,062,745	$1,842,907	$7,574	$30,870	$18,000	$6,377,596
H. Monesmith	$2,853,136	$814,039	$554,190	$11,430	$25,350	$18,000	$4,276,145
P. Ruiz	$2,470,887	$475,106	$474,303	$9,163	$37,357	$18,000	$3,484,816
B. Brickhouse	$1,220,473	$874,757	$1,506,191	$16,637	$38,498	$18,000	$3,674,556

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Change of Control

A named executive officer’s employment may terminate through a qualifying termination in connection with a change of control of the Company. We have entered into Change of Control Agreements with certain officers, including each of the named executive officers, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. In addition, as noted above in “Background and Basic Assumptions,” under the terms of our standard form of equity grant agreements, in the case of a change of control of the Company, vesting of all the executives’ outstanding unvested equity grants would be accelerated if the grants are not assumed or replaced by the acquiring company or if the executive is terminated in connection with the change in control. The Change of Control Agreements that we have with our officers contain the following key provisions:

■

The agreement first becomes effective upon a change of control of the Company.

■

For the two years following the change of control, the agreement protects the executive officer from certain changes to his or her employment, position, duties, compensation and benefits.

■

If, during this two-year period, the successor company terminates the executive officer’s employment other than for “Cause” (which includes the willful and continued failure of the executive to perform his or her duties; pleading guilty or nolo contendere to, or being convicted of, any felony or any crime involving moral turpitude, dishonesty, fraud or unethical business conduct; a material violation of the Code of Ethics or other applicable policies or procedures; and willful misconduct which is materially detrimental to the financial condition or business reputation of the company); or “Disability” or if the executive terminates his or her employment for “Good Reason” (which includes the assignment to the executive of any duties inconsistent in any respect with the executive’s position; failure by the Company to comply with any of the provisions of the Change of Control Agreement (other than inadvertent failure not occurring in bad faith); the Company requiring the executive to be based at any office or location that differs from what is specified in the Change of Control Agreement; or the Company requiring the executive to travel on Company business to a substantially greater extent than was required immediately prior to the change of control), the executive would receive:

a.

A lump sum cash payment equal to the aggregate of (i) any earned but as yet unpaid base salary and short-term and performance-based long-term incentive awards (ESIP) for completed incentive award periods, (ii) a prorated portion of his or her target opportunity for any open ESIP award periods, (iii) severance equal to the executive’s annual base salary and target incentive opportunity under the short-term EIC plan multiplied by two, and (iv) the sum of the executive’s annual base salary and target incentive opportunity under the short-term plan in exchange for an agreement not to compete with us for a period of one year following the termination date; and,

b.

Continued health and welfare benefits for a period of two years, as if the executive had not been terminated.

■

To the extent that any payments under the Change of Control Agreements are deferred compensation and the executive is a “specified employee” within the meaning of Internal Revenue Code Section 409A and the regulations thereunder (determined in accordance with the methodology established by us as of the date of termination of employment), such payments or other benefits will not be paid or provided before the first business day that is six months after the date of termination of employment.

■

No executives receive tax protection on payments made in connection with a change in control.

As is common practice with such agreements, these payments and benefits would not be subject to any requirement that the officer seek other employment or any other form of mitigation. We would pay the officer’s legal fees if he or she needed to take action to enforce the provisions of the agreement or defend the agreement’s terms if contested by us. Based on the foregoing assumptions, the estimated amounts payable to each named executive officer upon a termination of employment in connection with a change of control of the Company are shown in the table below.

	Severance	Pro-Rated ESIP	Accelerated Equity	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	$11,032,000	$6,329,864	$11,440,148	$104,675	$42,972	$18,000	$28,967,659
T. Okray	$5,187,291	$1,467,753	$4,575,468	$30,294	$30,870	$18,000	$11,309,676
H. Monesmith	$4,279,704	$1,124,378	$1,963,590	$45,719	$25,350	$18,000	$7,456,741
P. Ruiz	$3,739,357	$656,277	$1,610,940	$36,650	$37,357	$18,000	$6,098,581
B. Brickhouse	$3,650,203	$874,757	$1,506,191	$66,548	$38,498	$18,000	$6,154,197

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Death or Disability

In the event of the death or disability of a named executive officer, the executive or the estate, whichever is appropriate, would receive pro-rated payments for any open award periods under ESIP. In addition, the Committee could exercise its discretion to accelerate the vesting or allow the continued vesting of any time-vested equity awards. These amounts are shown for each named executive officer in the table below.

	Severance	Pro-Rated ESIP	Accelerated Equity	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	-	$6,329,864	$11,440,148	-	$42,972	-	$17,812,984
T. Okray	-	$1,467,753	$4,575,468	-	$30,870	-	$6,074,091
H. Monesmith	-	$1,124,378	$1,963,590	-	$25,350	-	$3,113,318
P. Ruiz	-	$656,277	$1,610,940	-	$37,357	-	$2,304,574
B. Brickhouse	-	$874,757	$1,506,191	-	$38,498	-	$2,419,446

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2022 CEO Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Arnold, our Chairman and Chief Executive Officer, as required by Item 402(u) of Regulation S-K. In the last completed fiscal year, our employee population did not change in a way that we believe would significantly change our pay ratio disclosure. Specifically, there were no significant changes to the population resulting from mergers, acquisitions, divestitures, or restructurings. In addition, there were no changes to broad-based or executive compensation arrangements that we believe would result in a significant change to our pay ratio. Therefore, as permitted under the regulations, our median employee for 2022 is the same employee that was identified among our population of approximately 88,395 regular and temporary employees as of October 1, 2021. In compliance with Item 402(u), we excluded all employees in 5 countries totaling 4,360 employees (approximately 4.93% of our total workforce). Employees in the following countries were excluded:

Country	Headcount
Philippines	1,667
Serbia	989
Turkey	986
Taiwan	654
Russian Federation	64

As a result, our pay ratio includes 84,035 of our employees in 71 countries. We have chosen annual base salary as the consistently applied compensation measure used to identify the median employee. Base salary is the primary compensation component for a large portion of our workforce and is the one pay component that has a similar definition and is reported in a similar manner globally. Therefore, annual base salary provides an accurate depiction of total earnings for the purpose of identifying our median employee. Base salaries for employees outside the United States were converted to United States Dollars by applying the applicable exchange rates in effect on the measurement date. No cost of living adjustments were applied in our methodology.

Our median employee’s total compensation of $59,064 was calculated in the same manner as we calculated total compensation for each of the named executive officers in the Summary Compensation Table and includes base salary, overtime pay, recognition bonus amounts, employer contributions to retirement plans, and employer contributions to health and welfare benefits. Mr. Arnold’s total compensation for purposes of this disclosure is $14,086,061 and also includes contributions to health and welfare benefits (which are properly excluded from the Summary Compensation Table). Accordingly, our CEO to Employee Pay Ratio is 238:1.

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2022 Pay Versus Performance

We are providing the following information about the relationship between “Compensation Actually Paid” (“CAP”) to our named executive officers and certain financial performance as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K. Please see the Compensation Discussion and Analysis on page 28 for additional information regarding our pay-for-performance philosophy and how target and realized compensation aligns with our performance.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($millions)(7)	Adjusted Earnings Per Share(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
2022	$14,066,041	$10,227,878	$3,853,770	$2,869,515	$178	$127	$2,462	$7.57
2021	$19,367,607	$48,405,539	$5,725,740	$10,480,511	$192	$135	$2,144	$6.62
2020	$17,473,747	$26,381,517	$4,183,787	$5,937,818	$131	$111	$1,410	$4.91

(1)	The amount reported is the total compensation reported in the Summary Compensation Table for each reported year.
(2)	The amount reported represents CAP to Mr. Arnold as calculated in accordance with Item 402(v) of regulation S-K. CAP does not represent total amounts earned or realized by Mr. Arnold. Instead, for each respective year, CAP equals:

Summary Compensation Table Total Compensation

Minus the grant date fair value of stock and option awards as reported in the Summary Compensation Table in each respective year, calculated in accordance with ASC 718;

Plus or minus the incremental change in value of stock and option awards as measured from the end of the prior fiscal year to the next year-end or vesting date, as applicable, calculated in accordance with ASC 718, and adding dividends for the applicable years prior to the vesting date.  The amounts include valuations for shares that are subject to performance conditions and shares subject to continued service requirements that may or may not be earned;

Minus the actuarial change in present value of defined benefit pensions as reported in the Summary Compensation Table in each respective year;

Plus or minus the actuarially determined service cost for services rendered during each year and the entire cost of pension benefits granted in a plan amendment during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment, calculated in accordance with ASC 715.

The	adjustments made to determine compensation actually paid for Mr. Arnold are as follows:
Year	Summary Compensation Table Total	Equity Awards Deducted from Summary Compensation Table Total(i)	Equity Award Adjustment to Summary Compensation Table Total(ii)	Changes in Pension Value Deducted from Summary Compensation Table Total(iii)	Pension Adjustment to Summary Compensation Table Total(iv)	Compensation Actually Paid
2022	$14,066,041	($10,502,416)	$5,973,862	-	$690,390	$10,227,878
2021	$19,367,607	($11,849,767)	$43,200,170	($3,163,742)	$851,271	$48,405,539
2020	$17,473,747	($11,031,669)	$26,786,309	($4,082,258)	($2,764,612)	$26,381,517

(i)	The sum of the values of stock and option awards reported in the Summary Compensation Table for each reported year.

(ii)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (iv) when applicable, for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (v) the dollar value of any dividends or other earnings on stock awards in the applicable year prior to vesting.

(iii)	The change in pension values as reported in the Summary Compensation Table for each respective year.

(iv)	On December 31, 2020, we froze our defined benefit pension plans as described on page 44. This plan amendment did not establish a prior service cost base as the reduction in the projected benefit obligation due to the elimination of future pay increases was accounted for as a curtailment. The adjustments shown correspond with the service cost and changes to the benefit obligation due to the plan amendment as reflected in our financial statements.

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(3) The amounts reported represent the average of Summary Compensation Table total compensation reported for the company’s named executive officers, excluding Mr. Arnold, in each respective year. The named executive officers included in each respective year are:

2022	2021	2020
Brian Brickhouse	Brian Brickhouse	April Boise
Heath Monesmith	Richard Fearon	Richard Fearon
Thomas Okray	Heath Monesmith	Heath Monesmith
Paulo Ruiz	Thomas Okray	Uday Yadav
Uday Yadav	Uday Yadav

(4) The dollar amounts reported represent the average CAP to the named executive officers, excluding Mr. Arnold. The amounts below do not represent total amounts earned or realized by the named executive officers as they include amounts of unvested equity awards that are subject to performance and/or service requirements and may or may not be earned. As described in footnotes (2), (i), (ii), (iii) and (iv) above, the following adjustments were made to Summary Compensation Table total compensation to calculate CAP in accordance with Item 402(v) of regulation S-K:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Equity Awards Deducted from Summary Compensation Table Total for Non-PEO NEOs	Average Equity Award Adjustment to Summary Compensation Table Total for Non-PEO NEOs	Average Changes in Pension Value Deducted from Summary Compensation Table Total for Non-PEO NEOs(i)	Average Pension Adjustment to Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2022	$3,853,770	($1,879,751)	$891,917	($132,796)	$138,761	$2,869,515
2021	$5,725,740	($3,332,641)	$8,367,368	($445,286)	$95,341	$10,480,511
2020	$4,183,787	($2,522,397)	$5,543,111	($630,389)	($1,058,522)	$5,937,818

(i)	Mr. Brickhouse, Mr. Fearon and Mr. Yadav earned benefits under the Pension Plan for Eaton employees as described on page 54. Mr. Monesmith participated in the Cooper Pension Plan which was merged with the Pension Plan for Eaton Employees, but receives no further benefit under the Pension Plan for Eaton Employees. All other named executive officers participate in our defined contribution plans.

(5) Cumulative Total Shareholder Return (TSR) assumes dividend reinvestment and a fixed investment of $100 in our shares as of December 31, 2019.

(6) Cumulative TSR of the S&P Industrial 500, assuming a fixed investment of $100 as of December 31, 2019.

(7) Amounts reported represent the amount of Net Income reported in our audited financial statements for each applicable year.

(8) Adjusted Earnings Per Share (Adjusted EPS) equals fully-diluted earnings per share, excluding acquisition integration and divestiture costs, restructuring costs and intangible amortization reported in the Company’s financial statements.  We have determined that Adjusted EPS is the most important annual measure used to link CAP to the named executive officers to company performance for the most recently completed fiscal year.

Financial Performance Measures

We design our executive compensation plans to help attract, motivate, reward, and retain highly qualified executives who are capable of creating and sustaining value for our shareholders.  The metrics and performance criteria used in our short- and long-term incentive plans were selected based on their link to shareholder value creation over the long-term.  Please see “2022 Short-Term Incentive Awards” on page 37 and “Long-Term Incentives Granted in 2022” on page 42 for more information on the rationale for using these metrics.  The most important financial performance metrics used to link pay and performance for the most recently completed fiscal year are:

■

Adjusted EPS which equals the fully-diluted earnings per share, excluding acquisition integration and divestiture costs, restructuring costs and intangible amortization reported in the Company’s financial statements;

■

Adjusted Operating Cash Flow which equals Operating Cash Flow as reported plus U.S. qualified pension contributions; and,

■

Total Shareholder Return.

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Relationship between CAP and Financial Metrics Reported in the Table:

CAP and Total Shareholder Return:

We use a variety of quantitative and qualitative metrics to align compensation with our performance and the value we are delivering to our shareholders.  In accordance with Item 402(v) of Regulation S-K, the following graph illustrates that the CAP to Mr. Arnold and the average CAP to the other named executive officers is aligned with our cumulative TSR which has exceeded the TSR of the S&P 500 Industrials over the three years presented in the table. The comparison between CAP and TSR is relevant because a significant portion of our named executive’s compensation is delivered in the form of equity. Specifically, 74% of Mr. Arnold’s target total compensation and, on average, 53% of the other named executive officers’ target total compensation is delivered in a combination of restricted share units, performance share units, and stock options. Moreover, relative TSR (over a three-year period) serves as the performance criteria for purposes of our performance-based long-term incentive plan.

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CAP and Net Income:

Although Net Income is a required metric for purposes of the Pay Versus Performance Table, it is not a measure we use in our short- or long-term incentive plan and is not a factor the Committee considers in determining pay for our named executive officers. The table below presents CAP and Net Income for each of the three years reported in the Table.

CAP and Adjusted EPS:

The following chart demonstrates the correlation between CAP to Mr. Arnold and the average CAP to other named executive officers relative to Adjusted EPS. Adjusted EPS serves as one of two primary financial measures in our short-term incentive plan, although the Committee does consider other qualitative and quantitative factors when determining actual short-term incentive awards. On a target basis, short-term incentives represent 16% of Mr. Arnold’s target total compensation and 22%, on average, of the other named executive officers’ total compensation. Because it is a metric in our short-term incentive plan and of critical interest to our shareholders, we have determined that Adjusted EPS is the most important metric (not otherwise required to be disclosed in the Pay Versus Performance Table) used to link CAP to our performance for the most recently completed fiscal year. Despite record Adjusted EPS, our CAP to Mr. Arnold and the average NEO CAP declined from 2021 to 2022 because a significant portion of their compensation is delivered in equity and subject to the fluctuations in our share price.

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Proposal 4:

Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 3 above should occur every year, every two years or every three years. Currently, pursuant to the shareholder advisory vote taken in connection with our 2017 Annual General Meeting, shareholders vote in an advisory capacity on executive compensation annually.

After careful consideration, our Board of Directors has determined that an annual advisory vote on executive compensation remains the most appropriate alternative for our Company, and therefore our Board of Directors unanimously recommends that you vote for a one-year interval in this regard.

The Company and the Board continue to feel that an annual advisory vote on executive compensation will be most effective as it will foster frequent, ongoing engagement and dialog between our Board and our constituents. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. The Board welcomes shareholder input each year on our compensation philosophy, policies and practices as disclosed annually in our proxy statement. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the advisory vote result regarding the frequency with which the Company is to hold a shareholder vote to approve the compensation of the Named Executive Officers as disclosed in the proxy statement.”

The Board of Directors recommends that you vote to conduct future advisory votes on executive compensation “every year”.

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2022 Director Compensation

Non-employee directors receive their retainer in a mix of cash ($150,000) and equity ($150,000). Compensation for our non-employee directors was structured as follows:

Cash Compensation

2022 DIRECTOR CASH COMPENSATION

Annual cash service retainer for all Board members	$150,000
Additional Committee service retainers:
Lead Director	$40,000
Audit Committee Chair	$30,000
Compensation and Organization Committee Chair	$30,000
Finance Committee Chair	$20,000
Governance Committee Chair	$20,000
Innovation and Technology Committee Chair	$20,000
Audit Committee Members	$15,000

Non-employee directors may defer payment of their fees as described in “Other Plans and Benefits” below and in footnote 4 to the table on page 71.

Equity Compensation

Restricted Share Units Granted in 2022 — Non-employee directors received RSUs under our shareholder-approved 2020 Stock Plan with a value that is approximately equal to the annual cash retainer in effect on the grant date ($150,000 for 2022). The 2022 RSUs were granted Wednesday, April 27, 2022. The number of units a director received was based on the average New York Stock Exchange closing price of our ordinary shares over the thirty trading days leading up to and including the grant date, rounding up to the nearest share. RSUs receive dividend equivalents that are reinvested as RSUs. The Governance Committee sets the terms and conditions for non-employee director RSU grants.

Non-Employee Director Pay Limits

In February 2020, the Governance Committee adopted a limit on non-employee Director pay such that the aggregate grant date fair value (determined as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee Director in a single calendar year, taken together with any cash fees paid during that year, shall not exceed $750,000. In the case of a Director serving as non-executive Chairman of the Board, this limit shall be $1,500,000.

Determining Compensation

The Governance Committee considers a number of factors when determining non-employee director compensation and the components thereof. One of many factors is the compensation level and compensation mix delivered to non-employee directors at the 23 companies in our Compensation Peer Group listed on page 35, and 12 companies that, like Eaton, are domiciled in Ireland. The 12 Irish-domiciled companies include:

Accenture plc	Aon, plc	Endo International plc
Mallinckrodt plc	Johnson Controls International, plc	Liberty Global, plc
Perrigo Co plc	Medtronic plc	Pentair plc
Weatherford Intl plc	Seagate Technology plc	Trane Technologies, plc

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With the assistance of its independent Executive Compensation Consultant, the Governance Committee periodically conducts formal external market pay studies, using the two peer groups listed above. It is our objective to provide total compensation at the median of both the compensation peer group and the additional Ireland and U.K. domiciled companies. Currently, total compensation is set at the approximate median external market value. Following a review and external market analysis of non-employee director compensation by the Company’s independent Executive Compensation Consultant, the Governance Committee decided to increase the annual equity retainer from $150,000 to $170,000, beginning in 2023.

Robust Holding Requirement

RSUs granted to non-employee directors vest at retirement, thereby creating a robust holding requirement. We measure actual ownership relative to a threshold holding requirement of five times the annual cash retainer. Directors are expected to reach that level of ownership within five years of joining our Board.

Anti-Hedging and Pledging

We also have a policy that prohibits directors from pledging or engaging in financial hedging of their investment risk in our shares.

Other Plans and Benefits

Under the Non-Employee Director Fee Deferral Plans adopted by the Board, non-employee directors can elect to defer fees earned in cash. The rate of return varies depending on whether the director elected to defer the fees as retirement compensation or as short-term compensation as described in footnote 4 in the table below.

Non-employee directors who were initially elected to the Board prior to 2008 are provided access to certain health and welfare benefit arrangements, which include $100,000 in group term life insurance and participation in medical and dental coverage designed to mirror benefits provided to our employees. Former non-employee directors retain the following benefits after retirement: group term life insurance, with coverage reduced to $33,333; and medical (but not dental) coverage. Both current and retired non-employee directors are entitled to participate in the same gift matching program that is available to all of our current and retired employees. Under this program we match contributions to qualified charitable organizations $0.50 on the dollar up to a maximum of $5,000 in any calendar year.

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The table below shows the compensation and benefits applicable to our non-employee directors for 2022.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total Compensation
C. Connor	$174,167	$147,167	-	-	-	$1,719	$323,053
O. Leonetti	$165,000	$147,167	-	-	-	$195	$312,362
D. McCoy	$163,750	$147,167	-	-	-	$32,791	$343,708
S. Napoli	$170,000	$147,167	-	-	-	$195	$317,362
G. Page	$180,833	$147,167	-	-	-	$33,739	$361,739
S. Pianalto	$185,000	$147,167	-	-	-	$195	$332,362
R. Pragada	$150,000	$147,167	-	-	-	$195	$297,362
L. Ryerkerk	$152,500	$147,167	-	-	-	$195	$299,862
G. Smith	$195,000	$147,167	-	-	-	$195	$342,362
D. Thompson	$185,000	$147,167	-	-	-	$195	$332,362
D. Wilson	$165,000	$147,167	-	-	-	$195	$312,362
(1)

Fees Earned or Paid in Cash includes the total annual cash retainer and where applicable, retainers for the Committee Chairs, Lead Director and Audit Committee members. Mr. Connor retired August 31, 2022. The amount herein reflects Mr. Connor’s compensation paid in 2022 for his board service in the fourth quarter of 2021 and January through August of 2022.

(2)

Stock Awards column reports the grant date fair value of the 1,010 restricted share units awarded to each director on April 27, 2022. As of December 31, 2022. Ms. McCoy and Mr. Page each held 31,816 unvested stock awards. Mr. Smith held 22,226 unvested stock awards. Ms. Pianalto held 16,819 unvested stock awards. Ms. Thompson held 10,831 unvested stock awards. Mr. Leonetti held 4,740 unvested stock awards. Mr. Napoli held 4,504 unvested stock awards. Ms. Ryerkerk held 3,084 unvested stock awards. Messrs. Pragada and Wilson each held 1,961 unvested stock awards. Mr. Connor retired in 2022 and his stock awards vested at retirement.

(3)

Non-Equity Compensation Plan — Non-employee directors do not participate in any of Eaton’s incentive plans and do not receive incentive awards or bonuses.

(4)

Change in Pension Value and Nonqualified Deferred Compensation Earnings — There is no pension in place for non-employee directors. Under a voluntary nonqualified deferral plan, all non-employee directors may elect to defer payment of their fees at a rate of return that varies depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion that the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury Note returns plus 300 basis points. Short-term compensation earns 13-week Treasury Bill returns. In 2022, no non-employee directors received above-market earnings on nonqualified deferred compensation.

(5)

All Other Compensation includes: our contributions in 2022 for the group term life insurance for Messrs. Connor and Page and Ms. McCoy; travel and accident insurance for the loss of life or limb while traveling on our business. Amounts for Ms. McCoy and Mr. Page include cash dividends paid in 2022 on the unvested restricted shares each was granted prior to 2013.

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Proposal 5:

Granting the Board Authority to Issue Shares

Under Irish law, directors of an Irish public limited company must have authority from their shareholders to issue any shares, including shares that are part of the company’s authorized but unissued share capital. On April 27, 2022, shareholders granted the Board authority to issue shares, with such authority to expire on October 26, 2023. We are presenting this proposal to renew the Board’s authority to issue our authorized shares.

We understand it is customary practice for Irish companies listed in the U.S. to seek shareholder authority to issue up to 20% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 15 months. Therefore, in accordance with customary practice in Ireland and the rules and standards applicable to companies listed in the U.S., we are seeking approval to authorize the Board to issue up to a maximum of 20% of our issued ordinary share capital as of January 31, 2023, for a period expiring on the earlier of the date of the 2024 Annual General Meeting or July 26, 2024, unless otherwise varied, revoked or renewed. Notwithstanding the foregoing, we expect to propose renewal of this authorization on a regular basis at our Annual General Meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances.

As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

“RESOLVED, that the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $795,934 (79,593,414 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of January 31, 2023, and the authority conferred by this resolution shall expire on the earlier of the date of the 2024 Annual General Meeting or July 26, 2024, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board of Directors recommends a vote FOR this proposal to grant the Board authority to issue shares.

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Proposal 6:

Granting the Board Authority to Opt-Out of Pre-emption Rights

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as pre-emption rights). On April 27, 2022, shareholders granted the Board authority to opt-out of pre-emption rights, with such authority to expire on October 26, 2023. We are presenting this proposal to renew the Board’s authority to opt-out of the pre-emption rights.

We understand it is customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision in the event of (1) the issuance of shares in connection with any rights issue and (2) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital (with the possibility of issuing up to an additional 5% of the company’s issued ordinary share capital provided the company uses it only in connection with an acquisition or specified capital investment which is announced contemporaneously with the issuance, or which has taken place in the preceding 6-month period and is disclosed in the announcement of the issue) bringing the total acceptable limit to 10% of the company’s issued ordinary share capital. It is also customary practice for such authority to be limited to a period of 12 to 15 months. Therefore, in accordance with customary practice in Ireland, we are seeking this authority for a period expiring on the earlier of the date of the 2024 Annual General Meeting or July 26, 2024, unless otherwise varied, renewed or revoked. Notwithstanding the foregoing, we expect to propose renewal of this authorization on a regular basis at our Annual General Meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Proposal 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE.

As required under Irish law, the resolution in respect of this proposal is a special resolution that requires the affirmative vote of at least 75% of the votes cast. In addition, under Irish law, the Board may only be authorized to opt-out of pre-emption rights if it is authorized to issue shares, which authority is being sought in Proposal 5.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

“RESOLVED, as a special resolution, that, subject to the passing of the resolution in respect of Proposal 5 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 (the “Act”) to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 5 in the proxy statement for the 2023 Annual General Meeting as if sub-section (1) of Section 1022 did not apply to any such allotment, provided that this power shall be limited to:

(a)

the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in any territory, or otherwise); and

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(b)

the allotment (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $397,967 (39,796,707 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of January 31, 2023, provided that any amount above $198,984 (19,898,354 shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of January 31, 2023) is to be used only for the purpose of an acquisition or a specific capital investment, and the authority conferred by this resolution shall expire on the earlier of the date of the 2024 Annual General Meeting or July 26, 2024, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board of Directors recommends a vote FOR this proposal to grant the Board authority to opt-out of pre-emption rights.

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Proposal 7:

Authorization of the Company and Any Subsidiary of the Company to Make Overseas Market Purchases of Company Shares

We historically have used open-market share purchases to return value to shareholders and manage the number of our outstanding shares. For Irish companies listed on the New York Stock Exchange, the Irish Companies Act defines market purchases as “overseas market purchases.” During 2022, we repurchased approximately $286,000,000 of our ordinary shares in open-market purchases. These transactions were effected under our existing board-approved share repurchase program as redemptions pursuant to Article 5(b)(iv) of our Articles of Association. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries will not be able to make open-market purchases of ordinary shares. Passage of this proposal would give the Company flexibility under Irish law to permit subsidiaries to make the purchases.

In this proposal, shareholders are being asked to authorize for a period of 18 months, the Company, or any of its subsidiaries, to make open market purchases of up to 39,796,707 of our ordinary shares, which represents approximately 10% of the Company’s issued and outstanding shares as of January 31, 2023, as and when directed by any plan or program approved by the Board of Directors.

On April 27, 2022, the shareholders of the Company authorized the repurchase of up to 39,889,835 ordinary shares. Pursuant to its terms, that authority remains valid for 18 months. Accordingly, unless reapproved at this year’s Annual General Meeting, that authority will expire on the close of business on October 26, 2023.

In connection with the parameters established with the Board regarding our share repurchase programs, these purchases would be made only at price levels that the directors would consider to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. In addition, the price that may be paid for these shares shall not be less than 70% or more than 120% of the then closing market price of those shares on the New York Stock Exchange the day preceding the day on which the relevant shares are purchased.

As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

“RESOLVED, that the Company and any subsidiary of the Company are hereby generally authorized to make overseas market purchases of the Company’s ordinary shares, par value US$0.01 each (“shares”), on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the following provisions:

(a)

The maximum number of shares authorized to be acquired by the Company and any subsidiaries of the Company pursuant to this resolution shall not exceed 39,796,707 shares.

(b)

The maximum price to be paid for any share shall not be more than 120% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(c)

The minimum price to be paid for any share shall not be less than 70% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(d)

This general authority will be effective from the date of passing of this resolution.

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(e)

This general authority is to expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

The Board of Directors recommends a vote FOR this proposal to authorize the Company and any subsidiary of the Company to make overseas market purchases of Company shares.

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Other Business

Management does not know of any other matters requiring shareholder action that may come before the meeting. If any are properly presented, the individuals named as proxy will vote on those matters according to their best judgment.

Share Ownership Tables

Set forth below is certain information concerning persons who are known by us to have reported owning beneficially more than 5% of our ordinary shares as of December 31, 2022.

Name and Address of Beneficial Owner	Number of Ordinary Shares	Percent of Class
JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179	21,394,304(1)	5.3%
BlackRock Inc. 55 East 52nd Street New York, NY 10022	28,360,383(2)	7.1%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	35,936,239(3)	9.04%
(1)

On January 20, 2023, JPMorgan Chase & Co. filed with the Securities and Exchange Commission a Schedule 13G, which reports the beneficial ownership of 21,394,304 ordinary shares by it and certain affiliated entities and individuals as of December 30, 2022. As reported in the Schedule 13G, JPMorgan Chase & Co. and such affiliated entities and individuals have sole power to vote or to direct the vote of 18,981,168 shares, shared power to vote or to direct the vote of 136,568 shares, sole power to dispose or to direct the disposition of 21,177,946 shares, and shared power to dispose or to direct the disposition of 204,109 shares.

(2)

On February 7, 2023, BlackRock Inc. filed with the Securities and Exchange Commission a Schedule 13G, which reports the beneficial ownership of 28,360,383 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2022. As reported in the Schedule 13G, BlackRock Inc. and such affiliated entities and individuals have sole power to vote or to direct the vote of 25,291,860 shares and sole power to dispose or to direct the disposition 28,360,383 shares.

(3)

On February 9, 2023, The Vanguard Group filed with the Securities and Exchange Commission a Schedule 13G, which reports the beneficial ownership of 35,936,239 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2022. As reported in the Schedule 13G, The Vanguard Group and such affiliated entities and individuals have shared power to vote or to direct the vote of 530,885 shares, sole power to dispose or to direct the disposition of 34,310,600 shares, and shared power to dispose or to direct the disposition of 1,625,639 shares.

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The following table shows the beneficial ownership, reported to us as of February 2, 2023, of our ordinary shares by each director, each named executive officer and all directors and executive officers as a group, and also sets forth the number of share units held under various deferred compensation plans.

TITLE OF CLASS: ORDINARY SHARES

Name of Beneficial Owner	Number of Shares Owned(1,2)	Deferred Share Units(3)	Total Number of Shares	Percent of Class(4)
C. Arnold	1,072,243	-	1,072,243
B. Brickhouse	72,103	-	72,103
O. Leonetti	630	-	630
D. McCoy	12,856	33,522	46,378
H. Monesmith	173,847	-	173,847
S. Napoli	600	-	600
T. Okray	41,541	-	41,541
G. Page	54,094	14,114	68,208
S. Pianalto	800	-	800
R. Pragada	0	-	0
P. Ruiz	40,290	-	40,290
L. Ryerkerk	600	-	600
G. Smith	1,791	-	1,791
D. Thompson	2,205	-	2,205
D. Wilson	100	-	100
U. Yadav(5)	38,838	-	38,838
All Other Executive Officers as a Group	554,605	6,989	561,594
All Directors and Executive Officers as a Group	2,067,143	54,625	2,121,768	0.53%
(1)

Each person has sole voting or investment power, or both, with respect to the shares listed, unless otherwise indicated.

(2)

Includes shares held in the Eaton Savings Plan and shares which the person has the right to acquire upon the exercise of outstanding stock options and restricted share units as follows: C. Arnold, 611,565; B. Brickhouse, 43,417; Monesmith, 117,652; T. Okray, 35,707; P. Ruiz, 36,455; and U. Yadav, 7; and all directors and executive officers as a group, 1,210,181.

(3)

For a description of these units, see “2022 Nonqualified Deferred Compensation” on page 56 and “Other Plans and Benefits” on page 70.

(4)

Each of the individuals listed holds less than 1% of outstanding ordinary shares.

(5)

Mr. Yadav’s employment with the Company ended April 22, 2022. His shareholdings are as of April 25, 2022.

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Other Information

EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 31, 2022, relating to our equity compensation plans pursuant to which grants of options, restricted share awards, restricted share units, performance share units, deferred compensation units or other rights to acquire our ordinary shares may be granted from time to time.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(5)	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders(1)	4,513,560(3)	$79.14	20,998,473
Equity compensation plans not approved by security holders(2)	331,505(4)	n/a	n/a
Total	4,845,065		20,998,473
(1)

Includes Company stock plans, each of which has been approved by the shareholders. For a description of these plans, please see page 39.

(2)

These plans are the 2005 Non-Employee Director Fee Deferral Plan, the 1996 Non-Employee Director Fee Deferral Plan, the Deferred Incentive Compensation Plan II and the Incentive Compensation Deferral Plan II, none of which are considered “equity compensation plans” requiring shareholder approval under the rules of the New York Stock Exchange. For a description of these plans, please see “2022 Nonqualified Deferred Compensation” on page 56 and footnote (4) to the Director Compensation Table on page 71.

(3)

Includes an aggregate of 3,002,715 stock options with a weighted average exercise price of $79.14 and a weighted average remaining life of 4.9 years, and 1,510,845 RSAs and RSUs.

(4)

Represents shares underlying phantom share units, payable on a one-for-one basis, credited to accounts under the deferral plans listed in footnote (2) above.

(5)

The weighted average exercise price of outstanding stock options excludes PSUs, RSAs, RSUs and deferred compensation share units because they have no exercise price.

As described under “2022 Nonqualified Deferred Compensation” on page 56, executives may elect to defer receipt of their earned cash bonuses under the short-term or long-term incentive plans. These deferred amounts are invested as Company share units and valued at the then current fair market value under the Deferred Incentive Compensation Plan II or the Incentive Compensation Deferral Plan II, whichever plan is applicable. We do not provide any share or cash match with respect to the deferred amounts under these plans, nor do we allow executives to defer the receipt of shares earned under any of our stock plans. Likewise, non-employee directors may elect to have their fees paid in cash invested as share units which are valued at the then current fair market price under the 2005 Non-Employee Director Fee Deferral Plan or, for fees earned on or after January 1, 2013, the 2013 Non-Employee Director Fee Deferral Plan. We do not provide any share or cash match with respect to the directors’ fees deferred under these plans, nor do we allow directors to defer the receipt of shares earned under any of our stock plans. Because the amount of these cash bonuses and directors’ fees are determined under specific processes described in this proxy statement, the number of share units credited and shares received under these deferral plans is limited. The share units described herein are not expensed by the Company because they are not considered equity compensation for the purposes of ASC Topic 718.

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PROXY SOLICITATION

Eaton’s Board of Directors solicits your proxy for use at the 2023 Annual General Meeting of shareholders and any adjournments or postponements of the meeting.

In addition to soliciting proxies over the Internet and through the mail, certain persons may solicit proxies in person or by telephone or fax. Eaton has engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $35,000. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

HOW PROXIES WILL BE VOTED

The individuals named in the form of proxy or on-line have advised the Board of their intention to vote at the meeting in accordance with instructions submitted by shareholders and, where no contrary instruction is indicated, as follows: for the election of the individuals nominated to serve as directors, for the appointment of Ernst & Young as independent auditor for 2023 and authorizing the Audit Committee of the Board of Directors to set its remuneration, for advisory approval of the Company’s executive compensation, for “one year” on the advisory vote on the frequency of approval of executive compensation, for granting the Board authority to issue shares under Irish law, for granting the Board authority to opt-out of pre-emption rights under Irish law, and for the authorization of overseas market purchases of Company shares.

You may revoke a proxy by submitting a later-dated proxy, by notifying Eaton by fax, email or other verifiable communication before the meeting, or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

VOTING AT THE MEETING

Each Eaton shareholder of record at the close of business on February 27, 2023, is entitled to one vote for each share then held. On that date, 398,512,681 Eaton ordinary shares (par value US $0.01 each) were outstanding and entitled to vote.

At the 2023 Annual General Meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by the Company’s Articles of Association, three shareholders present in person or by proxy at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed and transmitted proxies even if marked “abstain” as to some matters. The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting.

Adoption of Proposals 1, 2, 3, 4, 5, and 7 requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the meeting in person or by proxy. Adoption of Proposal 6 requires the affirmative vote of at least 75% of the votes cast by the holders of ordinary shares represented at the meeting in person or by proxy.

Abstentions and broker non-votes will not be considered votes cast at the Annual General Meeting. Therefore, abstentions and shares held in “street name” by brokers that are not voted in respect of these proposals will not have any practical effect on the outcome of voting on the proposals.

There is no requirement under Irish law that Eaton’s Irish Statutory Accounts for the fiscal year ended December 31, 2022 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.

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ADMISSION TO THE ANNUAL GENERAL MEETING

Shareholders who plan to attend the 2023 annual general meeting may obtain admission tickets at the Registration Desk immediately prior to the meeting. Shareholders whose shares are registered in the name of a broker or bank should obtain certification of ownership to bring to the meeting. If you obtained a legal proxy from your broker, you must bring this legal proxy to the annual general meeting in order to vote in person.

FUTURE SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the Annual General Meeting must do so on a timely basis. In order to be included in the proxy statement for the 2024 Annual General Meeting, pursuant to the SEC’s Rule 14a-8, proposals must relate to proper subjects and must be received by the Company Secretary, Eaton Corporation plc, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2, by November 18, 2023.

Any shareholder proposal that is not submitted for inclusion in the proxy statement pursuant to the SEC’s Rule 14a-8 but is instead sought to be presented directly at the 2024 Annual General Meeting in accordance with our Articles of Association must be received by the Company Secretary at the address listed above no earlier than November 18, 2023 and no later than December 18, 2023 and must satisfy the other requirements set forth in our Articles of Association. Securities and Exchange Commission rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

Any shareholder of record wishing to nominate an individual for election as a director in accordance with our Articles of Association must follow the procedures and provide the information set forth in our Articles of Association by the dates set forth above for proposals that are sought to be presented directly at the 2024 Annual General Meeting. If director nominees are being proposed for inclusion in our proxy statement for the 2024 Annual General Meeting pursuant to our Articles of Association, notice must be provided no later than November 18, 2023 and no earlier than October 19, 2023, and the shareholders and nominees must satisfy the other requirements set forth in our Articles of Association.

Any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees by means of a universal proxy, must provide notice that sets forth the information required by SEC Rule 14a-19. Such notice must be postmarked or transmitted electronically no later than February 25, 2024.

MAILINGS TO SHAREHOLDERS IN THE SAME HOUSEHOLD

Unless you or another shareholder at your mailing address has requested a separate mailing, all Eaton shareholders receiving proxy materials by mail at your mailing address who share the same last name have been sent a single copy of the proxy statement, 2022 annual report and Irish Statutory Accounts. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves printing and postage costs, and helps the environment. Shareholders receiving proxy materials by mail who participate in householding will continue to receive separate proxy cards. We will deliver promptly, upon written or telephone request, a separate copy of the proxy statement, 2022 annual report and Irish Statutory Accounts to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy materials now or in the future should submit this request in writing to Eaton Corporation plc, Attention: Company Secretary, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2, or contact our Investor Relations department by telephone at +1-440-523-4059. Shareholders of record sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of Eaton ordinary shares and wish to receive only one copy of the proxy materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of these documents be mailed to all shareholders at the shared address. Notwithstanding the foregoing, we are committed to sustainable practices and therefore encourage shareholders to access proxy materials and vote their shares online. If you currently receive mailed proxy materials and no longer wish to do so, please visit http://enroll.icsdelivery.com/etn to opt out of mail delivery of these materials.

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EATON
Powering Business Worldwide

EATON CORPORATION PLC
C/O EATON CENTER - 4143N
1000 EATON BOULEVARD
BEACHWOOD, OH 44122

SCAN TO VIEW MATERIALS & VOTE

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com/etn or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 25, 2023 for shares held directly and by 11:59 P.M. Eastern Time on April 23, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 25, 2023 for shares held directly and by 11:59 P.M. Eastern Time on April 23, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97174-P83773-Z84070 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**EATON CORPORATION PLC**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| | | For | Against | Abstain |
|---|---|---|---|---|
| 1a. | Craig Arnold | ☐ | ☐ | ☐ |
| 1b. | Olivier Leonetti | ☐ | ☐ | ☐ |
| 1c. | Silvio Napoli | ☐ | ☐ | ☐ |
| 1d. | Gregory R. Page | ☐ | ☐ | ☐ |
| 1e. | Sandra Pianalto | ☐ | ☐ | ☐ |
| 1f. | Robert V. Pragada | ☐ | ☐ | ☐ |
| 1g. | Lori J. Ryerkerk | ☐ | ☐ | ☐ |
| 1h. | Gerald B. Smith | ☐ | ☐ | ☐ |
| 1i. | Dorothy C. Thompson | ☐ | ☐ | ☐ |
| 1j. | Darryl L. Wilson | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following:**

**The Board of Directors recommends you vote 1 YEAR on the following:**

| | | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|---|
| 4. | Approving, on an advisory basis, the frequency of executive compensation votes. | ☐ | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following:**

**NOTE:** IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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**Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:**
The Notice and Proxy Statement, Annual Report and Irish Statutory Accounts are available at www.proxyvote.com/etn.

D97175-P83773-Z84070

**EATON CORPORATION PLC**
**Annual General Meeting of Shareholders**
**April 26, 2023 at 9:00 AM Irish Time**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints C. Arnold, T. Szmagala and N. Crawford as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as indicated on the reverse side of this card, all of the Eaton Corporation PLC ordinary shares that the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 AM Irish Time on April 26, 2023, at Eaton House, 30 Pembroke Road, Dublin 4, Ireland and any adjournment or postponement thereof. You may vote at the Annual General Meeting if you were a shareholder of record at the close of business on February 27, 2023.

**For Eaton Corporation PLC employees and former employees who own shares through the employee savings plans managed by Fidelity Management Trust Company or Banco Popular de Puerto Rico (each a "Trustee") (Eaton Savings Plan, Eaton Personal Investment Plan, or Eaton Puerto Rico Savings Plan):** This proxy card includes shares received through the plans described above and held on February 27, 2023 by Fidelity Management Trust Company or Banco Popular de Puerto Rico, as applicable. This card provides instructions to Fidelity Management Trust Company or Banco Popular de Puerto Rico for voting plan shares. For the Eaton Savings Plan, Eaton Personal Investment Plan, or Eaton Puerto Rico Savings Plan, if voting instructions are not received by 11:59 p.m. Eastern Time on April 23, 2023, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton Corporation PLC shares according to instructions received from other participants in the plans.

**This card, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the meeting.**

**This form must be completed, signed and dated on reverse side.**